UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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International Flavors & Fragrances Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Proxy Statement and Notice of 2025 Annual Meeting of Shareholders

iff

International Flavors & Fragrances Inc.
521 West 57th Street
New York, NY 10019
March 18, 2025
DEAR FELLOW SHAREHOLDER:
I am delighted to share that 2024 was a year of significant progress for IFF. Our business has delivered strong financial results in what has continued to be a dynamic macroeconomic and geopolitical environment. At the same time, we made solid progress advancing our strategic and operational initiatives as we emphasized customer focus, drove innovation and enhanced our operational excellence.
Our new business-led operating model and IFF operating system which was implemented early this year was an important step to drive greater accountability, customer centricity, and speed of decision making across all levels of our organization. Through a combination of internal promotions and selective external appointments that balance institutional knowledge with industry expertise, we have enhanced our Executive Leadership Team, including the appointment of J. Erik Fyrwald as CEO. These leadership changes have infused our company with fresh perspectives and reinforced our capacity to achieve our strategic goals.
We made good progress to improve our capital structure through the year by completing the sale of our Cosmetic Ingredients business and announcing the sale of our Pharma Solutions business, which we expect to close in the first half of 2025. Additionally, we revised our dividend policy to support our debt reduction efforts and provide greater financial flexibility for investment in key growth areas for IFF. As such, we are on track to achieve our net debt to credit-adjusted EBITDA goal of less than 3.0x following the divestiture of IFF Pharma Solutions.
We also announced the next phase of the evolution of IFF’s Board of Directors. This phase is designed to bring in new expertise and insights to guide our company through the next stages of growth. IFF added experienced executives Cynthia Jamison, Mehmood Khan and Vincent Intrieri to the Board of Directors. With that we thank Christina Gold, John Davidson and Gary Hu for their service and leadership on the IFF board as they step down. We also announced that Kevin O’Byrne will become our new Board Chair at the 2025 Annual Shareholder Meeting. It has been my privilege to serve on the IFF board for the past 15 years, and I am confident that the diverse perspectives of these esteemed leaders will continue to strengthen our governance and strategic oversight and help guide IFF to its full potential as the true innovation leader in Fragrances, Flavors, Ingredients, Health and Biosciences.
As we look ahead, we remain steadfast in our dedication to creating sustainable value for our shareholders. We are excited about the future and confident that the solid foundation we have built in 2024 will propel us to even greater heights in increasing total shareholder return and delivering long-term value to our shareholders.
Thank you for your continued support and trust in our vision.
Sincerely,

Roger W. Ferguson, Jr.
Chair of the Board of Directors

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995
This letter includes “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2025 and subsequent filings with the SEC. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on the Company’s business. Accordingly, the Company undertakes no obligation to publicly revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Notice of 2025 Annual Meeting of Shareholders
Date and Time
May 1, 2025
10:00 A.M. Eastern Time
Place
Meeting live via the Internet. Please visit:
www.virtualshareholdermeeting.com/IFF2025*
Items to be Voted On
Management Proposals
1.	Elect 10 members of the Board of Directors for a one-year term expiring at the 2026 Annual Meeting of Shareholders.
2.	Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2025 fiscal year.
3.	Approve, on an advisory basis, the compensation of our named executive officers in 2024.
Shareholders shall also transact such other business as may properly come before the 2025 Annual Meeting and any adjournment or postponement of the 2025 Annual Meeting.
Record Date
Only shareholders of record as of the close of business on March 7, 2025 may vote at the 2025 Annual Meeting.
Sincerely,

J. Erik Fyrwald
Chief Executive Officer and Director
March 18, 2025

Virtual Meeting

You can attend our virtual 2025 Annual Meeting by visiting www.virtualshareholdermeeting.com/IFF2025. Be sure to have the 16 digit Control Number we have provided to you to join the meeting. Our 2025 Annual Meeting will start at 10:00 A.M. Eastern Time.

Proxy Voting

It is important that your shares be represented at the 2025 Annual Meeting, regardless of the number of shares you may hold. Whether or not you plan to attend, please vote using the Internet, by phone or by mail, in each case by following the instructions in our proxy statement.

Proxy Voting Methods
Phone
Internet
Mail
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 1, 2025:
Our Notice, Proxy Statement and 2025 Annual Report are available at www.ProxyVote.com.
TO FACILITATE THE TIMELY RECEIPT OF YOUR PROXY, WE ENCOURAGE YOU TO VOTE BY PHONE OR INTERNET TODAY.
We are making the Proxy Statement and the form of proxy first available on or about March 18, 2025.

521 West 57th Street
New York, NY 10019
*
The 2025 Annual Meeting will be entirely virtual as permitted under New York State law, conducted via a live audio-only webcast, in order to provide expanded access, improved communication and cost savings for our shareholders. We believe that hosting a virtual meeting will enable greater shareholder attendance and participation from any location around the world.

Proxy Statement Summary

We provide below highlights of certain information in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement and our Annual Report for Fiscal Year ended December 31, 2024 (“2024 Annual Report”) before you vote.

2024 Highlights

2024 Results
Net Sales	$11.5	B
Operating Profit	$766	MM
Adjusted Operating EBITDA*	$2.2	B
Diluted EPS	$0.95
Adjusted Diluted EPS*	$2.53
Adjusted Diluted EPS ex Amortization*	$4.31

*	See reconciliation of GAAP to Non-GAAP financial measures in Exhibit A to this Proxy Statement.
Our Corporate Governance Policies Reflect Best Practices

All Directors other than our CEO are Independent

Strong Pay-for-Performance Practice

Diverse Board Brings Balance of Skills, Professional Experience and Perspectives

Annual Election of Directors

Non-Executive Chair of the Board Leads Board’s Independent Oversight

No Guaranteed Pay Increases or Equity Awards for Named Executive Officers (“NEOs”)

Annual Board and Committee Assessments

Formal Board and Executive Succession Planning

No Shareholder Rights Plan (“Poison Pill”)

No Limitation on Shareholder Litigation Rights

No Exclusive Forum or Fee-Shifting Provisions

Majority Voting and Director Resignation Policy in Uncontested Elections

Proxy Access By-Law Provisions

Prohibition on Short Sales and Hedging of our Stock by our Employees, Officers and Directors

Executives and Directors are Subject to Rigorous Stock Retention Guidelines

Extensive Executive Clawback Policy

Long Standing Commitment to Sustainability as a long-term value driver
    Shareholder Right to Call a Special Meeting

IFF | 2025 PROXY STATEMENT	i

Proxy Statement Summary
Proposals and Board Recommendations

Proposal 1 Election of 10 Director Nominees

The Board recommends a vote FOR the election of all Director Nominees
Our Governance & Corporate Responsibility Committee and our Board have determined that each of the nominees possesses the skills and qualifications to collectively comprise a highly effective Board.
See “Proposal 1 — Election of Directors” beginning on page 1 of this Proxy Statement.

ii	IFF | 2025 PROXY STATEMENT

Proxy Statement Summary
Director Nominees

				Committee Membership*
Name and Primary Occupation	Joined	Age	Indep.	Audit	Human Capital & Comp.	Gov. & Corp. Resp.	Innovation
Kathryn J. Boor Dean of the Graduate School and Vice Provost for Graduate Education Cornell University	2021	66
Mark J. Costa Chairman and Chief Executive Officer Eastman Chemical Company	2023	59
John F. Ferraro Former Global Chief Operations Officer Ernst & Young	2015	69
J. Erik Fyrwald Chief Executive Officer IFF	2024	65
Vincent J. Intrieri Founder and Chief Executive Officer VDA Capital Management LLC	2025	68
Cynthia T. Jamison Former Chief Financial Officer AquaSpy, Inc.	2025	65
Mehmood Khan Chief Executive Officer Hevolution Foundation	2025	66
Kevin O’Byrne Former Chief Financial Officer and Director J Sainsbury plc	2023	60
Margarita Paláu-Hernández Founder and Chief Executive Officer Hernández Ventures	2024	68
Dawn C. Willoughby Former Executive Vice President and Chief Operating Officer The Clorox Company	2023	55

=	Committee Chair	=	Financial Expert

*	The Committee Memberships are expected following the 2025 Annual Meeting. For more details, please see page 6 “Nominees for Director.”
IFF | 2025 PROXY STATEMENT	iii

Proxy Statement Summary
Skills and Qualifications
Our Board regularly evaluates desired attributes for direction in light of the Company’s strategy and needs. Key skills, qualifications and experience currently maintained on the Board include:

SKILLS AND QUALIFICATIONS

Mergers & Acquisitions / Integrations	Sustainability & Enviromental
Consumer Products	Finance / Accounting
Current or Prior CEO	ERM / Risk Management
Operations / Manufacturing	International / Emerging Markets
Innovation / R&D	Other Public Board Experience
Technology / IT	Human Capital

Proposal 2 Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2025 fiscal year

The Board recommends a vote FOR this proposal
Our Board recommends that shareholders vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2025 fiscal year.
See “Proposal 2 — Ratification of Independent Registered Public Accounting Firm” beginning on page 39 of this Proxy Statement.

Proposal 3 Approve, on an advisory basis, the compensation of our named executive officers in 2024

The Board recommends a vote FOR this proposal
Our Board recommends a vote “FOR” the advisory vote to approve executive compensation for the 2024 performance year.
See “Proposal 3 — Advisory Vote on Executive Compensation” on page 67 of this Proxy Statement and “Compensation Discussion and Analysis” beginning on page 43 of this Proxy Statement.

iv	IFF | 2025 PROXY STATEMENT

Proxy Statement Summary
Compensation Governance
Our pay-for-performance compensation program is part of the strong compensation governance that we have adopted.

What We Do	Significant portion of NEO compensation in the form of at-risk variable compensation
Variable compensation based on multiple performance metrics to encourage balanced focus
Appropriate mix of fixed and variable compensation to reward company, business unit and individual performance
Majority of variable compensation awarded as equity-based awards
Maintain robust executive clawback policies, which go beyond the minimum requirements of the NYSE listing standards, to recoup cash incentive and all equity compensation upon certain triggering events
Executives required to meet share retention guidelines
Independent compensation consultant
Annual risk assessment of compensation programs
What We Don’t Do	No tax gross-ups on severance payments
No single-trigger vesting of cash or equity-based awards upon change in control
No short-sales, hedging or pledging of our stock by our employees, officers or directors
No employment agreements with executive officers
No stock option/stock-settled appreciation right (“SSAR”) repricing or exchange of underwater options or SSARs for cash without shareholder approval

IFF | 2025 PROXY STATEMENT	v

vi	IFF | 2025 PROXY STATEMENT

Proposal 1 – Election of Directors
Our Board
Upon the recommendation of the Governance & Corporate Responsibility Committee, our Board of Directors (“Board”) has nominated the ten directors, as shown below, for election at the 2025 Annual Meeting, each for a one-year term that expires at the 2026 Annual Meeting:

Kevin O’Byrne (Chair)*
Kathryn J. Boor	Cynthia T. Jamison
Mark J. Costa	Mehmood Khan
John F. Ferraro	Margarita Paláu-Hernández
J. Erik Fyrwald	Dawn C. Willoughby
Vincent J. Intrieri

*	Term as Chair to begin upon reelection at 2025 Annual Meeting.
Each director will serve until the next annual meeting of shareholders and until a successor is elected and qualified, or until his or her earlier resignation, removal or death. If any of our Board’s nominees for director becomes unavailable to serve before the 2025 Annual Meeting, our Board may decrease the number of directors to be elected or designate a substitute nominee for that vacancy.
Director Nominee Experience, Qualifications, Diversity
and Tenure
Shareholder Nominations and Proxy Access
Under our Amended and Restated By-Laws, if a shareholder wishes to submit a director candidate for consideration by the Governance & Corporate Responsibility Committee, or wishes for a director nomination to be included in the Company’s proxy statement for an annual meeting pursuant to our proxy access by-law, the shareholder must deliver or mail notice of the request to the Company’s Corporate Secretary, in writing, so that it is received not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual meeting of shareholders. However, if the annual meeting is not within 30 days of the anniversary date of the prior year’s annual meeting, such notice must be received by the Corporate Secretary no later than 10 days following the mailing of notice of the annual meeting or public disclosure of the annual meeting date, whichever occurs first. The notice must be accompanied by the information concerning the director candidate and nominating shareholder described in Article I, Section 3 and Section 4 of our By-Laws.
In addition, to comply with the universal proxy rules, the shareholder’s notice of a director nomination received no later than January 31, 2026 must include any additional information required by Rule 14a-19 under the Exchange Act, and the shareholder must comply with the other requirements set forth under Rule 14a-19. Our proxy access by-law permits an eligible shareholder (or group of up to 20 eligible shareholders) who owns shares representing at least 3% of our outstanding shares, and has held the shares for at least three years, to nominate and include in our proxy materials for an annual meeting, director candidates constituting up to 20% of our Board.
IFF | 2025 PROXY STATEMENT	1

Proposal 1 – Election of Directors
Director Candidate Evaluation and Nomination
Our Certificate of Incorporation provides that we have at least six but not more than 15 directors. To ensure independence and to provide the breadth of needed expertise and diversity of our Board, the Board periodically reviews its size and makes appropriate adjustments pursuant to our Amended and Restated By-Laws. In addition, our Governance & Corporate Responsibility Committee, together with the other Board members, from time to time, as appropriate, identifies the need for new Board members.
Board candidates are considered based on various criteria which may change over time as our business evolves and as the composition of the Board changes. At a minimum, our Governance & Corporate Responsibility Committee considers the following factors as part of its review of all director candidates and in recommending potential director candidates:
•	judgment, character, expertise, skills and knowledge useful to the oversight of our business;
•	diversity of viewpoints, backgrounds, experiences and other demographics;
•	business or other relevant experience; and
•
the extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to our needs and to the requirements and standards of the New York Stock Exchange (“NYSE”) and the SEC.

In evaluating candidates, the Governance & Corporate Responsibility Committee seeks input and participation from other Board members and other appropriate sources so that all points of view are considered and the best possible candidates are identified. The Governance & Corporate Responsibility Committee may also request other information from any director candidate or recommending shareholder as specified in our Amended and Restated By-Laws. The Governance & Corporate Responsibility Committee may also engage a search firm to assist it in identifying potential candidates. Members of the Governance & Corporate Responsibility Committee and other Board members, as appropriate, interview director candidates, evaluate the director candidates and determine which candidates are to be recommended by the Governance & Corporate Responsibility Committee to the Board. Our Governance & Corporate Responsibility Committee evaluates the suitability of potential candidates recommended by shareholders in the same manner as other candidates recommended to the Governance & Corporate Responsibility Committee.
We believe that each of our nominees has the experience, skills and qualities to fully perform his or her duties as a director and to contribute to our success. Each of our nominees is being nominated because he or she adheres to the highest standards of personal integrity and possesses excellent interpersonal and communication skills, is highly accomplished in his or her field, has an understanding of the interests and issues that are important to our shareholders and is able to dedicate sufficient time to fulfilling his or her obligations as a director. Our nominees as a group complement each other and each other’s respective experiences, skills and qualities.
2	IFF | 2025 PROXY STATEMENT

Proposal 1 – Election of Directors

DIRECTOR NOMINEE SKILLS & EXPERIENCE MATRIX
DIRECTOR
	Kathryn J. Boor	Mark J. Costa	John F. Ferraro	J. Erik Fyrwald	Vincent J. Intrieri	Cynthia T. Jamison	Mehmood Khan	Kevin O’Byrne	Margarita Paláu- Hernández	Dawn C. Willoughby
DEMOGRAPHIC BACKGROUND
Age (As of 3/7/2025)	66	59	69	65	68	65	66	60	68	55
Gender	F	M	M	M	M	F	M	M	F	F

YEAR JOINED BOARD	2021	2023	2015	2024	2025	2025	2025	2023	2024	2023

KNOWLEDGE, SKILLS & EXPERTISE
Current or Prior CEO		•		•	•		•	•	•
Operations / Manufacturing		•	•	•					•	•
Consumer Products		•	•	•		•	•	•		•
Innovation / R&D	•	•		•			•			•
Mergers & Acquisitions / Integrations		•	•	•	•	•	•	•	•	•
Human Capital	•	•	•	•	•	•	•			•
Sustainability / Environmental	•	•	•	•		•	•	•		•
Finance / Accounting		•	•	•	•	•		•
ERM / Risk Management		•	•	•	•	•		•	•	•
International / Emerging Markets	•	•	•	•	•		•	•	•	•
Technology / IT			•			•		•
Other Public Board Experience	•	•	•	•	•	•	•	•	•	•

Continuation of the Cooperation Agreement with Icahn Group
On November 6, 2023, the Company announced the continuation of a Cooperation Agreement (the “Cooperation Agreement”) with Mr. Carl C. Icahn and the persons and entities listed therein (collectively, the “Icahn Group”), pursuant to which the Company agreed to renominate one director designated by the Icahn Group and one mutually agreed-upon director to the Board.
Ms. Margarita Paláu-Hernández has been nominated as part of the Company’s slate of nominees for election to the Board at the 2025 Annual Meeting. In connection with her service on the Board, the Board affirmed that Ms. Paláu-Hernández qualifies as an independent director under the listing rules of NYSE. So long as Ms. Paláu-Hernández is a member of the Board, any Board consideration of appointment and employment of the Company’s chief executive officer and chief financial officer, mergers, acquisitions of material assets, dispositions of material assets, or similar extraordinary transactions, and voting with respect thereto, will take place only at the full Board level or in committees of which Ms. Paláu-Hernández is a member.
IFF | 2025 PROXY STATEMENT	3

Proposal 1 – Election of Directors
On May 30, 2024, the Company announced that Ms. Paláu-Hernández would be appointed to the Board to fill a vacancy, effective as of June 3, 2024. Ms. Paláu-Hernández, an independent director who is mutually acceptable to the Board and the Icahn Group, replaced Mr. Barry Bruno pursuant to the Cooperation Agreement dated February 1, 2023. Under the terms of the Cooperation Agreement, in the event that Ms. Paláu-Hernández fails to serve or is not serving as a director (subject to certain exceptions set forth in the Cooperation Agreement), then a replacement independent director who is mutually acceptable to the Board and the Icahn Group shall be nominated to the Board. Such director shall be deemed the Independent Director, as defined in the Cooperation Agreement.
Mr. Vincent Intrieri has been nominated as part of the Company’s slate of nominees for election to the Board at the 2025 Annual Meeting. In connection with his service on the Board, the Board affirmed that Mr. Intrieri qualifies as an independent director under the listing rules of NYSE. So long as Mr. Intrieri is a member of the Board, any Board consideration of appointment and employment of the Company’s chief executive officer and chief financial officer, mergers, acquisitions of material assets, dispositions of material assets, or similar extraordinary transactions, and voting with respect thereto, will take place only at the full Board level or in committees of which Mr. Intrieri is a member.
On December 19, 2024, the Company announced that Mr. Intrieri would be appointed to the Board, effective January 1, 2025, to replace Mr. Gary Hu pursuant to the Cooperation Agreement dated February 1, 2023. Mr. Hu stepped down from the Board on December 31, 2024. Under the terms of the Cooperation Agreement, in the event that Mr. Intrieri, as the Icahn Group designated director resigns or for any reason fails to serve or is not serving as a director (subject to exceptions set forth in the Cooperation Agreement) then a replacement designated by the Icahn Group who is reasonably acceptable to the Board shall be added to the Board.
The Cooperation Agreement also includes other customary voting, standstill and non-disparagement provisions. The Cooperation Agreement, including the standstill restrictions on the Icahn Group, will terminate upon the later of (x) 35 calendar days before the advance notice deadline set forth in the By-Laws of the Company for the Company’s 2025 annual meeting of stockholders and (y) the first day on which the Icahn Designee is not a member of the Board.
4	IFF | 2025 PROXY STATEMENT

Proposal 1 – Election of Directors
Continued Service
The Governance & Corporate Responsibility Committee annually reviews each Board member’s suitability for continued service as a member of our Board and recommends to the Board whether such member should be renominated. In addition, each director is required to promptly tender his or her resignation for consideration to the Chair of the Governance & Corporate Responsibility Committee if, during his or her tenure as a director, such director:
•	has a material change in employment;
•	has a significant change in personal circumstances which may adversely affect his or her reputation, or the reputation of the Company; or
•	intends to join the board of another for-profit company;
so that the Governance & Corporate Responsibility Committee can review the change and make a recommendation to the full Board regarding the director’s continued service. Such resignation becomes effective only upon acceptance by the Board. In addition, if a director is an active chief executive officer of another public company, such director shall not serve on the board of more than two public companies (including IFF), other than the company of which he or she is the chief executive officer.

YOUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES

IFF | 2025 PROXY STATEMENT	5

Proposal 1 – Election of Directors
Nominees for Director*
Kathryn J. Boor

Director Since: 2021 Committees: • Innovation (Chair)** • Governance & Corporate Responsibility Age: 66
Business Experience
Ms. Boor is the Dean of the Graduate School and Vice Provost for Graduate Education at Cornell University. Serving in this role since 2020, Ms. Boor is the chief academic and administrative officer for Cornell’s Graduate School, where she is responsible for oversight of more than eighty graduate fields populated by more than 5,000 research Masters, Ph.D., and professional degree students. From 2010 until 2020, she served as the Ronald P. Lynch Dean of the College of Agriculture and Life Sciences at Cornell University; Cornell’s second largest college with an annual operating budget of ~$500 million. Ms. Boor also served as Chair of the Food Science Department from 2007 until 2010, and as a Food Science professor, leading active research laboratories from 1994 until 2020, garnering millions of dollars in competitive funding from the National Institutes of Health, the USDA, and the US Sea Grant program, among others.
Education
Ms. Boor earned a B.S. in Food Science from Cornell University, an M.S. in Food Science from the University of Wisconsin and a Ph.D. in Microbiology from the University of California, Davis.
Qualifications
Ms. Boor brings to the Board extensive knowledge of food and beverage science, including expertise in molecular biology, food safety and quality. Until assuming her current role in October 2020, Ms. Boor was responsible for developing and implementing the strategic direction of Cornell’s College of Agriculture and Life Science and made important contributions in food and beverage research.

Public Board Memberships
•
Seneca Foods Corporation, a food processing company
•
Sarepta Therapeutics, Inc., a biopharmaceutical company that develops drugs to treat life-threatening diseases
Additional Accomplishments and Memberships
•
Board Member, US-Israel Binational Agricultural Research and Development Fund
•
USAID Feed the Future, Chair, Food Safety Innovation Lab Advisory Committee
•
Fellow, American Association for the Advancement of Science
•
Fellow, Institute of Food Technologists
•
Fellow, American Academy of Microbiology
•
Fellow, International Academy of Food Science and Technology

*	Committee appointments as of March 18, 2025. Committee appointments are expected to remain the same following the 2025 Annual Meeting, unless otherwise indicated.
**	Ms. Boor is expected to no longer serve as the Chair for the Innovation Committee following the 2025 Annual Meeting. She will remain as a member of the Innovation Committee.
6	IFF | 2025 PROXY STATEMENT

Proposal 1 – Election of Directors
Mark J. Costa

Director Since: 2023 Committees: • Audit • Human Capital & Compensation Age: 59
Business Experience
Mr. Costa has been Chief Executive Officer and Chair of the Board of Directors of Eastman Chemical Company since 2014. Since joining Eastman in 2006, he has held a number of executive positions and has been instrumental in developing the strategies, strengthening the capabilities, and building a growth and outcome-oriented culture that have led to the company’s innovative growth. In 2006, Mr. Costa joined Eastman’s executive team as Chief Marketing Officer and leader of corporate strategy and business development. He was named Executive Vice President and assumed profit and loss responsibilities for the Specialty Plastics and Performance Polymers businesses in addition to his prior responsibilities in 2008. The following year, his role was expanded to lead the specialty products businesses. During this time, he also served as Chief Marketing Officer and had executive responsibility for global integrated supply chain and Eastman’s global innovation and sustainability initiatives. In 2013, Mr. Costa was appointed President of Eastman and served in that position until he became Chief Executive Officer. Before joining Eastman, Mr. Costa was a senior partner with Monitor Group, a global management consulting firm. He played a crucial role in developing Monitor’s techniques in corporate transformations and portfolio management and designing client business and marketing capability building programs.
Education
Mr. Costa earned his Bachelor of Science Degree in Economics from University of California, Berkeley and his MBA from Harvard Business School.
Qualifications
Through serving in a number of executive positions at Eastman and being instrumental in developing Eastman’s growth strategies for its businesses, Mr. Costa’s unique knowledge of the opportunities and challenges associated with Eastman, as well as of the chemical industry and various market participants, makes him uniquely qualified to lead and advise the Board of Directors.

Public Board Memberships
•
Eastman Chemical Company, a chemical company
Additional Accomplishments and Memberships
•
Recipient of International Palladium Medal by the Société de Chimie Industrielle (2022)
•
Executive Committee Member of American Chemistry Council
•
FOSSI Advisory Board
•
Member of Business Council
•
Board Member of Business Roundtable (2025)
•
Member of Society of Chemical Industry

IFF | 2025 PROXY STATEMENT	7

Proposal 1 – Election of Directors
John F. Ferraro

Director Since: 2015 Committees: • Human Capital & Compensation (Chair) Age: 69
Business Experience
Mr. Ferraro was the Global Chief Operating Officer of Ernst & Young (EY), a global professional services organization, from 2007 to January 2015. In that role, he was responsible for the overall operations and services of EY worldwide. Prior to the Global Chief Operating Officer role, Mr. Ferraro served in several leadership positions, including Global Vice Chair of Audit and as the senior advisory partner on some of the firm’s largest accounts. He began his career with EY Milwaukee in 1976 and has served a variety of global companies. Mr. Ferraro was the Executive Vice President, Strategy and Sales of Aquilon Energy Services, a software company for the energy industry, from February 2019 to July 2019.
Education
Mr. Ferraro earned his Bachelor of Science in Business Administration from Marquette University.
Qualifications
Mr. Ferraro brings to our Board his significant depth in both finance and global operations management through his experience with large and global corporations while working at EY. He has an extensive background as a manager and executive in the professional services industry. We benefit from Mr. Ferraro’s significant experience in accounting, financial oversight, compliance and risk management, which enables him to assist the Board in identifying trends and developments that affect public companies. He also brings his cybersecurity experience based on his past employment position where he supervised the chief information officer and was involved in the development of the company’s cyber practice.

Public Board Memberships
•
Advance Auto Parts, Inc., an automotive aftermarket parts provider
•
ManpowerGroup Inc., a global workforce solution and service provider
Additional Accomplishments and Memberships
•
Board Member of TEI Group Holdings LP, which purchased Triumvirate Environmental Inc. at the end of 2024, a provider of waste management and environmental solutions
•
Founder of RP Intellectual Partners LLC (a successor to a part of Alpha Alpha Intellectual Properties, LLC), a firm investing in intellectual properties focused on technology
•
Former Member of the Global Executive Board of Ernst & Young from 2001 until 2002 and 2004 until 2014
•
Trustee Emeritus of Marquette University
•
Former Chair of the Board of Trustees of Boston College High School
•
Founder of the Audit Committee Leadership Network
•
Practiced as a CPA and is a member of the American Institute of Certified Public Accountants

8	IFF | 2025 PROXY STATEMENT

Proposal 1 – Election of Directors
J. Erik Fyrwald

Director Since: 2024 Committees: • Innovation Age: 65
Business Experience
Mr. Fyrwald has served as our Chief Executive Officer and a member of our Board of Directors since February 6, 2024. He joined us from Syngenta, where he served as Chief Executive Officer since 2016. Prior to his role at Syngenta, Mr. Fyrwald served as Chief
Executive Officer of Univar Solutions from May 2012 until May 2016, Chairman and Chief Executive Officer of Nalco from 2008 until 2011, when Nalco merged with Ecolab Inc. Following the merger, he served as President of Ecolab. Mr. Fyrwald began his career at DuPont starting in 1981. During his 27-years at DuPont, Mr. Fyrwald held a number of positions, including Group Vice
President of the Agriculture and Nutrition Division at E.I. du Pont de Nemours and Company and Vice President and General Manager of DuPont’s Nutrition and Health Business.
Education
Mr. Fyrwald attended the University of Delaware, where he received a Bachelor of Science in Chemical Engineering in 1981. He also completed the Advanced Management Program at Harvard Business School in 1998.
Qualifications
Mr. Fyrwald has more than four decades of executive and operational experience driving innovation and profitable, sustainable growth at leading corporations in the nutrition, agriculture and chemicals industries.

Public Board Memberships
•
Eli Lilly and Company, a pharmaceutical company that develops, manufactures and sells prescription drugs and other healthcare products
Additional Accomplishments and Memberships
•
Former Board Member of Syngenta Group
•
Former Chair for Crop Life International
•
Former Chair for Nalco
•
Former Board Member of Bunge
•
Former Board Member of Syngenta Foundation
•
Former Board Member of Swiss-American Chamber of Commerce
•
Former Board Member of UN World Food Program Farm to Market Alliance

IFF | 2025 PROXY STATEMENT	9

Proposal 1 – Election of Directors
Vincent J. Intrieri

Director Since: 2025 Committees: • Audit Age: 68
Business Experience
Mr. Intrieri is the Founder and CEO of VDA Capital Management LLC, a private investment fund established in 2017. He previously worked for Carl Icahn-related entities in various investment roles from 1998 to 2016, including serving as senior managing director of Icahn Capital LP from 2008 to 2016. In addition, from 2004 to 2016, Mr. Intrieri was a Senior Managing Director of Icahn Onshore LP, the general partner of Icahn Partners LP, and Icahn Offshore LP, the general partner of Icahn Partners Master Fund LP. Mr. Intrieri previously was a partner at Arthur Andersen and a portfolio manager for Distressed Investment at Elliott Associates.
Education
Mr. Intrieri holds a bachelor’s degree in Accounting, with Distinction, from The Pennsylvania State University and was a certified public accountant.
Qualifications
Mr. Intrieri brings a number of valuable characteristics to our Board, including his significant public company board experience, investor engagement, financial expertise and his experience as a Chief Executive Officer.

Public Board Memberships
•
Hertz Global Holdings Inc., a car rental company
•
Transocean LTD, an American drilling company
•
SandRidge Energy Inc., an independent oil and gas company engaged in the development and acquisition of oil and gas properties
Additional Accomplishments and Memberships
•
Member of the Advisory Board for the Black School of Business at Penn State - Behrend
•
Former Director of Navistar International Corporation from 2012 to 2021
•
Former Director of Chesapeake Energy Corporation from 2012 to 2016
•
Former Director of Federal-Mogul Holdings Corporation from 2007 to 2013
•
Former Director at 10 or more Public companies over the prior 15-year period

10	IFF | 2025 PROXY STATEMENT

Proposal 1 – Election of Directors
Cynthia T. Jamison

Director Since: 2025 Committees: • Audit • Governance & Corporate Responsibility* Ms. Jamison is expected to be appointed the Chair of the Audit Committee following the 2025 Annual Meeting. Age: 65
Business Experience
Ms. Jamison served as the Chief Financial Officer of AquaSpy, lnc., an Australian environmentally responsible irrigation company, from 2009 until 2013. Previously, Ms. Jamison served as a partner with Tatum, LLP from June 1999 through May 2009. She has been the Chief Financial Officer or Chief Operating Officer of several publicly and privately held companies including eMac, lnc, a joint venture between McDonald’s Corporation and KKR & Co. L.P., Cosi, lnc., the casual dining chain, SurePayroll, a payroll processing firm, and Illinois Superconductor, a radio frequency cellular technology company. From 2006 on, Ms. Jamison was in a Managing Partner role within Tatum, LLP, and served in several additional capacities, including as Managing Partner of the CFO Services practice where she led 300+ CFO partners and sat on the firm’s Operating Committee. Prior to her CFO roles, Ms. Jamison held Executive/Financial leadership roles at Arthur Andersen, Kraft General Foods, Hewitt Associates, Allied Domecq (Dunkin’ Donuts/Baskin Robbins) and Chart House Enterprises.
Education
Ms. Jamison earned a B.A. in Political Science and Economics from Duke University and an MBA from the University of Chicago in Finance. Ms. Jamison is also a certified public accountant.
Qualifications
Ms. Jamison is a skilled Chief Financial Officer with extensive board and finance experience gained during previous executive positions.

Public Board Memberships
•
The ODP Corporation, a leading provider of office products
•
Darden Restaurants, a hospitality company
•
Tractor Supply Company, a retail company, from 2002 to 2023
•
B&G Foods, an American branded foods company, from 2004 to 2015
Additional Accomplishments and Memberships
•
Board Member of Save the Children
•
Former Board Member of Big Lots, Inc.
•
Former Board Member of Cellu Tissue Holdings, Inc.
•
Former Board Member of Horizon Organic Holding Corporation
•
Completed a four-year term as a member of FASAC, the advisory board to the Financial Accounting Standards Board (FASB)
•
NACD Board Leadership Fellow and awarded the “Top 100 Director” honor in 2017
•
Frequent keynote speaker on topics related to CFO and board governance
•
Quoted as a financial/economic expert in Forbes, The Wall Street Journal, Newsweek, CFO Magazine, Agenda, Board Member and The Economist

*	Ms. Jamison is expected to join the Governance & Corporate Responsibility Committee following the 2025 Annual Meeting.
IFF | 2025 PROXY STATEMENT	11

Proposal 1 – Election of Directors
Mehmood Khan

Director Since:
2025
Committees:
•
Innovation
•
Governance & Corporate Responsibility*

Mr. Khan is expected to be appointed the Chair of the Innovation Committee following the 2025 Annual Meeting.
Age: 66

Business Experience
Mr. Khan is the CEO of Hevolution Foundation, a first-of-its-kind global non-profit organization with a mission to extend healthy lifespan for people everywhere. He was the Executive Chair of Life Biosciences after serving as the CEO from 2019 until 2024. Prior to this role, Mr. Khan served as PepsiCo’s Vice Chairman and Chief Scientific Officer of Global Research and Development. Prior to joining PepsiCo, he was President of Takeda Global Research & Development Center, overseeing Takeda Pharmaceuticals Company’s worldwide R&D efforts. Mr. Khan was also a faculty member at the Mayo Clinic and Mayo Medical School, serving as Director of the Diabetes, Endocrine and Nutritional Trials Unit in the endocrinology division. He also spent nine years leading programs in diabetes, endocrinology, metabolism and nutrition for the Hennepin County Medical Center.
Education
Mr. Khan has a medical degree from the University of Liverpool, is a Fellow of the Royal College of Physicians, London and of the American College of Endocrinology, an Elected Fellow in the Department of Pharmacology at University of Oxford and holds two Honorary Ph.D.s in Humanities and International Law.
Qualifications
Mr. Khan is a highly skilled medical practitioner and researcher with extensive experience in both developing and developed markets. He has a deep knowledge of creating sustainable initiatives and track record of leading research and development efforts to create breakthrough innovations.

Public Board Memberships
•
Reckitt Benckiser, a multinational company that manufactures and markets products for the home, health and personal care
•
CorMedix Inc., a biopharmaceutical company developing and commercializing therapeutic products for the prevention and treatment of infectious and inflammatory diseases
Additional Accomplishments and Memberships
•
Member of the Board, Research Development & Innovation Authority (RDIA)
•
Member of the Saudi National Biotechnology Strategy Steering Committee
•
Fellow of the Royal College of Physicians in London
•
Fellow of the American College of Endocrinology
•
Elected Fellow in the Department of Pharmacology at University of Oxford
•
Past Chair, Visiting Committee Advanced Technology, US National Institute Standards and Technology (NIST)

*	Mr. Khan is expected to join the Governance & Corporate Responsibility Committee following the 2025 Annual Meeting.
12	IFF | 2025 PROXY STATEMENT

Proposal 1 – Election of Directors
Kevin O’Byrne

Director Since:
2023
Committees:
•
Audit
•
Innovation*
•
Governance & Corporate Responsibility**

Mr. O’Byrne is expected to be appointed Non-Executive Chair of the Board following the 2025 Annual Meeting.
Age: 60

Business Experience
Mr. O’Byrne served as Chief Financial Officer and Director of J Sainsbury plc, the second largest retailer in the United Kingdom, from 2017 until March 2023. He was previously Chief Executive Officer of Poundland Group plc until December 2016 and held executive roles at Kingfisher plc from 2008 to 2015, including Divisional CEO/Chair UK, China and Turkey, Chief Executive Officer of B&Q UK & Ireland and Group Finance Director. Prior to this, Mr. O’Byrne was Group Finance Director of Dixons Retail plc and European Finance Director of Quaker Oats.
Education
Mr. O’Byrne holds a Bachelor of Arts in Business Studies from Trinity College Dublin and he has been a Fellow of the Institute of Chartered Accountants in England & Wales since 1990.
Qualifications
Mr. O’Byrne is a skilled Chief Financial Officer with extensive board, international and finance experience gained during previous executive and non-executive positions. He applied this knowledge to the Finance, Internal Audit, Investor Relations, Property, Procurement and Strategy functions at Sainsbury’s, driving the performance of the business. He was the Operating Board Sponsor for the LGBT+ inclusion stream within Sainsbury’s.

Public Board Memberships
•
Chair of Centrica plc, an energy and services company
•
J Sainsbury plc, the second largest retailer in the United Kingdom, from 2017 to 2023
•
Kingfisher plc, an international home improvement company, from 2008 to 2015
•
Land Securities Group plc, a commercial property development and investment company in the United Kingdom, from 2008 to 2017
Additional Accomplishments and Memberships
•
Campaign Council member Integrated Education Fund

*	Mr. O’Byrne is expected to no longer serve on the Innovation Committee following the 2025 Annual Meeting.
**
Mr. O’Byrne is expected to no longer serve as the Chair for the Governance & Corporate Responsibility Committee following the 2025 Annual Meeting. He will remain as a member of the Governance & Corporate Responsibility Committee.

IFF | 2025 PROXY STATEMENT	13

Proposal 1 – Election of Directors
Margarita Paláu-Hernández

Director Since: 2024 Committees: • Audit • Human Capital & Compensation Age: 68
Business Experience
Ms. Paláu-Hernández is the Founder and Chief Executive Officer of Hernández Ventures since November 1988, a privately held enterprise involved in Spanish media, business and real estate ventures. In September of 2018, she was nominated to serve as a Representative of the United States of America to the Seventy-third Session of the General Assembly of the United Nations, with the personal Rank of Ambassador. Prior to founding Hernández Ventures, from 1985 to 1988, Ms. Paláu-Hernández was an attorney with the law firm of McCutcheon, Black, Verleger & Shea where she focused on domestic and international business and real estate transactions.
Education
Ms. Paláu-Hernández holds a bachelor’s degree, Magna Cum Laude, from the University of San Diego and a Juris Doctor degree from UCLA School of Law.
Qualifications
Ms. Paláu-Hernández’s legal expertise, consumer insights, 30 plus years of global and emerging market experience, together with her public company director background are invaluable to our Company.

Public Board Memberships
•
Conduent Incorporated, a global technology-led business processing company providing digital platforms for companies and governments
Additional Accomplishments and Memberships
•
Board member of National Museum of the American Latino at the Smithsonian
•
Board Member of Ronald Reagan UCLA Medical Center Board of Advisors
•
Chair of Yale School of Management Council of Global Advisors
•
Ex Officio Board Member of Yale School of Management Board of Advisors
•
Emeritus Board Member of UCLA Law Women L.E.A.D.
•
Trustee Emeritus of UCLA School of Law Board of Advisors
•
Trustee Emeritus of University of San Diego Board of Trustees

14	IFF | 2025 PROXY STATEMENT

Proposal 1 – Election of Directors
Dawn C. Willoughby

Director Since: 2023
Committees:
•
Human Capital & Compensation
•
Governance & Corporate Responsibility
•
Innovation*

Ms. Willoughby is expected to be appointed the Chair of the Governance & Corporate Responsibility Committee following the 2025 Annual Meeting.
Age: 55

Business Experience
Ms. Willoughby served as the Executive Vice President and Chief Operating Officer of The Clorox Company, a manufacturer and marketer of consumer and professional products, from 2014 until 2019. She also served as the company’s Senior Vice President and General Manager, Clorox Cleaning Division; Vice President and General Manager, Home Care Products; and Vice President and General Manager, Glad
Products, along with several other positions since she was initially hired in 2001. Prior to her career at The Clorox Company, Ms. Willoughby spent nine years with The Procter & Gamble Company, where she held several positions in sales management.
Education
Ms. Willoughby holds a bachelor’s degree in Sports Management from the University of Minnesota and a master’s degree in Business Administration from the University of California, Los Angeles Anderson School of Business.
Qualifications
Through serving in a number of executive positions at the Clorox Company and her deep understanding for the unique needs and expectations of our Company’s customers and partners, Ms. Willoughby is valuable to our Board and management team.

Public Board Memberships
•
J.M. Smucker Company, a manufacturer and marketer of branded food and beverage products
•
TE Connectivity, an engineering, design and manufacturer of sensors and electrical connectivity solutions
Additional Accomplishments and Memberships
•
Former Chair for Alameda County Community Food Bank
•
Former Board Member of the American Cleaning Institute
•
Former Member of the Grocery Manufacturers Association’s Industry Affairs Council
•
Named one of the most influential women in the Bay Area by the San Francisco Business Times (May 2013)

*	Ms. Willoughby is expected to join the Innovation Committee following the 2025 Annual Meeting.
IFF | 2025 PROXY STATEMENT	15

Corporate Governance
Code of Conduct
We have adopted a Code of Conduct that applies to all of our employees, including our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”) and our Chief Accounting Officer, as well as our Directors. Additionally, we have adopted a Code of Conduct for Directors and a Code of Conduct for Executive Officers (together with the Code of Ethics, the “Codes”). The Codes are available on our website at https://ir.iff.com/governance.
Only the Board or the Audit Committee may grant a waiver from any provision of our Codes in favor of a director or executive officer, and any such waiver and any amendments to the Codes will be publicly disclosed on our website, www.iff.com.
Shareholder Engagement
We regularly engage with our shareholders to better understand their perspectives on our Company, including our strategies, performance, acquisition-related activities, share price development, capital allocation policies and matters of corporate governance and executive compensation. This dialogue has helped inform the Board’s decision-making and ensures our interests remain well-aligned with those of our shareholders. During 2024, we interacted with our largest active shareholders, representing more than two-thirds of our outstanding shares. We believe that these engagements provide valuable feedback and this feedback is shared regularly with our Board and its relevant committees.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines which set forth our governance principles relating to, among other things:
•	director independence;
•	director qualifications and responsibilities;
•	non-executive Chair appointment and duties;
•	board and committee structure and meetings;
•	management succession; and
•	the CEO evaluation and succession process.
The Governance & Corporate Responsibility Committee reviews our Corporate Governance Guidelines annually, and recommends changes to the Board as appropriate. A copy of our Corporate Governance Guidelines is available through the Investor—Leadership & Governance—Governance link on our website, www.iff.com.
16	IFF | 2025 PROXY STATEMENT

Corporate Governance
Sustainability
In 2021, we launched a refreshed and comprehensive sustainability roadmap, the ‘Do More Good Plan’ (the “Plan”), which aligns with IFF’s strategy for long-term growth and value creation. Supported by a set of ambitious 2030 goals, the Plan comprises four interconnected pillars that capture the areas where we believe we can have the greatest positive impact: Sustainable Solutions, Climate & Planetary Health, Equity & Wellbeing, Transparency & Accountability.
Sustainable Solutions
We deliver solutions that seek to transform industries and empower our customers to achieve their sustainability objectives, beginning with our commitment to responsible sourcing and then leveraging our research and development program to drive environmentally and socially-conscious innovation.
Climate & Planetary Health
Our science-based approach to environmental sustainability across our own operations includes investing in energy-efficient systems and expanding our use of renewable energy as we work to achieve our ambition for net zero greenhouse gas emissions. We partner across our value chain to reduce our footprint by advancing our climate action strategies, reducing our water use and striving for zero waste to landfill.
Equity & Wellbeing
We are advancing our commitment to people and communities by ensuring an equitable and inclusive environment for all employees, while continuously improving our safety program by striving for an injury-free workplace and achieving world-class safety performance.
As part of our continued commitment to transparency and based on feedback from internal and external stakeholders, in 2024, we published our U.S. demographic representation data, or EEO-1 data, along the same categories under which we report to the EEOC. We also published our latest U.S. Consolidated EEO-1 Report that we submitted to the EEOC. This EEO-1 information, is available on our website, www.iff.com. Please note that information on or accessible through this website is not part of, or incorporated by reference into, this proxy statement. To provide even greater insight into our representation, we further enhanced our disclosures by including representation data by IFF job category over a three-year period in our annual sustainability report.
Transparency & Accountability
Conducting our business with the highest integrity is essential to fulfilling our Do More Good vision. Our robust and transparent corporate governance framework is designed to ensure compliance with our policies, as well as with laws and regulations. Our employees are expected to act ethically, speak up and seek advice when in doubt, and our leaders are accountable for upholding our values and advancing toward our goals.
Across these four pillars, the Company continued to achieve notable recognitions in 2024. For example, we qualified as a constituent of the Dow Jones Sustainability Indices, North America, for the fifth consecutive year, a best-in-class benchmark for investors who recognize that sustainable business practices are critical to generating long-term shareholder value. This distinction validates IFF’s leadership position in sustainability performance and underscores our commitment to executing on key sustainability priorities. We were also awarded the 2024 EcoVadis Platinum sustainability rating for the fourth consecutive time, placing IFF among the top 1% of companies assessed. In addition, we continue to
IFF | 2025 PROXY STATEMENT	17

Corporate Governance
support transparency and accountability through our submission to CDP Climate Change, Water Security and Forests. IFF continues to be listed in the FTSE4Good Index series as well as being named as one of America’s Most Responsible Companies by Newsweek.
Independence of Directors
The Board undertakes an annual review of director independence, which includes a review of each director’s relationships with the Company. This review is designed to identify and evaluate, among other things, any transactions or relationships between a director or any member of his or her immediate family and the Company or members of our senior management. The Board has affirmatively determined that each of our directors (other than Mr. Fyrwald, our CEO) meets our independence requirements and those of the NYSE’s corporate governance listing standards. In the ordinary course of business, transactions may occur between the Company and entities with which some of our directors or their family members are or have been affiliated. In connection with its evaluation of director independence, our Board reviewed such transactions, and it has determined that these transactions do not impair the independence of the respective director.
18	IFF | 2025 PROXY STATEMENT

Corporate Governance
Board Leadership Structure
Since 2022, the roles of Chair and CEO have been held separately. The Board believes separating the roles of Chair and CEO allows our CEO to focus on developing and implementing the Company’s strategic business plans and managing the Company’s day-to-day business operations and allows our Chair, as elected by the Board, to lead the Board in its oversight and advisory roles. Because of the many responsibilities of the Board and the significant amount of time and effort required by each of the Chair and the CEO to perform their respective duties, the Company believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a corollary, enhances the Company’s prospects for success. The duties of the Non-Executive Chair provided in the Corporate Governance Guidelines are highlighted below:

Duties of Non-Executive Chair
presiding at all meetings of the Board, including executive sessions of the independent Directors, and providing prompt feedback regarding those meetings to the CEO presiding at all meetings of shareholders
providing suggestions for Board meeting agendas, with the involvement of the CEO and input from other Directors serving as the liaison between the CEO, Committee Chairs and the other Directors monitoring significant issues, together with the CEO, occurring between Board meetings and assuring Board involvement when appropriate ensuring, in consultation with the CEO, the adequate and timely exchange of information and supporting data between the Company’s management and the Board coordinating periodic Board input and review of management’s strategic plan for the Company working with the Chair of each Committee of the Board during the annual review of Committee charters and the implementation and compliance with such Committee charters leading the Board’s review of the succession plan for the CEO and other key senior executives helping establish the annual schedule of the Board
helping set the tone for the highest standards of ethics and integrity evaluating Board performance on a regular basis

IFF | 2025 PROXY STATEMENT	19

Corporate Governance
Board Committees
Our Board has an Audit Committee, a Human Capital & Compensation Committee, a Governance & Corporate Responsibility Committee and an Innovation Committee, each of which operates under a written charter adopted by the Board. Each Committee reviews its charter annually and recommends charter changes to the Board as appropriate. Each of the Audit Committee, Human Capital & Compensation Committee, Governance & Corporate Responsibility Committee and Innovation Committee reviewed its charter, and amended it where appropriate in 2024. Each Committee charter provides that the Committee will annually review its performance, and each Committee reviewed and discussed its performance as required. A current copy of each of the Audit Committee, Human Capital & Compensation Committee, Governance & Corporate Responsibility Committee and Innovation Committee charters is available through the Investor—Governance link on our website, www.iff.com.
The table below provides the membership and chair for each of our Committees as of December 2024.

Name	Audit	Human Capital & Compensation	Governance & Corporate Responsibility	Innovation
Kathryn J. Boor
Mark J. Costa
Carol Anthony (John) Davidson
Roger W. Ferguson, Jr.
John F. Ferraro
J. Erik Fyrwald
Christina Gold
Gary Hu
Kevin O’Byrne
Margarita Paláu-Hernández
Dawn C. Willoughby

 = Committee Chair
Board and Committee Meetings
Our Board held eight meetings during 2024. The Audit Committee held ten meetings, the Human Capital & Compensation Committee held seven meetings, the Governance & Corporate Responsibility Committee held eleven meetings and the Innovation Committee held three meetings during 2024. All incumbent directors attended at least 75% of the total Board and Committee meetings over periods in which he or she served during 2024. All of our director nominees who were serving on the day of last year’s annual meeting of shareholders attended that meeting. Under our Corporate Governance Guidelines, unless there are mitigating circumstances, such as medical, family or business emergencies, Board members endeavor to participate in all Board meetings and all Committee meetings of which the director is a member and to attend our annual meeting of shareholders. Our non-employee directors, all of whom are currently independent, meet in executive session, without the presence of any corporate officer or member of management, in conjunction with regular meetings of the Board and Committees.
20	IFF | 2025 PROXY STATEMENT

Corporate Governance
Audit Committee

Members in 2024:	Responsibilities
Carol Anthony (John) Davidson (Chair) Mark J. Costa Gary Hu Kevin O’Byrne Margarita Paláu-Hernández Meetings in 2024: 10	The Audit Committee’s responsibilities include overseeing and reviewing:
	•	the financial reporting process, materiality determinations, and the integrity of our financial statements, capital structure and related financial information;
	•	our internal control environment, systems and performance, including cyber and data security;
	•	the audit process followed by our independent accountant and our internal auditor;
	•	the appointment, compensation, retention and oversight of our independent accountant and our internal auditor;
•
our independent accountant’s and internal auditor’s qualifications, performance and independence, and whether our independent accountant and internal auditor should be rotated, considering the advisability and potential impact of selecting a different independent accountant or internal auditor;

	•	the procedures for monitoring compliance with laws and regulations and any material litigation and claims;
	•	financial risks and corporate tax strategy with the Board and management;
	•	the significant enterprise risks and steps taken by management to monitor and mitigate them;
	•	updates on quality policies, practices, trends and audits;
•
the establishment, monitoring and review of procedures for the treatment of concerns regarding compliance with our Code of Conduct, accounting, internal accounting controls and auditing matters, including critical audit matters; and

	•	all audit and non-audit services performed by our independent accountant.
Independence and Financial Expertise
The Board reviewed the background, experience and independence of the current Audit Committee members and based on this review, the Board determined that each member of the Audit Committee:
	•	meets the independence requirements of the NYSE’s corporate governance listing standards;
	•	meets the enhanced independence standards for audit committee members required by the SEC; and
	•	is financially literate, knowledgeable and qualified to review financial statements.
IFF | 2025 PROXY STATEMENT	21

Corporate Governance
Human Capital & Compensation Committee

Members in 2024:	Responsibilities
John F. Ferraro (Chair) Mark J. Costa Christina Gold Margarita Paláu-Hernández Dawn C. Willoughby Meetings in 2024: 7	The Human Capital & Compensation Committee’s responsibilities include:
	•	recommending the compensation of the CEO for approval by the independent directors of the Board;
	•	reviewing and making determinations regarding compensation of executive officers (other than the CEO) and certain other members of senior management;
•
reviewing, adopting and recommending to the Board, or shareholders as required, general compensation and benefits policies, plans and programs, and overseeing the administration of such policies, plans and programs and ensuring that they provide appropriate performance incentives to management;

	•	reviewing and approving the peer group companies for the purpose of benchmarking compensation and performance;
	•	reviewing and discussing with management each year the Compensation Discussion and Analysis (“CD&A”) included in our annual proxy statement;
	•	recommending to the Board any changes to the compensation and benefits of non-employee directors;
	•	conducting a risk assessment of our overall compensation policies and practices;
	•	reviewing succession planning for executive officers (other than the CEO) and certain members of senior management;
	•	reviewing and discussing with management key human capital management strategies and programs;
	•	oversight of occupational health and safety standards;
	•	reviewing policies and plans for talent attraction, retention, learning and development; and
•
oversight, together with legal counsel, compliance with applicable laws, rules and regulations relating to compensation matters, including those issued by or under the Exchange Act, the SEC, the NYSE, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Internal Revenue Code, and other governmental entities or regulatory authorities, including without limitation the authority to review the Company’s Policy for the Recovery of Erroneously Awarded Compensation and to recommend amendments, if any, to the Board for approval and to serve as the “Administrator” thereunder.

22	IFF | 2025 PROXY STATEMENT

Corporate Governance

Independence

The Board reviewed the background, experience and independence of the Human Capital & Compensation Committee members and, based on this review, the Board determined that each member of the Human Capital & Compensation Committee:

• meets the independence requirements of the NYSE’s corporate governance listing standards; and
• is a “non-employee” director within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Role of Compensation Consultant

The Human Capital & Compensation Committee has the authority to retain compensation consultants or advisors to assist it in fulfilling its responsibilities, including evaluating CEO, executive and non-employee director compensation, and in fulfilling its other responsibilities. In 2024, the Committee directly engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. FW Cook’s work with the Committee included analyses, advice, guidance and recommendations on executive and non-employee director compensation levels versus peers, market trends, incentive plan designs and pay and performance alignment and other executive compensation practices and policies such as severance arrangements. See also the discussion in our CD&A.

Human Capital & Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2024, Messrs. Costa and Ferraro, as well as Mses. Gold, Paláu-Hernández and Willoughby served as members of the Human Capital & Compensation Committee. None of these current or former directors was, during 2024, an officer, or employee of our Company, or was formerly an officer of our Company. There were no transactions in 2024 between us and any directors who served as Human Capital & Compensation members for any part of 2024 that would require disclosure by us of certain relationships and related party transactions. During 2024, none of our executive officers served as a director of another entity whose executive officers served on our Human Capital & Compensation Committee, and none of our executive officers served as a member of the compensation committee of another entity, whose executive officers served as a member of our Board.

IFF | 2025 PROXY STATEMENT	23

Corporate Governance
Governance & Corporate Responsibility Committee

Members in 2024:	Responsibilities
Kevin O’Byrne (Chair) Kathryn J. Boor Roger W. Ferguson, Jr. Christina Gold Dawn C. Willoughby Meetings in 2024: 11	The Governance & Corporate Responsibility Committee’s responsibilities include:
	•	developing and reviewing criteria for the selection of directors, and making recommendations to the Board regarding such criteria;
•
identifying qualified individuals to serve on the Board, reviewing the qualifications of director candidates and recommending to the Board the nominees to be proposed by the Board for election as directors at the annual meeting of shareholders who bring the background, knowledge, experience, skill set and expertise that would strengthen and increase the diversity of the Board;

•
reviewing the suitability of directors for continued service, including in case of a resignation tendered by a director following a change in employment or anticipated board memberships, and making recommendations to the Board with respect to their continued service;

	•	reviewing director candidates recommended by shareholders for election;
•
establishing and reviewing policies pertaining to roles, responsibilities, tenure and removal of directors, and reviewing the size of the Board, and the number, responsibilities, membership and Chairs of the Board committees;

	•	overseeing CEO succession planning;
	•	developing and reviewing the Board and Board committee annual evaluation process;
	•	overseeing the annual CEO evaluation process and recommending to the Board the annual performance goals for the CEO;
	•	reviewing and recommending changes to our Corporate Governance Guidelines and monitoring corporate governance issues;
	•	overseeing policies and plans related to corporate citizenship and philanthropy;
	•	conducting a prior review and, if appropriate, approval of transactions with all related parties;
	•	supporting the Board in overseeing the Company’s Sustainability program;
•
reviewing the Company’s policies, programs and practices on sustainability and corporate responsibility and assessing new opportunities that would support the Company’s sustainability and corporate responsibility goals, including those related to environmental stewardship, operational eco-efficiency, climate and water risk strategy, and risks associated with responsible sourcing;

24	IFF | 2025 PROXY STATEMENT

Corporate Governance

•	reviewing and discussing with management the Company’s environmental performance including progress toward targets, programs, policies and disclosure related to climate change; and
•	reviewing and approving any requests from NEOs to serve as directors on boards of outside entities.
Independence

The Board reviewed the background, experience and independence of the Governance & Corporate Responsibility Committee members, and based on this review, the Board determined that each member of the Governance & Corporate Responsibility Committee meets the independence requirements of the NYSE’s corporate governance listing standards.

IFF | 2025 PROXY STATEMENT	25

Corporate Governance
Innovation Committee

Members in 2024:	Responsibilities
Kathryn J. Boor (Chair) J. Erik Fyrwald Gary Hu Kevin O’Byrne Meetings in 2024: 3	The Innovation Committee’s responsibilities include:
•
reviewing and evaluating the quality, direction and competitiveness of the Company’s R&D and innovation programs and R&D pipeline, and advising the Board regarding the Company’s progress in achieving its long-term strategic R&D and innovation objectives, with a focus on product design and sustainable solutions;

•
overseeing the Company’s business development activities as they relate to the acquisition or development of new science and technology, providing input on new, innovative business development opportunities and evaluating the soundness and risks of technologies in which the Company is investing its innovation efforts;

• assisting in identifying significant emerging science and technology issues, policies and trends that may impact the Company’s overall business strategy;
• providing support to the management of the Company to ensure a quality Scientific Advisory Board is in place, if needed; and
• reviewing the recruitment and retention of scientific talent and match with new areas of scientific developments and technologies.
Independence
The members of the Innovation Committee are not required to meet the independence requirements of the NYSE’s corporate governance listing standards.
26	IFF | 2025 PROXY STATEMENT

Corporate Governance
Board and Committee Assessment Process
Each year, the Governance & Corporate Responsibility Committee leads an evaluation of the effectiveness of the Board and each of its committees. Each member of the Board responds to an anonymous survey regarding the effectiveness of the Board, its committees and their leadership, and the dynamics between the Board and management. The Board supplements this process every other year through the use of in-person director interviews during which the Board Chair and the Chair of the Governance & Corporate Responsibility Committee interviews each director to obtain his or her assessment of the effectiveness of the Board and its committees. The Chair of the Governance & Corporate Responsibility Committee then summarizes and reviews the results with the Board.
Succession Planning
Our Board recognizes that one of its most important duties is to ensure excellence and continuity in our senior leadership by overseeing the development of executive talent and planning for the effective succession of our CEO and other senior members of executive management. As part of this process, our CEO and our executive officers are required to prepare a detailed development and succession plan for themselves and for their direct reports on an annual basis. The Company’s executives regularly attend Board meetings and maintain an ongoing dialogue with Board members, which is critical to the Company’s succession planning. The Human Capital & Compensation Committee reviews, on an annual basis, potential successors for the Company’s executive officers and such other senior management employees as the Human Capital & Compensation Committee may determine. In addition, the Governance & Corporate Responsibility Committee also agrees upon and recommends to the Board a succession plan for our CEO, including in emergency situations. The Chair is responsible for leading the Board’s review of the succession plan for the CEO. Our Board is committed to being prepared for a planned or unplanned change in our leadership in order to ensure our stability.
Risk Management Oversight
Our Board is actively involved in the oversight of risks that could affect our Company and is responsible for overseeing and reviewing with management the Company’s enterprise-wide risks and the policies and practices established to manage such risks. It is the responsibility of the CEO and other senior management to manage the Company’s day-to-day business risks and its risk management process. We believe this division of responsibility is the most effective approach for addressing risk management.
Board and Committee Roles in Overseeing Risk
The Board exercises its risk oversight function both at the Board level and by delegating to its committees. The Board and its committees focus on operational risk, financial risk, regulatory risk, litigation risk, cybersecurity and information security risk, tax risk, credit risk, liquidity risk, compliance risk as well as our general risk management strategy, and how these risks are being managed. The Board receives updates on the Company’s risk through management’s Enterprise Risk Management (“ERM”) program report to the Board, which includes management’s approach to mitigating and managing such risks. Such risks include risks related to shareholder activism, cybersecurity breaches, raw material sourcing and availability, facilities and production quality, technology and innovation, geopolitical risk, sustainability and integration/divestiture of business segments. The Board also receives updates on the Company’s risk from its committees. Each of the Audit, Governance & Corporate Responsibility, Human Capital & Compensation and Innovation Committee is responsible for the oversight of risks relevant to its function (as described above) and regularly reports to the Board. The Board believes that its risk oversight structure allows for open communication between the Board, its committees and management.
IFF | 2025 PROXY STATEMENT	27

Corporate Governance

Management
Management maintains an ERM program which is designed to identify and assess our global risks and to develop steps to mitigate and manage risks. As part of its risk management practices, the Company has established a management risk committee chaired by the CFO and General Counsel and made up of key members of the Company’s management to integrate global risk activities (including cybersecurity, compliance, business, human resources and crisis management) and to ensure appropriate prioritization of resources and alignment across the Company. The Board receives regular reports on the ERM process and the Company’s risk mitigation activities, including reports focused on compliance, human capital, cybersecurity and sustainability risks.
Compensation Risks
In the fourth quarter of 2024, the Human Capital & Compensation Committee, working with its independent compensation consultant, conducted a risk assessment of our executive compensation programs. The goal of this assessment was to determine whether the general structure of our executive compensation policies and programs, annual and long-term incentive performance goals or the administration of the programs were likely to pose any material risks to our Company. In addition, with the input from our EVP, Chief People & Culture Officer, the Human Capital & Compensation Committee reviewed compensation programs and policies below the executive level in a Company-wide risk assessment. The Human Capital & Compensation Committee shared the results of this review with our full Board.
The Human Capital & Compensation Committee determined, based on the reviews of its independent compensation consultant and management’s input and other factors, that the compensation policies and
28	IFF | 2025 PROXY STATEMENT

Corporate Governance
practices for the Company’s employees in 2024, including the established performance goals and incentive plan structures, did not result in excessive risk taking, and that there are no risks arising from our compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on the Company.
Human Capital Management
Our business is built on our talented employees. As of December 31, 2024, we had approximately 22,400 employees worldwide, of whom approximately 24% are employed in the United States. Our workforce plans and talent management programs support our employees to best deliver the business strategy and ensure their development and engagement.
Culture and Values
Our culture is based on our four corporate values of passion, partnership, persistence and principled, and the expression of these values can be seen and felt throughout our history. Our employees appreciate that they contribute to products that touch and enhance the lives of millions of people around the world. Our robust culture ambassador and colleague community program continues to engage a broad portion of the IFF community in building common identity and shared purpose and strengthen engagement and motivation by providing programming on IFF values and providing recognition of individuals who exemplify them.
IFF strives to have an equitable and inclusive environment where all employees can thrive. Our programs focus on inclusive talent processes, employee experiences and external engagement. In 2024 we continued to be recognized by external parties such as EDGE, DisabilityIN and Workplace Pride, and employee sentiment on inclusion increased to 82% (compared with 80% in 2023).
Leadership and Development
Our leadership development efforts empower employees to become forward-looking, inspiring and capable decision-makers, agents of change and great leaders. A full portfolio of proprietary leadership development programs and an overarching talent management system is in place to support growth of leaders and at all levels. To cultivate our employees’ talent and build sustainable long-lasting careers at IFF, we provide tools that enable our employees to envision their career journeys in the form of articulated career “ladders” and “frameworks”. We offer corresponding development opportunities to include specialized courses for employees globally by partnering with leading institutions and universities to help provide the latest training and development offerings at all levels. We also offer to our employees an extensive library of on-demand courses and materials on leadership, management and professional skills development. Those learning resources are integrated into our human capital platform, allowing managers and employees to establish digitalized learning plans that are ultimately captured as a part of their employee profile. Further, those offerings complement our talent acquisition strategy and organized and personalized feedback process, supported by industry-leading assessment tools.
Occupational Health & Safety
Employee safety is one of the cornerstones of our business. Our occupational health and safety management system requires and encourages employees and supervised contractors at sites globally to uphold IFF’s protocols, report any incidents and suggest improvements that improve the safety of work sites. Our safety management system is based on U.S. Occupational Safety and Health Administration (“OSHA”) standards which apply to all of our sites in conjunction with any local regulations. To work
IFF | 2025 PROXY STATEMENT	29

Corporate Governance
toward a safer workplace, we have put in place a set of protocols and programs related to three areas of focus: (a) safety governance (setting and updating comprehensive safety policies and procedures), (b) safety training of employees based on IFF policies and local requirements, and (c) safety culture characterized by awareness and communication.
Related Person Transactions and Other Information
Transactions with Related Persons
In 2024, there were no transactions and there are no currently proposed transactions in excess of $120,000 in which the Company was or will be a participant and in which any director or executive officer of the Company, any known 5% or greater shareholder of the Company or any immediate family member of any of the foregoing persons, had or will have a direct or indirect material interest as defined in Item 404(a) of Regulation S-K.
Related Person Transactions Policy
In accordance with SEC and NYSE rules, our Board has adopted a written policy for the review and the approval of related person transactions. This policy is available through the Investor—Leadership & Governance—Governance link on our website, www.iff.com. Under the policy, a “related person” is specifically defined as an executive officer, a director, a director nominee, a beneficial owner of more than 5% of any class of voting securities, an immediate family member of any of the foregoing, or a controlled entity, which is defined as an entity owned or controlled by any of the foregoing or in which any such person serves as an officer or partner, or together with all of the foregoing persons, owns 5% or more equity interests. The policy defines a “related person transaction” as a transaction or series of transactions involving a related person and the Company, excluding employment arrangements involving an executive officer or other senior officer or employee of the Company and director compensation arrangements. The policy requires that any such transaction be approved or ratified by the Governance & Corporate Responsibility Committee. If accounting issues are involved in the transaction, the Governance & Corporate Responsibility Committee will consult with the Audit Committee if deemed appropriate.
Pursuant to the policy, the Governance & Corporate Responsibility Committee is required to conduct a reasonable prior review of related person transactions required to be disclosed under Item 404(a) of Regulation S-K. The Governance & Corporate Responsibility Committee can approve or ratify such transactions and must determine that such transactions are being entered into in good faith and on fair and reasonable terms which are in the best interest of our Company and our shareholders. In determining whether to approve or ratify a transaction, the Governance & Corporate Responsibility Committee considers the following factors, to the extent relevant:
•	the related person’s relationship to the Company and interest in the transaction;
•	the material facts of the transaction;
•	the benefits to the Company;
•	the availability of alternate sources of comparable products or services and the terms of such alternative; and
•	an assessment as to whether the transaction is on terms comparable to the terms available to an unrelated third-party or to employees generally.
No related person may participate in the review of a transaction in which he or she may have an interest. In addition, except for non-discretionary contributions made pursuant to our matching contributions
30	IFF | 2025 PROXY STATEMENT

Corporate Governance
program, a charitable contribution by our Company to an organization in which a related person is known to be an officer, director or trustee, is subject to approval by the Governance & Corporate Responsibility Committee. In 2024, there were no related person transactions presented under the policy.
Share Retention Policy
We encourage our executives and directors to own our common stock so that they share the same long-term investment risk as our shareholders. Our Share Retention Policy requires executives and directors to maintain an ongoing and substantial investment in our common stock, yet provides flexibility in personal financial planning. In 2024, the Human Capital & Compensation Committee reviewed our Share Retention Policy with input from FW Cook and did not make any changes to the policy for executive officers or directors. The retainer multiples and retention percentages are shown below:

Level	Base Salary/Cash Retainer Multiple	Retention Percent(1)
Director	5x	100%
CEO	6x	50%
Level 13, Level 12	3x	50%
Level 11, Level 10	2x	50%
Level 9	1x	25%
(1)	Retention Percent applies if the Covered Employee has not met the ownership guideline as of the Determination Date and applies to Net Shares acquired after the Determination Date
If an executive or director does not meet the targeted ownership level, the executive or director may not sell or transfer any IFF shares held in an equity, a deferred compensation or a retirement plan account provided by the Company, and the executive or director must retain such shares in such accounts until the targeted ownership level is met, except as approved by the Human Capital & Compensation Committee. For executives, if their targeted ownership level is not met, the executive is required to retain a portion of any shares of common stock acquired as a result of exercising any Stock Settled Appreciation Right (“SSAR”) or as a result of the vesting of restricted stock or a Restricted Stock Unit (“RSU”) (after payment of any taxes). Unexercised SSARs, unvested performance-based RSU awards and unvested RSU awards do not count towards meeting the ownership guideline.
As of the Share Retention Policy’s determination date, all of our named executive officers and directors were in compliance with our Share Retention Policy. In November 2024, the Human Capital & Compensation Committee approved a request from Mr. Yuvraj Arora to sell shares solely to facilitate his purchase of a house near our offices during his relocation to New Jersey from Michigan, and as such, Mr. Arora did not meet the requirement of compliance with the Share Retention Policy as of December 31, 2024. All other named executive officers and directors were in compliance as of December 31, 2024. Additional detail regarding ownership of our common stock by our executive officers and directors is included in this proxy statement under the heading “Securities Ownership of Management, Directors and Certain Other Persons.”
IFF | 2025 PROXY STATEMENT	31

Corporate Governance
Equity Grant Policy
The Human Capital & Compensation Committee has adopted an Equity Grant Policy with respect to the issuance of equity awards under our equity plans. Under the Equity Grant Policy, the Human Capital & Compensation Committee approves all equity awards to our executive officers (other than our CEO) and certain other members of senior management, and our Board approves all equity awards to our CEO and to our non-employee directors. The grant date for annual awards to all employees (other than awards under our Performance Share Unit and Long-Term Incentive Plan (“LTIP”)) and for annual awards to our non-employee directors is the date of the Company’s annual meeting of shareholders. The grant date for our Performance Share Unit Awards and LTIP Awards is the date that the applicable metrics are approved, which typically occurs at the Committee’s regularly scheduled meeting in late February/early March. In addition to the annual grants, equity awards may be granted “off-cycle” at other times during the year to new hires, for promotions, retention purposes, director appointments or other special circumstances. The Company makes off-cycle grants to new hires on the first day of the month following the date of hire. For 2024 grants, the grant price of equity awards (other than PSU awards) is the closing price of our common stock on the NYSE on the date of the grant. The grant price for PSU awards is the trailing twenty-day average closing price of our common stock on the NYSE as of the first trading day of the applicable PSU performance period. Starting with the 2025 annual awards, both RSU and PSU awards will be granted in April 2025 using the closing price of our common stock on the NYSE on the date of grant.
We do not schedule our equity grants in anticipation of the release of material, non-public information (“MNPI”), nor do we time the release of MNPI based upon grant dates of equity nor do we time disclosure of the MNPI for the purposes of affecting the value of executive compensation.
During the last completed fiscal year, we did not award any stock options or stock-settled appreciation rights to any of our NEOs.
Policy Regarding Derivatives, Short Sales, Hedging and Pledges
Under our insider trading policy, directors and all employees, including our named executive officers, are prohibited from entering into transactions designed to hedge against economic risks associated with an investment in our common stock. These individuals may not trade in derivatives in our securities (such as put and call options), effect “short sales” of our common stock, or enter into monetization transactions or similar arrangements (such as prepaid variable forwards, equity swaps, collars or exchange funds) relating to our securities. These individuals are also prohibited from holding shares of our common stock in margin accounts or pledging shares of our common stock as collateral for a loan.
32	IFF | 2025 PROXY STATEMENT

Directors’ Compensation
Director Compensation Program
Annual Director Cash and Equity Compensation
Under our non-employee director compensation program, for the service year from the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) to the 2025 Annual Meeting, each non-employee director received an annual retainer of $270,000, of which $112,500 was paid in cash in November and $157,500 was paid in RSUs issued under our 2021 Amended and Restated Stock Award and Incentive Plan (“2021 A&R SAIP”) on the date of the 2024 Annual Meeting. These RSUs vest one year from the grant date and are subject to accelerated vesting upon a change in control. The 1,875 RSUs granted to each director on the date of the 2024 Annual Meeting were calculated using the closing market price of our common stock on the grant date. Ms. Margarita Paláu-Hernández was appointed as a director effective June 3, 2024, and therefore received a pro-rated grant of 1,543 RSUs on July 1, 2024, which was calculated using the closing market price of our common stock on the grant date. Any director who is an employee of our Company does not receive any additional compensation for his or her service as a director.
Compensation for our Non-Executive Chair and Committee Chairs
For the service year from the 2024 Annual Meeting to the 2025 Annual Meeting, the Non-Executive Chair received an additional annual retainer of $150,000, of which $60,000 (40%) was paid in cash and $90,000 (60%) was paid in RSUs, the Chair of the Audit Committee received an additional annual cash retainer of $20,000, the Chair of the Human Capital & Compensation Committee received an additional annual cash retainer of $20,000, the Chair of the Governance & Corporate Responsibility Committee received an additional annual cash retainer of $15,000 and the Chair of the Innovation Committee received an additional annual cash retainer of $15,000.
2025 Annual Director Compensation
In October 2024, the Board of Directors approved changes to the director compensation program as of the service year starting at the 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”). Each non-employee director will receive an annual retainer of $300,000 (previously $270,000), of which $100,000 will be paid in cash in November 2025 and $200,000 will be paid in RSUs issued under our 2021 A&R SAIP on the date of the 2025 Annual Meeting.
Also, the Non-Executive Chair will receive an additional retainer of $200,000 (previously $150,000), of which $66,667 (33%) will be paid in cash and $133,333 (67%) will be paid in RSUs, and the Chair of the Audit Committee will receive an additional annual cash retainer of $25,000 (previously $20,000). The additional cash retainers for other committee chairs will remain as described above.
The above changes position director compensation within the median range of pay levels among IFF’s executive compensation peer companies based on information and recommendations provided by FW Cook.
Participation in our Deferred Compensation Plan
Non-employee directors are eligible to participate in our Deferred Compensation Plan (“DCP”). A non-employee director may defer all or a portion of his or her cash compensation as well as any RSUs granted to him or her, subject to tax law requirements. Additional details regarding our DCP may be found in this proxy statement under the heading “Executive Compensation — Non-Qualified Deferred Compensation.”
IFF | 2025 PROXY STATEMENT	33

Directors’ Compensation
Additional Benefits
We reimburse our non-employee directors for travel and lodging expenses incurred in connection with their attendance at Board and Committee meetings, our shareholder meetings and other Company-related activities. In addition, our directors are eligible to participate in our Matching Gift Program. Under this program, we match, on a dollar-for-dollar basis, contributions made by directors to qualifying charitable organizations up to a maximum of $10,000 per person per year.
The following table details the compensation paid to or earned by our non-employee directors for the year ended December 31, 2024.
2024 Directors’ Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)(4)	All Other Compensation ($)(5)	Total ($)
Kathryn J. Boor	127,500	157,481	—	284,981
Mark J. Costa	112,500	157,481	—	269,981
Carol Anthony (John) Davidson	132,500	157,481	—	289,981
Roger W. Ferguson, Jr.	172,500	247,519	—	420,019
John F. Ferraro	132,500	157,481	10,000	299,981
Christina Gold	112,500	157,481		269,981
Gary Hu	112,500	157,481	—	269,981
Kevin O’Byrne	127,500	157,481	5,000	289,981
Margarita Paláu-Hernández	102,637	143,715	—	246,352
Dawn C. Willoughby	112,500	157,481	10,000	279,981

(1)
The amounts in this column include (i) the annual cash retainer for service as a non-employee director, and (ii) for certain directors, the annual cash retainer for service as Non-Executive Chair or as Chair of a Board committee for the 2024-2025 Board Service Year, which was paid in full in 2024. The pro-rata cash retainer of $102,637 for Ms. Paláu-Hernández during the 2024-2025 Board Service Year. Of the amounts in this column, the following amounts were deferred in 2024 under our DCP: Ms. Boor — $127,500; Mr. Davidson — $132,500; Mr. Ferguson - $172,500; Mr. Ferraro — $132,500. Earnings in our DCP were not above-market or preferential and thus are not reported in this table.

(2)
The amounts in this column represent the aggregate grant date fair value of equity awards granted during the fiscal year ended December 31, 2024, computed in accordance with FASB ASC Topic 718. Details on and assumptions used in calculating the grant date fair value of RSUs may be found in Note 6 to our audited financial statements for the year ended December 31, 2024 included in our Annual Report on Form 10-K filed with the SEC on February 28, 2025.

(3)
Each director received a grant on May 1, 2024 of 1,875 RSUs (FMV of $83.99) under our 2021 A&R SAIP. None of our directors forfeited any RSUs or shares of deferred stock during 2024. Ms. Paláu-Hernández who joined the Board in June 2024, received a pro-rata grant on July 1, 2024 of 1,543 RSUs (FMV $93.14) for her 2024-2025 retainer.

34	IFF | 2025 PROXY STATEMENT

Directors’ Compensation
(4)	As of December 31, 2024, the following directors held the number of unvested RSUs and shares of deferred common stock indicated in the table below.

Director	RSUs	Deferred Stock
Kathryn J. Boor	1,875	4,163
Mark J. Costa	1,875	—
Carol Anthony (John) Davidson	1,875	2,478
Roger W. Ferguson, Jr.	2,947	18,857
John F. Ferraro	1,875	10,818
Christina Gold	1,875	1,596
Gary Hu	1,875	—
Kevin O’Byrne	1,875	—
Margarita Paláu-Hernández	1,543	—
Dawn C. Willoughby	1,875	1,685

The deferred shares, which are held under the DCP, result from deferral of vested equity grants, voluntary deferral of retainer fees or the crediting of additional share units as a result of reinvestment of dividend equivalents. Deferred shares will be settled by delivery of common stock upon the director’s separation from service on the Board, or as otherwise elected by the director. All of the deferred shares are included for each director in the Beneficial Ownership Table.
(5)
The amounts in this column are contributions made by us under our Matching Gift Program to eligible charitable organizations matching contributions of the director to those charitable organizations during 2024.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and beneficial owners of 10% or more of our common shares to file reports with the SEC. We assist our directors and officers by monitoring transactions and completing and filing these reports on their behalf. Based on our records and other information, we believe that all reports that were required to be filed under Section 16(a) during fiscal year ending December 31, 2024, were timely filed.
IFF | 2025 PROXY STATEMENT	35

Securities Ownership
Directors and Executive Officers
The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 7, 2025, by each current director, each director nominee, the persons named in the Summary Compensation Table in this proxy statement and all current directors and executive officers as a group. To our knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares.

Name of Director (Current and Former) / Officer	Total Shares of Common Stock Beneficially Owned	Shares Owned Directly(1)	Options(2)	Stock Units(3)	Percent of Class**
Yuvraj Arora	24,119	3,238	—	20,881	*
Kathryn J. Boor	6,313	255	—	6,058	*
Frank K. Clyburn, Jr.	58,864	1,429	—	57,435	*
Mark J. Costa	4,014	2,139	—	1,875	*
Carol Anthony (John) Davidson	6,291	1,926	—	4,365	*
Roger W. Ferguson, Jr.	24,521	2,625	—	21,896	*
John F. Ferraro	12,746	—	—	12,746	*
J. Erik Fyrwald	56,505	40,630	—	15,875	*
Christina Gold	14,319	10,840	—	3,479	*
Simon Herriott	39,053	10,755	19,083	9,215	*
Gary Hu	3,980	2,105	—	1,875	*
Vincent J. Intrieri	604	—	—	604	*
Cynthia T. Jamison	604	—	—	604	*
Jennifer Johnson	31,451	7,280	15,586	8,585	*
Mehmood Khan	604	—	—	604	*
Kevin O’Byrne	10,090(4)	8,215	—	1,875	*
Margarita Paláu-Hernández	1,543	—	—	1,543	*
Glenn Richter	35,550	27,339	—	8,211	*
Dawn C. Willoughby	4,002	434	—	3,568	*
All Directors and Executive Officers as a Group (27 persons)	428,470(5)	179,327	34,669	214,474	*

*	Less than 1%.
**	Based on 255,735,006 shares of common stock outstanding as of March 7, 2025.
(1)	This column includes shares held by our executive officers in our 401(k) Retirement Investment Fund Plan.
(2)	The Company no longer grants options, and there are no unvested option grants outstanding. The options shown above are all fully vested and exercisable.
36	IFF | 2025 PROXY STATEMENT

Securities Ownership
(3)
In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person within 60 days after March 7, 2025 are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other shareholders. Certain stock equivalent units held in the IFF Stock Fund under our DCP are premium stock equivalent units paid to executive officers that are subject to vesting and may be forfeited if the executive officer’s employment is terminated. To our knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares.

(4)	Includes common shares of IFF stock owned indirectly by spouse.
(5)
Includes an aggregate of 41,880 stock equivalent units held in the IFF Stock Fund under the DCP. Includes also an aggregate of 172,594 restricted stock units that will vest within 60 days after March 7, 2025, and 34,669 non-qualified stock options fully exercisable, rounded to the nearest whole share.

5% Shareholders
The following table sets forth information regarding each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, as of March 7, 2025, based on a review of filings with the SEC. Unless otherwise indicated, beneficial ownership is direct.

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percent of Class*
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	31,650,913(1)	12.40%
Dodge & Cox 555 California Street, 40th Floor San Francisco, CA 94104	31,437,763(2)	12.30%
Winder Pte. Ltd. and related persons #19-01A 6 Battery Road Singapore 049909	25,356,381(3)	9.90%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	22,473,062(4)	8.80%

*	Based on 255,735,006 shares of common stock outstanding as of March 7, 2025.
(1)
This amount is based solely on Amendment No.15 to Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group. Of these shares, The Vanguard Group has the (i) sole power to vote or direct the vote with respect to 0 of these shares, (ii) shared power to vote or direct the vote with respect to 317,410 of these shares, (iii) sole power to dispose or direct the disposition of 30,528,847 of these shares, and (iv) shared power to dispose or direct the disposition of 1,122,066 of these shares.

(2)
This amount is based solely on Amendment No.2 to Schedule 13G filed with the SEC on February 13, 2025 by Dodge & Cox. Of these shares, Dodge & Cox has the (i) sole power to vote or direct the vote with respect to 29,981,063 of these shares and (ii) sole power to dispose or direct the disposition of 31,437,763 of these shares.

IFF | 2025 PROXY STATEMENT	37

Securities Ownership
(3)
This amount is based solely on Amendment No.10 to Schedule 13G filed with the SEC on February 14, 2025 by Winder Pte. Ltd., Winder Investment Anstalt, Winder Anstalt, Freemont Capital Pte. Ltd and Haldor Foundation (Winder Pte. Ltd., Winder Investment Anstalt, Winder Anstalt, Freemont Capital Pte. Ltd and Haldor Foundation, collectively, the “Reporting Persons”).

(4)
This amount is based solely on Amendment No.14 to Schedule 13G filed with the SEC on January 25, 2024 by BlackRock, Inc. (“BlackRock”). Of these shares, BlackRock has the (i) sole power to vote or direct the vote with respect to 20,266,650 of these shares and (ii) sole power to dispose or direct the disposition of 22,473,062 of these shares.

38	IFF | 2025 PROXY STATEMENT

Proposal 2 – Ratification of Independent Registered Public Accounting Firm
Selection of our Independent Registered Public Accounting Firm
The Audit Committee of our Board of Directors (“Board”) is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. To execute this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence to determine whether the independent registered public accounting firm should be rotated, and considers the advisability and potential impact of selecting a different independent registered public accounting firm.
The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2025, and our Board has directed that our management submit that selection for ratification by our shareholders at the 2025 Annual Meeting. PwC has been retained as our external auditor continuously since 1957. In connection with the selection of PwC, the Audit Committee annually reviews and negotiates the terms of the engagement letter entered into with PwC. This letter sets forth important terms regarding the scope of the engagement, associated fees, payment terms, responsibilities of each party and the election of the parties to be subject to binding arbitration in the case of any dispute.
In accordance with Securities and Exchange Commission (“SEC”) rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to our Company. For lead and quality review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Audit Committee and management.
The Audit Committee and the Board believe that the continued retention of PwC as our independent registered public accounting firm is in the best interest of the Company and our shareholders, and we are asking our shareholders to ratify the selection of PwC as our independent registered public accounting firm for 2025. Although ratification is not required by our By-Laws or otherwise, we are submitting the selection of PwC to our shareholders for ratification because we value our shareholders’ views on our Company’s independent registered public accounting firm and as a matter of good corporate governance. The Audit Committee will consider the outcome of our shareholders’ vote in connection with the Audit Committee’s selection of our independent registered public accounting firm in the next fiscal year, but is not bound by the shareholders’ vote. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time if it determines that a change would be in the best interests of our Company and our shareholders.
Representatives of PwC are expected to attend the 2025 Annual Meeting, where they will be available to respond to questions and, if they desire, to make a statement.
IFF | 2025 PROXY STATEMENT	39

Proposal 2 – Ratification of Independent Registered Public Accounting Firm
Principal Accountant Fees and Services
The following table provides detail about fees for professional services rendered by PwC for the years ended December 31, 2024 and December 31, 2023.

DOLLARS IN MILLIONS	2024	2023
Audit Fees (1)	$16.4	$15.7
Audit-Related Fees (2)	$8.9	$2.5
Tax Fees (3)	$4.0	$1.1
All Other Fees (4)	—	$0.1
Total	$29.3	$19.4

(1)
Audit Fees were for professional services rendered for audits of our consolidated financial statements including the audit of our internal control over financial reporting, statutory and subsidiary audits, consents and review of reports filed with the SEC.

(2)	Audit-Related Fees were for services related to audit services performed for “carve out” entities being sold, pre-implementation assessments and other attestation services.
(3)	Tax services consisted of fees related to tax compliance services, tax consulting and tax planning services, assistance with tax audits and appeals, indirect taxes and transfer pricing services.
(4)	All Other Fees were for accounting related research and disclosure software and environment, social and governance assessments.
Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services
Consistent with requirements of the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) regarding auditor independence, the Audit Committee has responsibility for:
•	appointing;
•	negotiating and setting the compensation of; and
•	overseeing the performance of the independent registered public accounting firm.
In recognition of this responsibility, the Audit Committee has established policies and procedures to pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm to our Company by category, including audit-related services, tax services and other permitted non-audit services. Under the policy, the Audit Committee pre-approves all services obtained from our independent registered public accounting firm by category of service, including a review of specific services to be performed, fees expected to be incurred within each category of service and the potential impact of such services on auditor independence. The term of any pre-approval is for the financial year, unless the Audit Committee specifically provides for a different period in the pre-approval. If it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval, the Audit Committee requires separate pre-approval before engaging the independent registered public accounting firm. To facilitate the process, the policy delegates pre-approval authority to the Audit Committee Chair to pre-approve services up to $100,000, and the
40	IFF | 2025 PROXY STATEMENT

Proposal 2 – Ratification of Independent Registered Public Accounting Firm
Audit Committee may also delegate authority to one or more of its members to pre-approve services. The Audit Committee member to whom such authority is delegated must report, for informational purposes, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
All services rendered by PwC to our Company are permissible under applicable laws and regulations. During 2024, all services performed by PwC which were subject to the SEC’s pre-approval requirements were approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policy in effect during 2025.
Audit Committee Report
The Audit Committee (“we”, “us” or the “Committee”) operates in accordance with a written charter, which was adopted by the Board. A copy of that charter is available through the Investor—Leadership & Governance—Governance link on the Company’s website, www.iff.com. The Committee is composed of five directors whom the Board has determined are “independent,” as required by the applicable listing standards of the NYSE and the rules of the SEC, and a majority of whom qualify as “audit committee financial experts” as defined by the rules of the SEC.
Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, PwC, is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the PCAOB.
The Committee oversees the Company’s financial reporting process and internal control structure on behalf of the Board. We met ten times during 2024, including meeting regularly with PwC and the Company’s internal auditor, both privately and with management present. For 2024, we have reviewed and discussed the Company’s audited financial statements with management. We have reviewed and discussed with management its process for preparing its report on its assessment of the Company’s internal control over financial reporting, and at regular intervals we received updates on the status of this process and actions taken by management to respond to issues and deficiencies identified. We discussed with PwC its audit of the financial statements and of the Company’s internal control over financial reporting. We discussed with PwC and the Company’s internal auditor the overall scope and plans for their respective audits.
We have discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. We also received the written disclosures and the letter from PwC as required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with PwC its independence. We concluded that PwC’s independence was not adversely affected by the non-audit services provided by PwC, the majority of which consisted of audit-related, tax compliance and planning.
Based on the reviews and discussions referred to above, we recommended to the Board (and the Board subsequently approved our recommendation) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 28, 2025.
IFF | 2025 PROXY STATEMENT	41

Proposal 2 – Ratification of Independent Registered Public Accounting Firm
In determining whether to retain PwC as the Company’s independent registered public accounting firm for the 2025 fiscal year, we took into consideration a number of factors, including:
•	the quality and effectiveness of PwC’s historical and recent performance on the Company’s audit;
•
the length of PwC’s tenure as the Company’s independent registered public accounting firm, and its familiarity with our business, accounting policies and practices, and internal control over financial reporting;

•	PwC’s capability, understanding and expertise in handling the breadth and complexity of our global operations;
•	the appropriateness of PwC’s fees and payment terms; and
•	PwC’s independence.
Based on this evaluation, we believe that it is in the best interests of the Company and its shareholders to retain PwC as the Company’s independent registered public accounting firm for 2025, which the shareholders will be asked to ratify at the 2025 Annual Meeting of Shareholders.
Audit Committee

Carol Anthony (John) Davidson (Chair)

Mark J. Costa
Gary Hu
Kevin O’Byrne
Margarita Paláu-Hernández

YOUR BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025

42	IFF | 2025 PROXY STATEMENT

Compensation Discussion and Analysis
Reference Guide to our CD&A
This Compensation Discussion and Analysis, or CD&A, describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our Chief Executive Officer (“CEO”) and former Chief Executive Officer (“Former CEO”) (who ceased serving in the CEO capacity as of February 6, 2024), our Chief Financial Officer (“CFO”) and each of our next most highly compensated executive officers (collectively referred to as our named executive officers or “NEOs”). Unless otherwise noted, references to our CEO throughout this proxy statement refer to J. Erik Fyrwald. This CD&A is organized as follows:
As discussed in Proposal 3, we are conducting our annual Advisory Vote on Executive Compensation often referred to as “Say on Pay” which requests your approval of the compensation of our NEOs as described in this section and in the tables and accompanying narrative contained below under “Executive Compensation.” To assist you with this vote, please review our compensation philosophies, the design of our executive compensation programs and how, we believe, these programs have contributed to and are aligned with our performance.
Executive Summary
2024 business performance was strong across the board with a 16% improvement in comparable EBITDA growth driven by volume growth and productivity improvement. In addition to improved year on year financial performance, we made significant strides in delivering on our strategic and operational initiatives aligned to our key pillars of People, Customer Focus, Innovation and Operational Excellence. Aligned with our history of pay for performance, above target annual incentive payouts for 2024 reflected the growth in EBITDA and net sales, while the long-term performance incentive, yielded a 13.1% weighted payout for the 2022-2024 performance cycle primarily due to underperformance of our TSR relative to S&P 500 companies. As with past years, our Human Capital & Compensation Committee designed and administered a compensation program that supports the Company’s long-term growth strategy and aligns incentive payouts with Company performance.
IFF | 2025 PROXY STATEMENT	43

Compensation Discussion and Analysis
For 2024, our NEOs were:

Name	Title
J. Erik Fyrwald	Chief Executive Officer(1)
Glenn Richter	EVP, Chief Financial and Business Transformation Officer(2)
Yuvraj Arora	President, Nourish
Simon Herriott	President, Health & Biosciences(3)
Jennifer Johnson	EVP, General Counsel and Corporate Secretary(4)
Frank K. Clyburn, Jr.	Former Chief Executive Officer(5)

(1)	J. Erik Fyrwald joined as our CEO on February 6, 2024.
(2)	Glenn Richter ceased serving as EVP, Chief Financial and Business Transformation Officer and retired from the Company effective December 31, 2024.
(3)	Simon Herriott will cease serving as President, Health & Biosciences and will leave the Company effective March 31, 2025.
(4)	Jennifer Johnson will cease serving as EVP, General Counsel and Corporate Secretary and will leave the Company effective July 1, 2025.
(5)	Frank K. Clyburn, Jr. ceased serving as our CEO and as a director of the Board on February 6, 2024. Mr. Clyburn’s employment with the Company terminated on March 31, 2024.
44	IFF | 2025 PROXY STATEMENT

Compensation Discussion and Analysis
Compensation Philosophy
The core of our executive compensation philosophy is that our executives’ compensation should be linked to achievement of financial and operating performance metrics that build shareholder value over both the short-term and long-term. As such, we consistently focus on the following key drivers of shareholder value maximization:

We designed our compensation program to focus on elements that we believe will contribute to these shareholder value drivers. Our compensation program:

IFF | 2025 PROXY STATEMENT	45

Compensation Discussion and Analysis
The design of our executive compensation program reflects our belief that executive compensation should be (1) aligned with the achievement of financial and operational metrics for both our Company and the respective business unit function in which the executive serves and (2) tied to the Total Shareholder Return (“TSR”) delivered to our shareholders. The following illustrates how our CEO’s and other NEOs’ total direct compensation is designed to tie a significant portion of their compensation to variable compensation and achievement of short-term and long-term goals. The illustration below is based on the CEO’s and NEOs’ annualized target compensation (and excludes Mr. Clyburn since he ceased service as CEO on February 6, 2024):
CEO Target Opportunity Mix

NEO Average (excluding CEO) Target Opportunity Mix

(1)	Mr. Fyrwald’s inducement awards granted in 2024 were excluded as those were one-time awards and not reflective of his ordinary course compensation.
46	IFF | 2025 PROXY STATEMENT

Compensation Discussion and Analysis
Compensation Governance
To ensure continued alignment of compensation with Company performance and the creation of shareholder value on a long-term, sustainable basis, we maintain strong compensation-related corporate governance policies.

What We Do	What We Don’t Do
Pay for performance. A significant portion of the compensation for our NEOs is in the form of at-risk variable compensation	No tax gross-ups for severance or change in control related payments
Tie variable compensation to multiple performance metrics to encourage balanced focus	No single-trigger vesting of cash incentive or equity-based awards upon change in control
Use an appropriate mix of fixed and variable compensation to reward Company and business unit performance	No short-sales, hedging or pledging of our stock by our employees, officers or directors
Award a majority of variable compensation as equity-based awards	No employment agreements with executive officers
Maintain robust executive clawback policies, which go beyond the minimum requirements of the NYSE listing standards, to recoup cash incentive and all equity compensation upon certain triggering events	No stock option/SSAR repricing or exchange of underwater options or SSARs for cash without shareholder approval
Require our executives to meet share retention guidelines	No guaranteed pay increases or equity awards for NEOs
Engage an independent compensation consultant	No spring-loading of equity awards
Conduct an annual risk assessment of our compensation programs
IFF | 2025 PROXY STATEMENT	47

Compensation Discussion and Analysis
Compensation Elements and Targeted Mix
Our executive compensation program includes direct and indirect compensation elements. We believe that direct compensation should be the principal form of compensation. The table below provides a brief description of the principal elements of direct compensation, whether such compensation is fixed or variable, and the compensation program objectives served by each element.

Element	Fixed or Variable	Primary Objective
Base Salary	Fixed Short-Term Cash
•
To attract and retain executives by offering salary that is competitive with market opportunities and that recognizes each executive’s position, role, responsibilities, experience and individual contributions.

Annual Incentive Plan (“AIP”) Award	Variable Short-Term Cash	• To motivate and reward the achievement of our annual financial performance objectives, including currency neutral sales, EBITDA, and Strategic Objectives modifier goals.
Performance Stock Units (“PSU”) Award/Long-Term Incentive Plan (“LTIP”)	Variable Long-Term Equity and Cash
•
To motivate and reward efficient capital allocation, improved profitability, deleveraging the Company and long-term shareholder value creation.
○
The 2024 PSU Award is measured by the cumulative stock price appreciation; annual productivity and employee engagement and the cumulative relative TSR compared to S&P 500 companies as a modifier.
○
Both the 2023 PSU Award and the 2022 LTIP Award are measured by the cumulative improvement in return on invested capital for each award’s three-year period and the relative TSR performance for each award’s three-year period.
•
To align executives’ interests with those of shareholders, for the 2024 PSU Award, along with the 2023 PSU Award, each of our NEOs receive 100% of the earned award in shares of our common stock. Awards granted pursuant to the 2022 LTIP will pay 50% of the earned award in shares of our common stock (with the remaining 50% denominated in and settled in cash) to each of our NEOs.

Restricted Stock Unit (“RSU”) Awards	Variable Long-Term Equity	• To align executives’ interests with the interests of shareholders through equity-based compensation; • To function as an important retention tool; and • To recognize individual contributions.

The Committee periodically reviews the mix between variable and fixed and short-term and long-term incentive compensation opportunities and between cash and non-cash opportunities based on (1) benchmarking and other external data provided by our independent compensation consultant, (2) recommendations from our independent compensation consultant, and (3) recommendations from our CEO and EVP, Chief People & Culture Officer. When reviewing and setting compensation for our NEOs, the Committee considers individual performance that contributes to the Company’s success in achieving its strategic initiatives.
48	IFF | 2025 PROXY STATEMENT

Compensation Discussion and Analysis
Our indirect compensation and reward elements consist of (1) our Deferred Compensation Plan (“DCP”) and our Retirement Investment Fund Plan (the “401(k)”), (2) our perquisite program, (3) our Executive Severance Policy (“ESP”) and (4) our Executive Death Benefit Plan. The Committee regularly reviews the costs and benefits of these programs.
New Hire Awards
IFF continued to execute on its leadership transition plans during 2024 and, in connection with his hire as CEO in February 2024, Mr. Fyrwald received a new hire inducement award in the form of restricted stock units and performance share units with a combined grant date fair value equal to $9,182,500. The PSU inducement award, which comprised 55% of the target total shares granted, will be earned based on increases in IFF’s dividend-adjusted stock price at the end of the three-year performance period. The restricted stock unit award is subject to a three-year cliff-vesting schedule.
2024 Compensation Actions
In March 2024, for each NEO, the Committee retained the Currency Neutral (CN) Sales Growth and EBITDA metrics; added Strategic Objectives as a modifier and eliminated the Cash Conversion Cycle metric from the AIP to enhance focus on our top priority of profitable growth.
In April, the Committee, in consultation with its independent compensation consultant, FW Cook, and management evaluated the PSU Award (formerly referred to as the LTIP) design for 2024. Pursuant to this evaluation, the Committee replaced the ROIC Improvement metric with metrics aligned to the Company’s most critical areas of focus aligned to the reset five-year strategic plan. The financial metrics for 2024-2026 PSUs were: (1) Stock Price Appreciation, (2) Productivity and (3) Employee Engagement metrics. The Committee maintained the relative TSR compared to the S&P 500 metric.
2025 Compensation Actions
In March 2025, the Committee, in consultation with management and its independent compensation consultant, evaluated the AIP and PSU design and approved changes that simplify the design and further enhance emphasis on profitable growth. The 2025 AIP will be based on two financial performance metrics, EBITDA and Currency Neutral Sales Growth. The 2025 PSU will be earned based on a three-year average of cumulative performance relative to EBITDA margin, relative TSR versus the companies comprising the S&P 500 Chemicals index companies and employee engagement goals.
2024 Direct Compensation
Salaries
The Committee reviews the salaries of our NEOs annually and adjusts salaries periodically. In February 2024, the Committee reviewed the base salaries of our NEOs with its independent compensation consultant. Effective April 1, 2024, the Committee approved a salary increase for Mr. Arora of 3% to bring his salary to $700,400, for Mr. Herriott of 3% to bring his salary to $679,800 and Ms. Johnson of 3% to bring her salary to $651,475. These increases reflect performance and leadership, and align salaries to market median ranges. No salary increase was approved for Mr. Richter, who planned to retire at the end of 2024 or Mr. Clyburn, who ceased serving as CEO on February 6, 2024. Mr. Fyrwald, who became CEO in February 2024, was not eligible for a 2024 salary increase.
IFF | 2025 PROXY STATEMENT	49

Compensation Discussion and Analysis
Annual Incentive Plan
During 2024, our AIP compensated our executive officers based on the achievement of certain levels of Company financial performance. Financial performance metrics are measured (1) at the consolidated corporate level for our CEO, CFO and EVP, General Counsel and Corporate Secretary and (2) at the consolidated corporate level and the business unit level for our President, Nourish and President, Health & Biosciences.
The performance metrics for the 2024 AIP and their assigned weightings were as follows:
Annual Incentive Program

50	IFF | 2025 PROXY STATEMENT

Compensation Discussion and Analysis
Each year the Committee sets an AIP target (stated as a percentage of base salary) for each NEO.

	2024 Salary(1)	Target AIP as % Base Salary	AIP Target(2)
J. Erik Fyrwald	$1,000,000	200%	$2,000,000
Glenn Richter	$802,500	90%	$722,250
Yuvraj Arora	$700,400	90%	$630,360
Simon Herriott	$679,800	90%	$611,820
Jennifer Johnson	$651,475	80%	$521,180
Frank K. Clyburn, Jr.	$1,300,000	150%	$1,950,000

(1)	The amounts in this column reflect 2024 annualized salaries, not actual payment amounts.
(2)	As a result of his departure from the Company on March 31, 2024, Mr. Clyburn was ineligible for an AIP payout.
Performance Metrics and Capped AIP Payouts. Based on a review of the annual and long-term financial goals, operational plans, strategic initiatives and the prior year’s actual results, the Committee annually sets the financial performance metrics for our Company and the respective business units that it will use to measure performance as well as the relative weighting that will be assigned to each metric. The Committee then approves threshold, target and maximum performance levels for each performance metric. Upon achievement of the pre-established performance level, an executive has the opportunity to earn threshold (25%), target (100%) and maximum (200%) amounts with performance achievements in between calculated on a linear basis. The Committee seeks to establish corporate performance goals that are challenging yet attainable.
IFF | 2025 PROXY STATEMENT	51

Compensation Discussion and Analysis
As discussed above, for 2024 AIP awards, the Committee approved the following performance metrics for the reasons noted below:

2024 AIP Performance Metrics	Reasons for Selection
Currency Neutral Sales Growth
•
Reflects both increases in market share and sales expansion, which drives increases in gross profit. By measuring achievement exclusive of currency fluctuations, this goal helps to ensure that we are rewarding actual incremental growth.

EBITDA	• A focus on EBITDA drives the achievement of short-term financial targets and profitability.
Strategic Objectives - Modifier
•
All equally weighted goals are deemed to be critical for our stakeholders (investors, employees and customers) to drive sustainable profitable growth and deliver long-term value creation
(1) Reduction of Greenhouse Emissions
(2) Inclusion
(3) Ethics and Compliance
(4) Safety

Determination of 2024 Performance Goals. In determining our 2024 AIP threshold, target and maximum performance goals, the Committee considered 2023 actual results and payouts, and internal annual targets and external guidance for 2024. We utilized a flat spot range for target for both CN sales growth and EBITDA, aligning our internal target setting with external guidance ranges that recognized the imprecision of goal setting during uncertain macroeconomic and geopolitical times. Performance metrics are established on a payout scale of 50% at Threshold to 200% at Max with linear interpolation between levels. Goals set were deemed to be reasonably achievable with a stretch to obtain greater than target payouts. The performance target levels for the financial metrics were set in line with our 2024 budget and were approved in March 2024.
In addition, 2024 PSU and AIP target performance levels and actual achievement against the target performance levels excluded costs or income associated with (1) regulatory changes – tax and accounting, (2) unbudgeted discontinued operations and/or restructuring charges that are consistent with the business strategy, (3) M&A transactions, (4) additional due diligence costs, and integration related costs associated with M&A transactions not included in our budget or adjusted operating results, (5) extraordinary legal settlements, (6) material asset sales, disposals and purchases and (7) goodwill impairment. These adjustments were intended to eliminate the net impact of certain non-core expenses and non-core gains to reflect our fundamental operating results.
52	IFF | 2025 PROXY STATEMENT

Compensation Discussion and Analysis
2024 Corporate and Business Unit AIP Performance. Our actual performance against our 2024 AIP corporate financial metrics is set forth in the tables below.
Corporate Performance
The table below reflects the 2024 AIP metrics, their respective targets and the percentage payout earned for each metric and overall by each of Messrs. Fyrwald and Richter and Ms. Johnson, each of whom were evaluated 100% based on corporate performance. For Messrs. Herriott and Arora, corporate performance was weighted at 30%.
Corporate Level

As indicated above, during 2024, our corporate performance was 181.8%. The actual dollar amount earned by each NEO is set forth below under “2024 Individual AIP Payouts.” For the strategic objectives modifier, the Company met all established objectives at target levels set, resulting in no modification of the payout up or down to the payout derived from EBITDA and CN sales growth performance.
IFF | 2025 PROXY STATEMENT	53

Compensation Discussion and Analysis
Business Unit Performance
The table below also reflects the 2024 AIP metrics and respective targets for Mr. Arora.
Nourish Business Unit

As indicated above, during 2024, our Nourish business unit performance was 183.2%. The actual dollar amount earned by our President, Nourish is set forth below under “2024 Individual AIP Payouts.”
The table below reflects the 2024 AIP metrics and respective targets for Mr. Herriott.
Health & Biosciences Business Unit

Indicated above, during 2024, our Health & Biosciences business unit performance was 169.7%. The actual dollar amount earned by our President, Health & Biosciences is set forth below under “2024 Individual AIP Payouts.”
54	IFF | 2025 PROXY STATEMENT

Compensation Discussion and Analysis
2024 Individual AIP Payouts
The 2024 AIP payout to our NEOs based on the actual achievement of each of the performance metrics is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table in this proxy statement for those NEOs who were active as of December 31, 2024. Based on the corporate and business unit performance outlined in the tables above, 2024 AIP payouts were as follows:

		2024 Payout
Executive	2024 AIP Target ($)	Total Performance As % of Target	Award ($)
J. Erik Fyrwald	$2,000,000	181.8%	$3,636,000
Glenn Richter	$722,250	181.8%	$1,313,051
Yuvraj Arora	$630,360	183.2%	$1,154,820
Simon Herriott	$611,820	169.7%	$1,038,259
Jennifer Johnson	$521,180	181.8%	$947,505
Frank K. Clyburn, Jr.(1)	$1,950,000	—%	$—

(1)	As a result of his termination of employment from the Company on March 31, 2024, Mr. Clyburn was ineligible for an AIP payout.
Performance Stock Units (PSUs) (formerly referred to as the Long-Term Incentive Plan)
We believe that PSU awards reward our executive officers, including our NEOs, for financial results and align their interests with the interests of our shareholders. Annually, the Committee reviews the PSU awards to determine (1) the metrics that should be used to encourage long-term success, (2) the weightings that should be applied to such metrics, (3) the length of the performance periods and (4) the targets for such metrics. The Committee believes that awarding PSUs to our executive officers each year:
•	provides a regular opportunity to re-evaluate long-term metrics;
•	aligns goals with the ongoing strategic planning process; and
•	reflects our evolving business priorities and market factors.
The Committee also annually sets a total target award for each NEO, which reflects the total PSU award a NEO has the opportunity to receive at the end of the performance period if we meet all of our targets. Depending upon our actual performance relative to financial, stock price and TSR (relative to the S&P 500) goals, the actual payout to the NEO could be greater or less than the target award.
Performance Segments. As discussed below, in 2024, the Committee decided to change the metrics for the 2024 PSU Award. The 2023 PSU Award and the 2022 LTIP Award use the same metrics, and both consist of two cumulative, three-year performance segments; however, 50% of the 2022 LTIP Award was to be paid in cash and 50% in shares of common stock.
Performance Metrics
2024 PSU Award. In early 2024, the Committee, in consultation with its independent compensation consultant and the IFF management team, evaluated potential PSU performance metrics and performance periods for the 2024 PSU Award, which will cover 2024, 2025 and 2026. For the 2024 PSU Award, the Committee changed the performance metrics to: Stock Price Appreciation, Productivity, and Employee Engagement, with three-year relative TSR (compared to the S&P 500) as a modifier. Performance metrics are established on a payout scale of 50% at Threshold to 200% at Max with linear
IFF | 2025 PROXY STATEMENT	55

Compensation Discussion and Analysis
interpolation between levels. The goals established are aligned with IFF’s five-year strategic plan and align the interests of management to the key business priorities of absolute value creation, cost improvement and talent retention. The financial payout may be modified up or down by up to 20% based on the Company’s total shareholder return over the three-year period as compared with the S&P 500 companies. Payout of the award is capped at 200% of target. The stock price appreciation metric measures the highest average closing price per share of common stock over the period of 20 consecutive trading days with the highest closing prices of IFF’s common stock on the NYSE for any 20 consecutive trading days during the performance cycle and aligns the management team with certain stock price goals established for the CEO in his inducement PSU award (on page 58). Productivity measures goals against organizational optimization and cost improvement using annual performance segments. The employee engagement metric measures the overall annual employee engagement survey results for IFF at the end of each annual performance segment and is a driver of long-term profitability and sustained shareholders value. Following the completed three-year cycle, the Committee will approve the total payout based on the overall performance metrics.
The Committee believes that three-year relative TSR is a good indicator of our overall long-term performance, and directly ties our executives’ compensation opportunity to our share price appreciation and dividend payments relative to a major large-cap index of which the constituents are viewed as being competitors for investor capital. Relative TSR is calculated by measuring the change in the market price of stock plus dividends paid (assuming the dividends are reinvested) for our Company and the S&P 500 companies over the three-year performance period. The market price for purposes of calculating the relative TSR of our Company and the S&P 500 companies on each cycle-end date is determined based on the average closing price per share of each company’s stock over the period of 20 consecutive trading days preceding that date. The relative TSR modifier goals are set at the beginning of the three-year cycle.

Stock Price Appreciation	Productivity	Employee Engagement	TSR vs S&P 500	Total
40.0%	40.0%	20.0%	Modifier (+/-20%)	100.0%

2023 PSU Award (formerly referred to as the 2023–2025 LTIP Cycle). The 2023 PSU Award consists of two cumulative, three-year performance segments. Improvement in Return on Invested Capital (“ROIC”) over the three-year period, and three-year relative TSR (compared to the S&P 500), with ROIC Improvement and relative TSR with the performance segments being weighted as set forth in the chart below.
2023 PSU Award — Segment Weightings

ROIC Improvement	Relative TSR	Total
50.0%	50.0%	100.0%

2022 LTIP Award. The 2022 LTIP Award also consisted of two cumulative, three-year performance segments. However, the 2022 LTIP award would be payable in 50% in cash and 50% in shares of our common stock. Improvement in ROIC over the three-year period, and three-year relative TSR (compared to the S&P 500), with ROIC Improvement and relative TSR with the performance segments being weighted as set forth in the chart below.
2022 LTIP Award — Segment Weightings

ROIC Improvement	Relative TSR	Total
50.0%	50.0%	100.0%

56	IFF | 2025 PROXY STATEMENT

Compensation Discussion and Analysis
2024 PSU Target Awards
In February 2024, the Committee approved the following total PSU target awards to each of our NEOs for the 2024 PSU Award:

NEO(1)	Total PSU Target Award
J. Erik Fyrwald	$6,000,000
Glenn Richter	$1,000,000
Yuvraj Arora	$900,000
Simon Herriott	$750,000
Jennifer Johnson	$700,000

(1)	Mr. Clyburn was not eligible for a 2024 PSU award due to his departure from the Company on March 31, 2024.
As noted above, for the 2024 PSU Award the Committee changed the performance metrics to: Stock Price Appreciation, Productivity, and Employee Engagement. The Committee retained a three-year relative TSR metric as a modifier, and set the cumulative three-year relative TSR modifier for the 2024 PSU Award which required above median (55th percentile) to result in no adjustment; 25th percentile results in a 0.8x adjustment, and 75th percentile or higher results in a 1.2x adjustment. The Committee believes that paying the PSU value in shares creates a strong alignment between executives and shareholders and provides additional incentive for executives to achieve superior Company performance and to produce share price appreciation over the three-year performance cycle. The number of target shares of our common stock for the portion that would be paid in shares is determined based on the market price of the common stock at the beginning of the cycle. For the 2024 PSU Award, it was based on $78.79 per share, the average closing price for the twenty trading days prior to January 2, 2024, the first stock trading day of the 2024 PSU Award. Mr. Fyrwald’s 2024 PSU cycle price of $80.37 is based on the average closing market price of a share of our common stock for the twenty trading days preceding his February 6, 2024 appointment.
2022 LTIP Award
For the cumulative three-year performance period ending in 2024 for the 2022 LTIP Award, our relative TSR was at the 9th percentile and was below the threshold performance level. ROIC Improvement was 51 basis points, and just above the threshold performance level of 50 basis points improvement. As a result, Messrs. Richter and Herriott, and Ms. Johnson, the only NEOs with 2022 LTIP Awards earned 13.1% of the 2022 LTIP Award based on 2022 cumulative ROIC results.

Segment	Result	Weight	Overall
Cumulative ROIC Improvement	26.3%	50%	13.1%
Cumulative (Relative TSR)	0%	50%	0%
Total		100%	13.1%

IFF | 2025 PROXY STATEMENT	57

Compensation Discussion and Analysis
Restricted Stock Unit (RSUs)
Granting RSUs (our promise to issue unrestricted shares of our stock on stated vesting dates and which vest one-third per year), supports the primary goals of our long-term incentive compensation program by (1) providing participants with a meaningful stake in our Company, thereby aligning their interests more closely with shareholders, (2) encouraging participants to focus on long-term success, (3) helping to attract and retain top talent and (4) recognizing individual contributions.
2024 RSU Awards
The following table shows the dollar value of RSU awards approved by the Committee or Board for each NEO during 2024.

	RSU Awards
	2024 RSU Value ($)	Number of RSUs Granted
J. Erik Fyrwald(1)	$4,000,000	47,625
Glenn Richter	$1,000,000	11,906
Yuvraj Arora	$900,000	10,716
Simon Herriott	$750,000	8,930
Jennifer Johnson	$700,000	8,334
Frank K. Clyburn, Jr.(2)	$—	—

(1)	Mr. Fyrwald’s amount shown does not include the new hire inducement grant in connection with his service as Chief Executive Officer.
(2)	Mr. Clyburn was not eligible for a 2024 RSU grant due to his departure from the Company on March 31, 2024.
The RSU Awards granted to each NEO are discussed in greater detail in the Grants of Plan Based Awards Table.
Mr. Fyrwald’s Inducement Award
Pursuant to Mr. Fyrwald’s letter agreement, Mr. Fyrwald was granted a one-time award as an inducement to join the Company. Such awards were granted on March 1, 2024 and included RSUs with a grant date fair value equal to $4,268,250 with a three-year cliff vesting schedule and PSUs with a grant date value equal to $4,914,250. The number of PSUs earned is tied to IFF’s dividend-adjusted stock price with minimum funding of 50% of target if IFF’s three-year TSR ranks at or above the 67th percentile vs. S&P 500 companies and IFF’s three-year absolute TSR is positive. The dividend adjusted stock price goals are shown in the table below. More details regarding Mr. Fyrwald’s inducement award are included in this proxy statement under the heading “Offer Letters or Employment Arrangements” following the Summary Compensation Table.
58	IFF | 2025 PROXY STATEMENT

Compensation Discussion and Analysis
Terms

Dividend-Adjusted Ending Stock Price $	PSU Funding % of Target	# of PSUs Earned
<$106.48	0%	0
$106.48	50%	34,375
$113.91	100%	68,750
$121.67	150%	103,125
$138.25	200%	137,500
≥$156.25	250%	171,875

•
Dividend Adjusted Ending Stock Price is calculated as the sum of (x) the average closing price for the 20 consecutive trading days preceding March 1, 2027 (the “Measurement Date”) plus (y) the aggregate value of any dividends paid or declared on IFF shares between March 1, 2024 (the “Grant Date”) and the Measurement Date (assuming such dividends are reinvested in IFF shares).

Mr. Clyburn’s Sign-On Award
Pursuant to Mr. Clyburn’s letter agreement, Mr. Clyburn was granted one-time equity awards as a replacement for awards forfeited upon termination from his former employer. Such awards were granted on March 1, 2022. The performance stock unit portion of Mr. Clyburn’s sign-on award vests in three annual tranches, the second of which was scheduled to vest on March 1, 2024, subject to the Company’s one-year TSR compared to the S&P 500. Since IFF’s one-year TSR was at the 14th percentile relative to the S&P 500 and was below threshold performance level, Mr. Clyburn’s second tranche of sign-on PSUs was forfeited. Upon his termination, the unvested portion of Mr. Clyburn’s sign-on award remained outstanding and subject to continued vesting as though his employment had not been terminated. The performance-based restricted stock unit portion of the sign-on award shall vest subject to actual performance. As to the SSARs portion of Mr. Clyburn’s sign-on award, the award was modified to provide that the SSARs that vested as of Mr. Clyburn’s separation date will remain exercisable until the earlier of (i) the expiration of the original seven-year term of such SSARs and (ii) 30 days following the day Mr. Clyburn ceases to possess material non-public information with respect to the Company, as determined by the Company in its sole discretion. More details regarding Mr. Clyburn’s sign-on award are included in this proxy statement under the heading “Offer Letters or Employment Arrangements” following the Summary Compensation Table.
Indirect Compensation
Deferred Compensation Plan
As part of our compensation program, we offer U.S. based executives and other senior employees an opportunity to participate in our DCP. Pursuant to the terms of the DCP, we provide the same level of matching contributions to our executives that are available to other employees under our 401(k) savings plan. We also use the DCP to encourage executives to acquire shares of our common stock that are economically equivalent to ownership of our common stock but on a tax-deferred basis. We do this to encourage executives to be long-term owners of a significant equity stake in our Company and to enhance the alignment between the interests of executives and those of our shareholders.
Our costs in offering the DCP consist of the time-value of money costs, the cost of the matching contribution that supplements the 401(k) savings plan and administrative costs. If notional investments within the DCP increase in value, the amount of our payment obligation will increase. The time-value of money cost results from the delay in the time at which we can take tax deductions for compensation payable to a participating executive.
IFF | 2025 PROXY STATEMENT	59

Compensation Discussion and Analysis
Additional information about the DCP and supplemental matching contributions and premiums on cash deferrals into the IFF Stock fund under the DCP made for NEOs may be found below under “2024 Non-Qualified Deferred Compensation.”
Severance Arrangements
Executive Severance Policy
The ESP provides severance and other benefits to executives, including NEOs, whose employment is terminated by the Company without cause or in the event of a termination by the executive for good reason in certain circumstances. This policy helps us in competing with other companies in recruiting and retaining qualified executives. When recruiting an executive from another company, the executive in most cases will seek contract terms that provide compensation if his or her employment is terminated in cases in which the executive has not engaged in misconduct. The level of severance pay under the ESP is based on a tier system and each executive’s assigned tier is based on the executive’s grade level. All of our NEOs are in Tier I. We believe that the ESP provides a level of severance pay and benefits that is competitive with our peer group companies.
In March 2024, the Committee approved amendments to the ESP, effective April 1, 2024. These changes were made at the recommendation of the independent compensation consultant to better align the policy with market practice.
A discussion of our ESP, including the amendments made effective April 1, 2024, and the payments that each of our NEOs would have been eligible to receive had a covered termination occurred as of December 31, 2024 the actual payments received, is set forth below under “Potential Payments upon Termination or Change in Control.”
Mr. Clyburn’s Separation Arrangement
In accordance with the terms of the ESP, Mr. Clyburn received severance benefits upon his termination of employment in March 2024. Mr. Clyburn also received a $1,000,000 consulting fee for advisory services in a consulting role beginning April 1, 2024 and continuing through December 31, 2024. More details on Mr. Clyburn’s separation, and the payments and benefits to which he is entitled, can be found in this proxy statement under the heading “Termination and Change in Control Arrangements—Other Separation Arrangements.”
Additional Benefits
Perquisite Program
The Committee reviews our perquisite program on a bi-annual basis with its independent compensation consultant. Based on its last review, the Committee determined that the total value of our perquisite program is within the range of market practice. Additional details concerning perquisites are included in the footnotes to the All Other Compensation column of the Summary Compensation Table.
Under the perquisite program, our NEOs participate in our health and welfare benefits that are generally available to all employees, including group medical insurance, group life insurance and group long-term disability insurance. In addition, each NEO is generally eligible to receive certain benefits including a company car or allowance, annual physical exam and is provided with an annual perquisite allowance of $15,000 to be used for legal, estate planning, financial planning and tax preparation assistance and/or health and fitness.
60	IFF | 2025 PROXY STATEMENT

Compensation Discussion and Analysis
We may provide additional or modified perquisites to our NEOs. Pursuant to the terms of Mr. Fyrwald’s letter agreement with the Company, dated January 11, 2024, Mr. Fyrwald is provided an annual perquisite allowance of up to $20,000 and an annual car allowance of $25,000.
In 2022, the Committee amended the Executive Leadership Team Car Policy to provide members of the Executive Leadership Team with an annual car allowance no greater than $20,000. Executive Leadership Team members who still participate in the previous Executive Leadership Team Car Policy, pursuant to which Executive Leadership Team members were eligible to receive a Company-purchased car every three years, will maintain their Company-purchased vehicles until the completion of the current three-year cycle, at which point such Executive Leadership Team members will transition to receiving an annual car allowance. As of October 2024, all Executive Leadership Team members receive a car allowance. There are no members with a Company-purchased car.
Executive Death Benefit Plan
Our Executive Death Benefit Plan provides participants, including each of the NEOs, with a pre-retirement death benefit equal to twice the participant’s annual base salary less $50,000 (the death benefit provided by our basic group term life insurance plan).
IFF | 2025 PROXY STATEMENT	61

Compensation Discussion and Analysis
Compensation Setting Process
Roles and Responsibilities

Human Capital & Compensation Committee
The Committee is responsible for overseeing the determination, implementation and administration of executive compensation (including equity awards, benefits and perquisites). The Committee recommends CEO compensation to the independent directors of the Board for their approval and approves the compensation of all other NEOs.

Compensation Consultant
FW Cook is engaged as the Committee’s independent compensation consultant. Since August 2015, FW Cook has worked with the Committee to provide it with analyses, advice, guidance and recommendations on executive compensation levels versus peers, market trends and incentive plan designs. FW Cook is engaged exclusively by the Committee on executive and non-employee director compensation matters and does not have other consulting arrangements with us. The Committee considers the independence of FW Cook on an annual basis, and in 2024 it determined FW Cook was independent and had no conflicts of interest.

Management
Our CEO evaluates individual performance and, with input from the Committee’s independent compensation consultant, the CEO and EVP, Chief People & Culture Officer evaluates the competitive pay positioning for senior management members that report directly to the CEO, including our NEOs, and make recommendations to the Committee concerning each such executive’s target compensation. Our CEO follows the same process with regard to the target compensation for our EVP, Chief People & Culture Officer, without her input, and the Committee follows the same process with regard to the target compensation for our CEO, without his input.

Shareholder Advisory Vote
As part of its compensation setting process, the Committee also considers the results of the prior year’s shareholder advisory vote on our executive compensation. The Committee believes these voting results provide useful insight as to whether shareholders agree that the Committee is achieving its goal of designing and administering an executive compensation program that promotes the best interests of our Company and our shareholders by providing its executives with appropriate compensation and meaningful incentives to deliver strong financial performance and increase shareholder value. As part of its 2024 compensation setting process, the Committee reviewed the results of the 2024 shareholder advisory vote, in which 94% of the votes cast were voted in favor of our executive compensation program.
62	IFF | 2025 PROXY STATEMENT

Compensation Discussion and Analysis
Peer Group and Benchmarking
On an annual basis, the Committee reviews and approves the compensation of our NEOs. We use a global job level structure for our NEOs, with compensation ranges for each job level. Our NEOs are placed in a particular job level based on internal factors (including scope of responsibilities and job complexity) and an external market evaluation. The external market evaluation is based on published third-party general survey information and a review of similar positions within our selected peer groups described below. This process is referred to as “market benchmarking.”
Market Benchmarking
The Committee reviews its external market benchmarking and peer group data annually. The Committee’s goals are to position (1) target total cash compensation and (2) target total direct compensation (salary, annual incentive compensation and long-term incentive compensation) to fall within the median range of relevant market benchmarks. This philosophy reflects the Committee’s goal to attract and retain top executive talent, and to maintain a strong pay-for-performance culture, whereby above-market performance is required to achieve above-median pay outcomes.
In August 2023, the Committee reviewed with its independent compensation consultant the peer group used for 2023 compensation decisions and decided to use the same peer group for the 2024 compensation decisions.
IFF | 2025 PROXY STATEMENT	63

Compensation Discussion and Analysis

Selected Peer Group	Selection Criteria

U.S. publicly traded companies of comparable size with a focus on consumer products (generally based on revenue of 0.4x to 2.5x and market capitalization of 0.33x to 3x compared to our Company’s estimated revenue and market capitalization)

Strong in-house R&D activities

Global scope with significant international presence (international operations generally accounting for at least 25% of total revenues)

Growth orientation, with positive revenue growth over the three years prior to the review and selection of the peer group

Component Companies

Archer-Daniels Midland Company

Ball Corporation

Bausch Health Companies Inc.

Catalent, Inc.

Celanese Corporation

Church & Dwight Co., Inc.

The Clorox Company

Colgate-Palmolive Company

Constellation Brands, Inc.

Corteva, Inc.

Eastman Chemical Company

Ecolab Inc.

The Estee Lauder Companies Inc.

General Mills, Inc.

The Hershey Company

Ingredion Incorporated

Keurig Dr Pepper Inc.

Kimberly-Clark Corporation

McCormick & Company, Inc.

Mondelez International, Inc.

Viatris Inc.

Zoetis Inc.

	Position in Group	Near median for revenue and market capitalization

In July 2024, the Committee reviewed with its independent compensation consultant the peer group used for 2024 compensation decisions and decided to remove Mondelez International, Inc., from the peer group due to its larger size for 2025 compensation decisions.
The Committee’s independent compensation consultant provides the 25th percentile, median and 75th percentile “market reference” data for each executive position based on the average of the two relevant compensation benchmarks, as further explained below. This data is used to analyze the external competitiveness of each NEO’s base salary, target total cash compensation and target total direct compensation. This analysis is reviewed with the Committee and, in the case of the compensation of NEOs other than the CEO, with the CEO as well. In determining target total direct compensation for each executive in 2024, the Committee considered the consultant’s market reference analysis. In addition, the Committee considered a number of other important factors, including each executive’s:
•	individual experience and performance;
•	scope of responsibilities;
•	relative responsibilities compared with other senior Company executives;
•	contribution relative to overall Company performance;
•	compensation relative to his or her peers within the organization; and
•	long-term potential.
64	IFF | 2025 PROXY STATEMENT

Compensation Discussion and Analysis
The Committee uses the market reference range in order to establish a starting point for the compensation levels that the Committee believes would provide our NEOs with competitive compensation. The target total direct compensation approved by the Committee may be above or below the market reference range based on the Committee’s review of market compensation levels, its desire to create internal pay equity among our executives and the individual factors set forth above.
For 2024, the Committee continued its compensation strategy pursuant to which total direct compensation for our NEOs is targeted to be within the median range of market practice, with individual variation as noted above. In determining 2024 increases and target total direct compensation (comprised of salary, target annual incentive compensation and target long-term incentive compensation) levels, the Committee considered the median compensation strategy, executive performance, experience and skill, market data for comparable roles, and other factors, including internal parity and criticality to retain and motivate key executives to continue to successfully execute our annual and longer-term objectives. For 2024, the CEO’s long-term incentive compensation (excluding the inducement awards) was allocated 60% to performance-based PSU stock awards and 40% to time-based RSU awards. For the other NEOs, long-term incentive compensation was allocated 50% to performance-based PSU stock awards and 50% to time-based RSU.
Clawback Policies
All compensation under our 2015 Stock Award and Incentive Plan and our 2021 Amended and Restated Stock Award and Incentive Plan, including AIP, PSU, RSU and other cash and equity awards, as well as payments made under our ESP, is subject to clawback pursuant to the terms of each Stock Award and Incentive Plan.
The triggers for recovery of compensation under our compensation recoupment and clawback policies include:
•	accounting restatements;
•	financial misstatements (without regard to fault);
•	an employee’s willful misconduct;
•	violation of a Company policy that is materially detrimental to our Company; and
•	an employee’s violation of non-competition, non-solicitation, confidentiality or similar covenants.
In addition to the clawback policy described above, in November 2023, the Human Capital and Compensation Committee adopted a Policy for the Recovery of Erroneously Awarded Compensation (the “Clawback Policy”), with an effective date of October 2, 2023, in order to comply with the final clawback rules adopted by the Securities and Exchange Commission under Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended and the associated listing standards, as set forth in Section 303A.14 of the New York Stock Exchange Listed Company. The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers of the Company (“Covered Officers”) in the event that the Company is required to prepare an accounting restatement.
The recovery of such compensation under the Clawback Policy applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. The foregoing summary of the Clawback Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Clawback Policy.
IFF | 2025 PROXY STATEMENT	65

Compensation Discussion and Analysis
Tax Deductibility
Prior to the effectiveness of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), Section 162(m) of the Internal Revenue Code (“Section 162(m)”) imposed an annual deduction limit of $1 million on the amount of compensation paid to both the chief executive officer and certain other named executive officers. The deduction limit did not apply to performance-based compensation satisfying the requirements of Section 162(m). Effective in fiscal year 2018, the Tax Act eliminated the Section 162(m) provisions exempting performance-based compensation from the $1 million deduction limit. While the Committee will continue to take into account the tax and accounting implications (including with respect to the expected lack of deductibility under the revised Section 162(m)) when making compensation decisions, it reserves the right to make compensation decisions based on other factors if the Committee determines it is in its best interests to do so.
Non-GAAP Reconciliation
This CD&A includes the following non-GAAP financial measures: currency neutral sales and adjusted operating EBITDA. Please see Exhibit A of this proxy statement for a reconciliation of adjusted operating EBITDA. Currency neutral sales is calculated by translating current year invoiced sale amounts at the exchange rates used for the corresponding prior year period.
Human Capital & Compensation Committee Report
The Human Capital & Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on those reviews and discussions, the Human Capital & Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Human Capital & Compensation
Committee
John F. Ferraro (Chair)

Mark J. Costa
Christina Gold
Margarita Paláu-Hernández
Dawn C. Willoughby
66	IFF | 2025 PROXY STATEMENT

Proposal 3 – Advisory Vote on Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (known as the “Dodd-Frank Act”) requires us to provide our shareholders with the opportunity to approve, on a nonbinding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC, often referred to as “Say on Pay.”
The core of our executive compensation philosophy is that our executives’ compensation should be linked to achievement of financial and operating performance metrics that build shareholder value over both the short-term and long-term. We have designed our compensation program to focus on elements that we believe will contribute to these shareholder value drivers. As such, our compensation program:
•	includes a significant equity component;
•	is variable and tied to multiple value-creating performance metrics;
•	reflects each executive’s position, role, responsibility and experience; and
•	rewards individual performance and contributions toward our financial performance objectives.
In 2024, 94% of the votes cast on our Say on Pay proposal relating to 2023 executive compensation voted for the proposal. In deciding how to cast your vote on this proposal, the Board requests that you consider the structure of the Company’s executive compensation program, which is more fully discussed in this proxy statement under the heading “Compensation Discussion and Analysis.”
This vote is non-binding; however, we value the opinions of our shareholders and accordingly the Board and the Human Capital & Compensation Committee will consider the outcome of this advisory vote in connection with future executive compensation decisions.
For reasons set forth above, the Board recommends that you vote for the compensation paid to the NEOs in 2024.
Accordingly, we will ask our shareholders to vote on the following resolution at the 2025 Annual Meeting:
“RESOLVED, that, the compensation paid to the Company’s NEOs in 2024, as disclosed in this proxy statement for our 2025 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure, is hereby approved.”

YOUR BOARD RECOMMENDS A VOTE “FOR” THE COMPENSATION PAID TO OUR NEOS IN 2024

IFF | 2025 PROXY STATEMENT	67

Executive Compensation
Summary Compensation Table
The following table sets forth the compensation for:
•	our current CEO;
•	our CFO in 2024;
•	our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2024; and
•	our Former CEO.
We refer to the executive officers included in the Summary Compensation Table as our NEOs. A detailed description of the plans and programs under which our NEOs received the following compensation can be found in this proxy statement under the heading “Compensation Discussion and Analysis.”

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	SSARs	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
J. Erik Fyrwald CEO	2024	905,769		19,182,546		3,636,000	15,877	414,075	24,154,267
Glenn Richter EVP, Chief Financial and Business Transformation Officer	2024	802,500		1,999,988		1,313,051		72,062	4,187,601
	2023	789,375		2,399,912		415,294		63,704	3,668,285
	2022	750,000		528,066	1,745,367	486,675		81,022	3,591,130
Yuvraj Arora President, Nourish	2024	695,300		1,800,055		1,154,820	9,016	132,455	3,791,646
	2023	366,154	550,000	3,999,974		168,919		17,500	5,102,547
Simon Herriott President, Health & Biosciences	2024	674,850		1,500,033		1,038,259	25,738	87,975	3,326,855
	2023	634,500		1,199,971		480,146		77,030	2,391,647
Jennifer Johnson EVP, General Counsel and Corporate Secretary	2024	646,366		1,399,943		947,505		81,366	3,075,180
	2023	613,462		1,200,056		290,950		67,758	2,172,226
Frank K. Clyburn, Jr. Former CEO	2024	325,000		102,461			5,691	4,647,131	5,080,283
	2023	1,300,000		8,249,977		1,121,250		76,426	10,747,653
	2022	1,147,500		13,268,951	3,242,154	1,405,950		207,099	19,271,654

(1)
Mr. Fyrwald joined the on Company February 6, 2024 to serve as CEO. Mr. Clyburn joined the Company on February 14, 2022 and ceased serving as our CEO and as a director on February 6, 2024. Mr. Arora joined as our President, Nourish on June 19, 2023.

(2)
The 2024 amounts in this column include (i) the following amounts deferred under Retirement Investment Fund Plan (401(k)): Mr. Fyrwald — $30,500; Mr. Richter — $30,500; Mr. Herriott — $30,500; Ms. Johnson — $30,500; and Mr. Clyburn — $30,500.

(3)	There were no sign-on bonus awards in 2024.
(4)
The amounts in the Stock Awards column represent the aggregate grant date fair value of all equity awards granted during each respective fiscal year calculated in accordance with FASB ASC Topic 718. With respect to 2024, the amounts in this column include RSUs and awards granted in respect of the 2024 PSU Awards, which will be payable in our common stock if the performance conditions are

68	IFF | 2025 PROXY STATEMENT

Executive Compensation
satisfied. Also included are Mr. Fyrwald’s inducement awards. Details on and assumptions used in calculating the grant date fair value of RSUs may be found in Note 6 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The grant date fair value of PSU awards is calculated based on the closing market price of a share of our common stock on the date of grant, with an adjustment to reflect the fact that such awards do not participate in dividend rights, details of which may be found in Note 6 to our audited financial statements included in our Report on Form 10-K for the fiscal year ended December 31, 2024. The grant date fair value attributable to the 2024-2026 PSU awards is based on the probable outcome of the performance conditions. The maximum level of payout for the 2024-2026 PSU is as follows: (i) Mr. Fyrwald: $11,764,135; (ii) Mr. Richter: $2,000,005; (iii) Mr. Arora: $1,800,036; (iv) Mr. Herriott: $1,500,004; and (v) Ms. Johnson: $1,399,941. The maximum level of payout for the 2024 PSU for Mr. Fyrwald’s inducement award is $12,285,625. For Mr. Clyburn, the amount in this column for 2024 represents the incremental fair market value of his sign-on SSAR awards resulting from the extension of the post-termination exercise period.
(5)	The 2024 amounts in this column include amounts earned under the 2024 AIP.
(6)	The amounts in this column represent the aggregate change in actuarial present value of each NEO’s accumulated benefit under our Non-Qualified Deferred Compensation plan.
(7)	Details of the 2024 amounts set forth in this column are included in the All Other Compensation Table below.
2024 All Other Compensation

	Dividends on Stock Awards ($)(1)	Company Contributions to Savings and Defined Contribution Plans ($)(2)	Auto ($)(3)	Financial/ Estate Planning, Tax Preparation and Legal Services ($)(4)	Matching Charitable Contributions ($)	Other ($)(5)	Relocation ($)(6)	Severance ($)(7)	Total ($)
J. Erik Fyrwald		24,731	22,917	18,022		1,490	346,915		414,075
Glenn Richter		25,484	20,418	15,000	10,000	1,160			72,062
Yuvraj Arora		23,363	20,000	15,000		1,100	72,992		132,455
Simon Herriott	7,511	35,697	19,767	15,000	10,000				87,975
Jennifer Johnson	5,866	30,500	20,000	15,000	10,000				81,366
Frank K. Clyburn, Jr.		30,500	6,249	5,000		1,000,000		3,605,382	4,647,131

(1)	The amounts in this column represent dividend equivalents paid during 2024 on shares of PRSUs that were awarded prior to 2024.
(2)
The amounts in this column represent: (i) matching amounts paid under our Retirement Investment Fund Plan (401(k)) and (ii) amounts matched or set aside by our Company under our DCP (which are matching contributions that would otherwise be made under our 401(k) plan but for limitations under U.S. tax law). Dividend equivalents are credited on shares (including premium shares) held in accounts of participants who defer into the IFF Stock Fund. Dividend equivalents are included in the Aggregate Earnings in Last Fiscal Year column of the Non-Qualified Deferred Compensation Table and are not included in the amounts represented in this column.

(3)
With respect to Messrs. Fyrwald, Clyburn, Richter and Arora and Ms. Johnson, the amounts in this column represent the auto allowances provided by our Company in lieu of a Company-provided vehicle. Mr. Herriott’s amount includes a pro-rated auto allowance from October 2024 through the end of the year plus imputed income from a Company provided car through September 2024. As of October 2024, Mr. Herriott’s lease was finished, and he was provided with a car allowance in lieu of company provided vehicle.

IFF | 2025 PROXY STATEMENT	69

Executive Compensation
(4)
The amounts in this column represent, for each of our named executive officers, an annual perquisite allowance to be used for legal, estate planning, financial planning and tax preparation assistance and/or health and fitness.

(5)	The amounts in this column represent, for each of our executives, annual physical examination. For Mr. Clyburn, the amount in this column represents a consulting fee of $1,000,000.
(6)
The amounts reported reflect the expenses for benefits provided pursuant to IFF’s Relocation Policy as a result of the hires for Messrs. Fyrwald and Arora and include such expenses as Temporary Living, Home Finding and Shipment of Household Goods.

(7)
The amount in this column represents the severance amount paid to Mr. Clyburn under our ESP in connection with his termination of employment. Cash severance payment of $3,575,000, paid in lump sum; continuation of medical and dental coverage of $11,632 provided in connection with his departure; and vacation payment of $18,750 paid in lump sum for 2024, constituting accrued and unused vacation days.

Offer Letters or Employment Arrangements
Mr. Fyrwald
Pursuant to the terms of letter agreement dated January 11, 2024 between our Company and Mr. Fyrwald, Mr. Fyrwald became our CEO effective February 6, 2024.
Under this agreement, Mr. Fyrwald’s employment is on an at-will basis until terminated by either party. Mr. Fyrwald is entitled to the following compensation under the agreement:
•
An initial annual base salary of $1,000,000. Mr. Fyrwald’s salary will be reviewed by the Board periodically and may be increased, but not decreased. Mr. Fyrwald’s salary, effective April 1, 2025, is $1,035,000;

•	A target AIP bonus of 200% of his base salary;
•	For 2024, a LTI target of $10,000,000 delivered 60% in PSUs and 40% in RSUs and a maximum of up to 200% of the PSU target;
•
One-time equity grants with an aggregate grant date fair value, as of the grant date, of $9,182,500 as a new hire inducement grant, granted on March 1, 2024. These one-time equity grants were comprised of the following:

○	PSUs with a grant date value equal to $4,914,250, and linked to dividend adjusted stock price
○	RSUs with a grant date fair value equal to $4,268,250
The letter agreement provides for non-competition, non-solicitation, non-disclosure and cooperation covenants.
Mr. Clyburn
Pursuant to the terms of letter agreement dated January 18, 2022 between our Company and Mr. Clyburn, Mr. Clyburn became our CEO effective February 14, 2022. This letter agreement was in effect prior to Mr. Clyburn entering into a separation and transition agreement, dated January 11, 2024, and is superseded by such separation agreement. Mr. Clyburn’s separation and transition agreement is described under the heading “Termination of Employment and Change in Control Arrangements — Other Separation Arrangements.”
70	IFF | 2025 PROXY STATEMENT

Executive Compensation
Under this letter agreement, Mr. Clyburn’s employment was on an at-will basis until terminated by either party. Mr. Clyburn was entitled to the following compensation under the agreement:
•
An initial annual base salary of $1,300,000. Mr. Clyburn’s salary was reviewed by the Board periodically and could be increased, but not decreased. Mr. Clyburn’s base salary at termination was $1,300,000;

•	A target AIP bonus of 150% of his base salary;
•	For 2022, an LTI target of $6,750,000 and a maximum of up to 200% of the LTIP target;
•	Participation in the Equity Choice Program (and, following the termination of the ECP, the RSU program); and
•
One-time equity grants with an aggregate cash value, as of the grant date, of $10,200,000 as a replacement for the awards forfeited upon his termination from his prior employer and granted on March 1, 2022. These one-time equity grants were comprised of the following:

○	Performance Stock Units with a grant date value equal to $5,250,000, wholly linked to the Company’s relative TSR vs S&P 500 over three, 1 year performance periods;
○	Stock-Settled Appreciation Rights with a grant date value equal to $1,100,000;
○	Restricted Stock Units with a grant date fair value equal to $3,000,000; and
○	Restricted Deferred Stock Units with a grant date value equal to $850,000.
The letter agreement provides for non-competition, non-solicitation, non-disclosure and cooperation covenants.
Mr. Richter
Pursuant to the terms of an offer letter dated September 15, 2021 between our Company and Mr. Richter, Mr. Richter became our Chief Financial Officer effective September 27, 2021 and retired effective December 31, 2024.
Under this offer letter, Mr. Richter’s employment is on an at-will basis until terminated by either party. Mr. Richter is entitled to the following compensation under the offer letter:
•
An annual base salary of $750,000. Mr. Richter’s salary was reviewed, determined and approved on an annual basis by our Human Capital & Compensation Committee. Mr. Richter’s base salary at retirement was $802,500;

•	A target AIP bonus of 90% of his base salary;
•	For 2022, an LTI target of $2,200,000 and a maximum of up to 200% of the LTIP target;
•	Participation in the ECP program (and, following the termination of the ECP, the RSU program); and
•	A one-time equity grant with an aggregate cash value, as of the October 1, 2021 grant date, of $5,000,000.
Mr. Richter’s one-time RSU award agreement grants him certain rights upon termination of his employment. These rights are described in this proxy statement under the heading “Termination of Employment and Change in Control Arrangements—Other Separation Arrangements.”
IFF | 2025 PROXY STATEMENT	71

Executive Compensation
Mr. Arora
Pursuant to the terms of an offer letter dated May 16, 2023 between our Company and Mr. Arora, Mr. Arora became our President, Nourish effective June 19, 2023.
Under this offer letter, Mr. Arora’s employment is on an at-will basis until terminated by either party. Mr. Arora is entitled to the following compensation under the offer letter:
•	An annual base salary of $680,000. Mr. Arora’s salary will be reviewed, determined and approved on an annual basis by our Human Capital & Compensation Committee;
•	A target AIP bonus of 90% of his base salary; and
•	For 2024, a PSU target of $1,800,000 and a maximum of up to 200% of target.
As replacement for the awards forfeited upon his termination from his prior employer, Mr. Arora received:
•	A one-time equity grant with an aggregate cash value, as of the July 1, 2023 grant date, of $4,000,000. These one-time equity grants were comprised of the following:
○	Restricted Stock Units with a grant date fair value equal to $2,300,000 as a replacement for the awards forfeited upon his termination from his prior employer, and
○	A PSU Award with a target amount equal to $1,700,000 as a replacement for the awards forfeited upon his termination from his prior employer
•	A one-time cash award of $550,000.
Mr. Arora’s one-time RSU award agreement grants him certain rights upon termination of his employment. These rights are described in this proxy statement under the heading “Termination of Employment and Change in Control Arrangements—Other Separation Arrangements.”
Other NEOs
The compensation of our other NEOs is approved by the Human Capital & Compensation Committee and is generally determined by the terms of the various compensation plans in which they are participants and which are described in this proxy statement more fully above in the Compensation Discussion and Analysis, in the narrative following the Grants of Plan-Based Awards Table and under the heading “Termination of Employment and Change in Control Arrangements.” In addition, their salary is reviewed, determined and approved on an annual basis by our Human Capital & Compensation Committee. Executives also may be entitled to certain compensation arrangements provided or negotiated in connection with their commencement of employment with our Company, or as required by local law.
72	IFF | 2025 PROXY STATEMENT

Executive Compensation
2024 Grants of Plan-Based Awards
The following table provides information regarding grants of plan-based awards to our NEOs during 2024. The amounts reported in the table under “Estimated Future Payouts under Non-Equity Incentive Plan Awards” and “Estimated Future Payouts under Equity Incentive Plan Awards” represent the threshold, target and maximum awards under our AIP and PSU programs, respectively.
For a further understanding of the performance conditions applicable to the AIP and PSU awards, please review the discussion under “Annual Incentive Plan” and “Performance Stock Units” in the Compensation Discussion and Analysis above.

Name	Type of Award(1)	Grant Date(2)	Date of Compensation Committee / Board Approval	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	Grant Date Fair Value of Stock Awards ($)(6)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
J. Erik Fyrwald	AIP	2/6/2024	2/6/2024	500,000	2,000,000	4,000,000
	Inducement Award PSU(7)	3/1/2024	1/11/2024				34,375	68,750	171,875		4,914,250
	Inducement Award RSU(8)	3/1/2024	1/11/2024							56,250	4,268,250
	PSU	5/1/2024	4/30/2024				37,328	74,655	149,310		6,000,022
	RSU	5/1/2024	2/6/2024							47,625	4,000,024
Glenn Richter	AIP	2/6/2024	2/6/2024	180,563	722,250	1,444,500
	PSU	5/1/2024	4/30/2024				6,346	12,692	25,384		1,000,003
	RSU	5/1/2024	2/6/2024							11,906	999,985
Yuvraj Arora	AIP	2/6/2024	2/6/2024	157,590	630,360	1,260,720
	PSU	5/1/2024	4/30/2024				5,712	11,423	22,846		900,018
	RSU	5/1/2024	2/6/2024							10,716	900,037
Simon Herriott	AIP	2/6/2024	2/6/2024	152,955	611,820	1,223,640
	PSU	5/1/2024	4/30/2024				4,760	9,519	19,038		750,002
	RSU	5/1/2024	2/6/2024							8,930	750,031
Jennifer Johnson	AIP	2/6/2024	2/6/2024	130,295	521,180	1,042,360
	PSU	5/1/2024	4/30/2024				4,442	8,884	17,768		699,970
	RSU	5/1/2024								8,334	699,973
Frank K. Clyburn, Jr.	AIP	2/6/2024	2/6/2024	—	—	—

(1)	AIP = 2024 AIP
PSU = 2024 Performance Stock Unit
RSU = Restricted Stock Unit
Inducement Award PSU = one-time inducement award for Mr. Fyrwald in the form of PSUs
Inducement Award RSU = one-time inducement award for Mr. Fyrwald in the form of RSUs
(2)
The AIP, 2024 PSU and RSU grants were made under our 2021 Amended & Restated SAIP and the Inducement Award PSU and Inducement Award RSU were granted pursuant to Mr. Fyrwald’s inducement award. The material terms of these awards are described in this proxy statement under the heading “Compensation Discussion and Analysis.”

(3)	AIP amounts in this column are the threshold, target and maximum dollar values under our 2024 AIP. Mr. Clyburn ceased to be CEO as of February 6, 2024 and was no longer eligible for the 2024 AIP.
(4)	2024 PSU amounts in this column are the threshold, target and maximum number of shares payable in shares of our common stock if the performance conditions are satisfied. The target number of
IFF | 2025 PROXY STATEMENT	73

Executive Compensation
shares of our common stock was determined by dividing the target dollar value of the award by (i) $78.79, the average closing market price of a share of our common stock for the 20 trading days preceding January 2, 2024, the first trading day of the 2024 PSU Award for Messrs. Richter, Arora and Herriott’s and Ms. Johnson’s annual equity grants and (ii) $80.37, the average closing market price of a share of our common stock for the 20 trading days preceding February 6, 2024 for Mr. Fyrwald. However, the actual value to be realized may vary depending on the closing market price of a share of our common stock on the payout date of 2024 PSU Awards. With respect to Mr. Fyrwald’s Inducement Award PSUs, the offer letter set forth the threshold, target and maximum shares payable if the performance conditions are satisfied.
(5)	The amounts in this column represent the number of RSUs granted.
(6)
The amounts in this column represent the aggregate grant date fair value of the RSUs and awards granted in respect of the 2024 PSU Awards granted to our NEOs during the fiscal year ended December 31, 2024, calculated in accordance with FASB ASC Topic 718. The grant date fair value of the PSUs is based on the probable outcome of such conditions.

Equity Compensation Plan Information
We currently grant equity awards under our 2021 Amended and Restated Stock Award and Incentive Plan (the “2021 A&R SAIP”). The following table provides information regarding our common stock that may be issued under our equity compensation plans as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	2,082,209 (2)	$116.45 (3)	6,387,194
Equity compensation plans not approved by security holders(4)	203,960	$101.29 (3)	606,538 (5)
Total	2,286,169	$115.10 (3)	6,993,732

(1)	Represents the 2021 A&R SAIP. The 2021 A&R SAIP replaced the Company’s 2015 Stock Award Incentive Plan and the 2010 Stock Award and Incentive Plan (the “2010 SAIP”).
(2)
Includes options, RSUs, SSARs, the number of shares to be issued under the 2022 LTIP Award based on actual performance, and the maximum number of shares that may be issued under the 2023 and 2024 PSU Awards if the performance conditions for each of those cycles are satisfied at the maximum level. The number of SSARs that may be issued upon exercise was calculated by dividing (i) the product of (a) the excess of the closing market price of our common stock on the last trading day of 2024 over the exercise price and (b) the number of SSARs outstanding by (ii) the closing market price on the last trading day of 2024. Excludes outstanding shares of purchased restricted stock under the 2010 SAIP and 2000 Stock Award and Incentive Plan.

(3)	Weighted average exercise price of outstanding options and SSARs. Excludes RSUs, shares credited to accounts of participants in the DCP and shares that may be issued under the PSU Awards.
74	IFF | 2025 PROXY STATEMENT

Executive Compensation
(4)
We currently have three equity compensation plans that have not been approved by our shareholders: (i) the DCP, which is described on page 59; (ii) a pool of shares that may be used for annual awards of 1,000 shares to each non-employee director (although we are no longer granting these annual 1,000 share stock awards to directors, the pool of shares remains authorized); and (iii) the inducement awards granted to Mr. Fyrwald upon the commencement of his employment with the Company, which are described on page 70.

(5)
Includes (i) 562,788 shares remaining available for issuance under the DCP and (ii) 43,750 shares remaining available for issuance from a pool of shares that may be used for annual awards of 1,000 shares to each non-employee director.

IFF | 2025 PROXY STATEMENT	75

Executive Compensation
2024 Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding outstanding equity awards held by our NEOs as of December 31, 2024.

	Stock-Settled Appreciation Rights (SSARs)							Stock Award
Name	Grant Date	Grant Type(1)	Number of Securities Underlying Unexercised NQ Stock Options or SSARs Exercisable (#)	Number of Securities Underlying Unexercised NQ Stock Options or SSARs Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned NQ Stock Options or SSARs (#)	NQ Stock Options or SSARs Exercise Price ($)	NQ Stock Options or SSARs Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
J. Erik Fyrwald	3/1/2024	Inducement Award PSU								34,375 (15)	2,906,406
	3/1/2024	Inducement Award RSU						56,250 (16)	4,755,938
	5/1/2024	2024 PSU								37,328 (12)	3,156,082
	5/1/2024	RSU						47,625 (11)	4,026,694
Glenn Richter	5/4/2022	SSAR		43,482		126.49	5/4/2029	(8)
	3/7/2023	2023 PSU								3,811 (3)	322,220
	5/3/2023	RSU						8,486 (10)	717,491
	5/1/2024	2024 PSU								2,119 (12)	179,161
	5/1/2024	RSU						11,906 (11)	1,006,652
Yuvraj Arora	6/19/2023	2023 PSU								10,661 (3)	901,388
	7/3/2023	RSU						17,309 (14)	1,463,476
	5/1/2024	2024 PSU								5,712 (12)	482,950
	5/1/2024	RSU						10,716 (11)	906,038
Simon Herriott	2/2/2017	NQ Stock Options	3,202			123.76	2/1/2027	(9)
	2/15/2018	NQ Stock Options	1,356			149.65	2/14/2028	(9)
	8/5/2019	NQ Stock Options	11,702			95.28	8/5/2029	(9)
	2/19/2020	NQ Stock Options	2,823			77.16	2/18/2030	(9)
	5/4/2022	PRSU						2,988 (8)	252,635
	5/4/2022	RSU						1,660 (8)	140,353
	3/7/2023	2023 PSU								2,143 (3)	181,191
	5/3/2023	RSU						3,183 (10)	269,123
	7/1/2023	2023 PSU								954 (3)	80,661
	7/3/2023	RSU						1,254 (13)	106,026
	5/1/2024	2024 PSU								4,760 (12)	402,458
	5/1/2024	RSU						8,930 (11)	755,032
Jennifer Johnson	2/15/2018	NQ Stock Options	747			149.65	2/14/2028	(9)
	8/5/2019	NQ Stock Options	11,702			95.28	8/5/2029	(9)
	2/19/2020	NQ Stock Options	3,137			77.16	2/18/2030	(9)
	5/4/2022	PRSU						2,544 (8)	215,095
	5/4/2022	RSU						1,141 (8)	96,472
	3/7/2023	2023 PSU								2,857 (3)	241,559
	5/3/2023	RSU						4,244(10)	358,830
	5/1/2024	2024 PSU								4,442 (12)	375,571
	5/1/2024	RSU						8,334(11)	704,640

76	IFF | 2025 PROXY STATEMENT

Executive Compensation

	Stock-Settled Appreciation Rights (SSARs)							Stock Award
Name	Grant Date	Grant Type(1)	Number of Securities Underlying Unexercised NQ Stock Options or SSARs Exercisable (#)	Number of Securities Underlying Unexercised NQ Stock Options or SSARs Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned NQ Stock Options or SSARs (#)	NQ Stock Options or SSARs Exercise Price ($)	NQ Stock Options or SSARs Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Frank K. Clyburn, Jr.	3/1/2022	DSU						3,972 (4)	335,833
	3/1/2022	RSU						23,363 (5)	1,975,342
	3/1/2022	SSAR		29,613		128.41	3/1/2029	(6)
	3/1/2022	PSU								5,111 (7)	432,135
	5/4/2022	RSU						6,937 (8)	586,523
	5/4/2022	SSAR		34,687		126.49	5/4/2029	(8)
	3/7/2023	2023 PSU								9,807 (3)	829,182
	5/3/2023	RSU						8,869 (10)	749,874

(1)	2023 PSU = 2023 PSU Award
2024 PSU = 2024 PSU Award
PRSU = Purchased Restricted Stock Unit
PSU = Performance Stock Unit
RSU = Restricted Stock Unit
DSU = Deferred Stock Unit
SSAR = Stock Settled Appreciation Right
NQ Stock Options = Non-Qualified Stock Options
Inducement Award RSU = one-time inducement award for Mr. Fyrwald in the form of RSUs
Inducement Award PSU = one-time inducement award for Mr. Fyrwald in the form of PSUs
(2)	The market value was determined based on the closing price of our common stock on December 31, 2024 ($84.55).
(3)	This amount represents the threshold number of shares of stock that remain subject to the achievement of specified performance objectives over the 3 years of the 2023 PSU Award performance period.
(4)
This Award vests in five (5) equal installments with each installment vesting on the first five (5) anniversaries of the Grant Date. The first 1,323 vested on March 1, 2023, the second 1,324 vested on March 1, 2024 and the third 1,324 vested on March 1, 2025. The fourth and fifth 1,324 will vest on March 1, 2026 and March 1, 2027.

(5)	This award vested on March 1, 2025.
(6)	This award vests in three equal tranches. The first 9,871 SSARs vested on March 1, 2023, the second 9,871 SSARs vested on March 1, 2024 and the third 9,871 SSARs vested on March 1, 2025.
(7)
This award vested 25% on March 1, 2023, 25% on March 1, 2024 and 50% on March 1, 2025, subject to the applicable performance conditions being met. The first 25% and the second 25% equal to 20,442 shares total were forfeited due to not meeting performance conditions and therefore did not vest on March 1, 2023 nor March 1, 2024.

(8)	This award vests on April 4, 2025.
(9)	These stock options are fully vested and fully exercisable.
IFF | 2025 PROXY STATEMENT	77

Executive Compensation
(10)
A pro-rata portion of this award as of Mr. Clyburn’s departure vests one-third per year. The first one-third vested on May 3, 2024. The second one-third and third one-third vest May 3, 2025 and May 3, 2026.

(11)	This award vests one-third per year on May 1, 2025, May 1, 2026 and May 1, 2027.
(12)	This amount represents the threshold number of shares of stock that remain subject to the achievement of specified performance objectives over the three-years of the 2024 PSU Award.
(13)	This award vests one-third per year. One-third vested on July 3, 2024. The second one-third and third one-third vests on July 3, 2025 and July 3, 2026.
(14)	This award vested 40% on May 3, 2024 and will vest 60% on May 3, 2025.
(15)	This amount represents the threshold number of shares of stock that remain subject to the achievement of specified performance objectives for the PSU that would vest March 1, 2027.
(16)	This award vests in full on March 1, 2027.
78	IFF | 2025 PROXY STATEMENT

Executive Compensation
2024 Stock Vested
The following table provides information regarding stock vested during 2024 for each of our NEOs. Mr. Herriott and Ms. Johnson hold options that are fully vested and exercisable. As Mr. Fyrwald commenced service with us in 2024, he did not have an award vest during 2024. No Stock Options or SSARs were exercised by our NEOs during 2024.

	Stock Awards
Name	Type of Award(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Glenn Richter	RSU(4)	11,812	1,218,053
	RSU(3)	4,243	367,614
	2022 LTIP(9)	496	39,576
Yuvraj Arora	RSU(5)	11,538	999,652
Simon Herriott	RSU(6)	1,244	103,675
	RSU(6)	346	28,836
	RSU(7)	1,489	128,605
	RSU(3)	1,591	137,844
	RSU(8)	627	59,578
	2022 LTIP(9)	237	18,910
Jennifer Johnson	RSU(3)	2,121	183,763
	RSU(6)	622	51,837
	RSU(6)	346	28,836
	2022 LTIP(9)	186	14,841
Frank K. Clyburn, Jr.	DSU(2)	1,324	100,465
	RSU(3)	10,618	919,944
	2022 LTIP(9)	2,921	233,067

(1)	RSU = Restricted Stock Unit
DSU = Restricted Deferred Stock Unit 2022
LTIP = 2022 LTIP Award
(2)
This award was granted to Mr. Clyburn on March 1, 2022, as a result of his hire on February 14, 2022. The award has five equal tranches vesting on March 1, 2023, March 1, 2024, March 1, 2025, March 1, 2026 and March 1, 2027. The amount shown as the Value Realized on Vesting is based on the closing market price of our common stock on March 1, 2024 ($75.88) multiplied by the tranche that vested in 2024.

(3)
This award was the RSU annual award granted to Messrs. Richter, Herriott and Clyburn and Ms. Johnson on May 3, 2023. The award has three equal tranches vesting on May 3, 2024, May 3, 2025 and May 3, 2026. The amount shown as the Value Realized on Vesting is based on the closing market price of our common stock on May 3, 2024 ($86.64) multiplied by the tranche that vested in 2024.

(4)
This award was granted to Mr. Richter on October 1, 2021, as a result of his hire on September 27, 2021. The award has three equal tranches vesting on October 1, 2022, October 1, 2023 and October 1, 2024. The amount shown as the Value Realized on Vesting is based on the closing market price of our common stock on October 1, 2024, the first business day following the vesting date ($103.12) multiplied by the tranche that vested in 2024.

IFF | 2025 PROXY STATEMENT	79

Executive Compensation
(5)
This award was granted to Mr. Arora on July 3, 2023, as a result of his hire on June 19, 2023. The award has two tranches vesting 40% on May 3, 2024 and 60% on May 3, 2025. The amount shown as the Value Realized on Vesting is based on the closing market price of our common stock on May 3, 2024 ($86.64) multiplied by the tranche that vested in 2024.

(6)
This award was granted to both Mr. Herriott and Ms. Johnson on May 5, 2021. The award vested in a thirty-five month cliff vesting on April 5, 2024. The amount shown as the Value Realized on Vesting is based on the closing price of our common stock on April 5, 2024 ($83.34) multiplied by the tranche that vested in 2024.

(7)
This award was granted to Mr. Herriott on April 1, 2022. The award vested in two equal tranches vesting on April 1, 2023 and April 1, 2024. The amount shown as the Value Realized on Vesting is based on the closing market price of our common stock on April 1, 2024 ($86.37) multiplied by the tranche that vested in 2024.

(8)
This award was granted to Mr. Herriott on July 3, 2023. The award vested in three equal tranches vesting on July 3, 2024, July 3, 2025 and July 3, 2026. The amount shown as the Value Realized on Vesting is based on the closing market price of our common stock on July 3, 2024 ($95.02) multiplied by the tranche that vested in 2024.

(9)	This award is the equity portion of the 2022 LTIP Award. The value realized is based on the closing market price of our common stock on March 4, 2025 ($79.79).
Non-Qualified Deferred Compensation
We offer our executives and other senior employees based in the United States an opportunity to defer compensation under our non-qualified deferred compensation plan, or DCP. The DCP allows these employees to defer salary, annual and long-term incentive awards and receipt of stock under some equity awards. There is no limit on the amount of compensation that a participant may elect to defer. Subject to certain limitations on the number of installments and periods over which installments will be paid, participants in the DCP elect the timing and number of installments as to which the participant’s DCP account will be settled. Deferred cash compensation may be treated at the election of the participant as invested in:
•	a variety of equity and debt mutual funds offered by Fidelity Workplace Services LLC, which administers the DCP;
•	a fund valued by reference to the value of our common stock with dividends reinvested (the “IFF Stock Fund”); or
•	an interest-bearing account.
Except for deferrals into the IFF Stock Fund, the participant may generally change his or her choice of funds at any time. For the interest-bearing account, our Human Capital & Compensation Committee establishes an interest rate each year that we intend to be equal to 120% of the applicable federal long-term interest rate. For 2023 this interest rate was 5.12% and for 2024 this interest rate was 5.92%.
We make matching contributions under the DCP to make up for tax limitations on our matching contributions under our Retirement Investment Fund Plan, a 401(k) plan. The 401(k) plan provides for matching contributions at a rate of $1.00 for each dollar of contribution up to 6% of a participant’s salary.
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Executive Compensation
Tax rules limit the amount of the Company match under the 401(k) plan for our executives. The DCP matching contribution reflects the amount of the matching contribution that is limited by the tax laws. The same requirements under the 401(k) plan for matching, including vesting, apply to matching contributions under the DCP. These matching contributions automatically vest once a participant completes three years of service with our Company.
RSUs granted to Directors under our equity compensation plans may also be deferred upon vesting.
The following table provides information for our NEOs regarding participation in our DCP.
2024 Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
J. Erik Fyrwald	666,667	—	15,877	—	682,544
Glenn Richter	—	—	—	—	—
Yuvraj Arora	121,187	—	9,016	—	130,203
Simon Herriott	198,032	—	25,738	—	223,770
Jennifer Johnson	—	—	—	—	—
Frank K. Clyburn, Jr.	56,063	—	5,691	61,754	—

(1)	The amounts in this column are included in the Salary column for 2024 in the Summary Compensation Table, and represent executive contributions deferred under the DCP during 2024.
(2)	No employer contributions were credited to participants’ accounts during 2024.
(3)
Amounts reported in this column for each named executive officer include amounts reported in IFF’s Summary Compensation Table in previous years when earned if that officer’s compensation was required to be disclosed in a previous year. Amounts reported in such years include previously earned, but deferred, salary, AIP, LTIP and matching and premium contributions. This total reflects the cumulative value of each named executive officer’s deferrals, IFF contributions and investment experience.

Termination and Change in Control Arrangements
Executive Severance Policy
Our ESP provides severance payments and benefits to our NEOs and other executives in the event of a termination of their employment in certain specified circumstances. In addition, under our incentive plans, the vesting of equity awards may also be accelerated in connection with certain terminations. The level of severance pay under the ESP is based on a tier system. Each executive’s assigned tier is based on the executive’s grade level. The Human Capital & Compensation Committee may also agree to provide enhanced severance payments and benefits to specific executives. All of our NEOs are in Tier I. Messrs. Richter’s and Arora’s one-time sign on RSU award agreements include special termination provisions that were determined on grant date. See “Other Separation Arrangements” below for a discussion of Messrs. Fyrwald’s, Clyburn’s, Richter’s and Arora’s benefits.
As noted above in the “Severance Arrangements” section of our CD&A, the ESP was amended effective April 1, 2024. These amendments, described in greater detail below, generally provide that, for severance other than in connection with a Change in Control (“CiC”), (i) the target AIP for purposes of calculating
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Executive Compensation
the lump sum cash severance is no longer pro-rated (meaning 100% of target AIP will be used in the cash severance calculation and (ii) the participant will be entitled to a cash payment of a prorated AIP award based on actual performance for the year of termination. For severance in connection with a CiC, the amendments generally provide that (i) the target AIP for purposes of calculating the lump sum cash severance is 100% of the target value of the AIP for the year of termination and does not take into account prior years AIP payouts; (ii) the participant will be entitled to a cash payment of a prorated AIP award based on actual performance for the year of termination; and (iii) treatment of any PSU awards that were not yet outstanding as of April 1, 2024, will be governed by the SAIP and applicable award agreements (for the avoidance of doubt, no amendment was made to the treatment of awards outstanding as of April 1, 2024).
Our ESP provides for severance payments and continuation of benefits in connection with a Tier I executive’s termination (1) if his or her employment is terminated by us without Cause or (2) if he or she terminates his or her employment for Good Reason, and these benefits are enhanced to the extent that the termination occurs within two years after a CiC.
Our ESP states that a CiC will be deemed to have occurred when any of the following has occurred, with the caveat that, notwithstanding anything in the ESP to the contrary, a CiC shall not exist with respect to an employee unless such employee was actively employed by the Company immediately prior to the consummation of such CiC:
•
a person or group becomes the beneficial owner of 40% or more of the combined voting power of our then outstanding voting securities, other than beneficial ownership by us, any of our employee benefit plans or any person organized, appointed or established pursuant to the terms of any such benefit plan;

•
the directors of the Board as of November 1, 2017 (the “Incumbent Directors”) cease to constitute a majority of the Board for any reason; provided, however, that (i) any individual becoming a director subsequent to November 1, 2017 whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board shall be an Incumbent Director and (ii) any individual initially elected or nominated as a director as a result of an actual or threatened election contest shall not be an Incumbent Director; or

•
the consummation of (a) a merger, consolidation, reorganization or similar transaction with us or in which our securities are issued, as a result of which the holders of our outstanding voting securities immediately before such event own, directly or indirectly, immediately after such event less than 60% of the combined voting power of the outstanding voting securities of the parent entity resulting from, or issuing its voting securities as part of, such event; (b) a complete liquidation or dissolution of the Company; or (c) a sale or other disposition of all or substantially all of our assets to any person, with certain exceptions.

Severance Payments and Benefits Other than in Connection with a Change in Control
Payment for Termination Without Cause or for Good Reason. Pursuant to our ESP, if a Tier I executive’s employment is terminated by us without Cause or by a Tier I executive for Good Reason prior to or more than two years after a CiC, then such Tier I executive is entitled to receive the following:
•
A severance payment equal to (a) two times (2x) in case of our CEO or (b) one and one-half times (1.5x) in case of our other Tier I executives, the sum of the executive’s annual base salary at the date of termination plus the full portion of the executive’s target AIP award for the year in which termination occurs (payable to the executive in a lump sum within 60 days following termination);

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Executive Compensation
•
A payment equal to the executive’s AIP award for the year in which the termination occurs, based on actual performance, prorated based on the number of the Employee’s active days of employment during the performance period in which the termination occurs, payable in cash at the time provided by the AIP and applicable award agreement;

•
Continuation of medical, dental, vision and group life insurance coverage for 24 months for our CEO and 18 months for our other Tier I executives, or until the executive obtains new employment providing similar benefits or attains age 65; and

•
Any outstanding awards (including for the avoidance of doubt, restricted stock units, stock appreciation rights, restricted stock, performance stock units and Equity Choice Awards (Equity Choice being a program that was discontinued in 2023) held by the employee as of the date of termination shall be governed by the terms and conditions of the applicable Amended & Restated SAIP.

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Executive Compensation
Treatment of Outstanding Equity Awards Under the SAIP. Pursuant to our Amended & Restated SAIP, the award agreement or the ESP, if applicable, shall specify the consequences of termination with respect to equity incentive awards. Our RSU and PSU award agreements provide for the following treatment of outstanding equity awards upon termination not for Cause or by a Tier I executive for Good Reason.
•
A pro-rata portion of the outstanding unvested performance stock units shall remain outstanding, and assuming that the applicable performance achievement level is achieved, will become vested on the original vesting dates as though the employee had not been terminated. The portion of such outstanding unvested performance stock units which is not included in the pro-rata portion subject to continued vesting will be immediately and automatically forfeited upon the date of termination.

•
For Equity Choice Awards, a pro-rata portion of all outstanding and unvested matched PRSUs, SSARs and RSUs will remain outstanding and become vested at the vesting date as though the employee had not had a termination; SSARs that were vested at the time of termination and those that become vested thereafter will remain outstanding and exercisable until the expiration date.

•	A pro-rata portion of all outstanding unvested RSUs shall remain outstanding and will become vested on the vesting date as though the employee had not had a termination.
Treatment of Outstanding Awards Under the AIP. If an employee is terminated, the AIP award, if any, shall be pro-rated based on the number of the employee’s active days employed in the year of termination and actual company performance.
Severance Payments and Benefits in Connection with a Change in Control
Upon the occurrence of a termination of a Tier I executive by us without Cause or by the Tier I executive for Good Reason within two years following a CiC, such Tier I executive would be entitled to the following:
•
A severance payment equal to (a) three times (3x) in the case of our CEO or (b) two times (2x) in the case of our other Tier I executives, the sum of the executive’s annual base salary and target AIP at the date of termination payable in a lump sum within 60 days following termination;

•
A payment equal to the executive’s AIP award for the year in which the termination occurs, based on actual performance, prorated based on the number of the Employee’s active days of employment during the performance period in which the termination occurs, payable in cash at the time provided by the AIP and applicable award agreement;

•
With regard only to the PSU awards outstanding prior to April 1, 2024, unless otherwise provided by the applicable award agreement, for each such PSU award outstanding as of the date of termination, a payment equal to the product of (x) the PSU Award payment, if any, the employee would have been entitled to receive had employment not been terminated, and (y) a fraction, the numerator of which is the number of days during such performance segment preceding the date of termination and the denominator of which is the total number of days in such performance segment, paid on the date on which the employee would have otherwise been entitled to receive payment in respect of such award had employment not been terminated;

•
All other outstanding awards (including, for the avoidance of doubt, any restricted stock units, stock appreciation rights, restricted stock, performance stock units and Equity Choice Awards and performance stock unit awards (other than those outstanding prior to April 1, 2024 as described above)) held by the employee as of the date of termination shall be governed by the terms and conditions of the applicable SAIP;

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Executive Compensation
•	Vesting of any benefits under our Supplemental Retirement Plan; and
•
Continuation of medical, dental, vision and group life insurance coverage for 24 months for our CEO and 18 months for our other Tier I executives, or until the executive obtains new employment providing similar benefits or attains age 65.

Definitions. Our ESP defines Cause and Good Reason as follows:
•	“Cause” means:
○
failure of the executive to perform his or her material duties in any material respect (other than as a result of physical or mental incapacity), which, if reasonably susceptible to cure, has continued after written notice of such failure has been provided and the executive has not cured such failure within 10 days of receipt of such written notice;

○	willful misconduct or gross negligence by the executive that has caused or is reasonably expected to result in material injury to our business, reputation or prospects;
○
the engagement by the executive in illegal conduct or any act of serious dishonesty that could reasonably be expected to result in material injury to our business or reputation or that adversely affects the executive’s ability to perform his or her duties;

○	the executive being indicted or convicted of (or having pled guilty or nolo contendere to) a felony or any crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety; or
○	a material and willful violation by the executive of our rules, policies or procedures.
•	“Good Reason” means any of the following:
○
a material decrease in the executive’s base salary or target bonus opportunity under an AIP, PSU or Equity Choice Award, other than as part of an across-the-board reduction applicable to all similarly situated employees;

○	a material diminution in the executive’s authority, duties or responsibilities (other than as a result of physical or mental incapacity);
○
relocation of executive’s primary work location more than 50 miles from executive’s primary work location at the time of such requested relocation, which also results in a material increase to the executive’s commute time; or

○	our failure to obtain the binding agreement of any successor expressly to assume and agree to fully perform our obligations under the ESP.
However, “Good Reason” will only exist if the executive gives us notice within 90 days after the initial occurrence of any of the foregoing events and we fail to correct the matter within 30 days following receipt of such notice.
Tax Gross-Up. Executives are not entitled to receive a tax “gross-up” payment. Instead, their severance payments would be subject to a “modified cut-back” provision, where severance or other payments to that executive would be reduced if this reduction would produce a better after-tax result for the executive. There would be no reduction, however, if the executive (who would be responsible for any excise tax) would have a better after-tax result without the reduction.
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Executive Compensation
Participant Obligations for the Protection of Our Business and Clawback. As a condition of the executive’s right to receive severance payments and benefits, the ESP requires that he or she:
•	not compete with us;
•	not solicit, induce, divert, employ, retain or interfere with or attempt to influence our relationship with any employee or person providing services to the Company; and
•	not interfere with or attempt to influence our relationship with any supplier, customer or other person with whom we do business.
These restrictions apply while an executive is employed and following a termination of employment during the period of 12 months in case of non-compete obligations and 24 months in case of non-solicitation obligations. In addition, executives are not entitled to severance if they engage in willful misconduct or a violation of a Company policy that is materially detrimental to us while employed by the Company. The ESP also conditions severance payments and benefits on the executive signing a release and termination agreement, meeting continuing commitments relating to confidentiality, cooperation in litigation and return of our property.
As discussed above in “Compensation Discussion and Analysis — Clawback Policy,” compensation received under our ESP is subject to our clawback policies if the executive breaches the obligations noted above or if any of the other events triggering a clawback, such as a financial misstatement or restatement, occur.
Effect of IRC Section 409A. The timing of some payments and benefits may be restricted under IRC Section 409A, which regulates deferred compensation. Some amounts payable to our NEOs or other participants under the ESP upon termination may be delayed until six months after termination.
Payments in connection with death, disability or retirement. Our executives may also receive payment if their employment terminates as a result of death, disability or retirement as set forth in the terms and conditions of their award agreements with the Company. Our NEOs are also entitled to payments under our Executive Death Benefit Plan as described in this proxy statement under the heading “Compensation Discussion and Analysis — Executive Death Benefit Plan.” In the event of disability, our NEOs would be entitled to payments under our Disability Insurance Program that applies to salaried employees generally (60% of monthly salary up to a maximum of $15,000 per month).
Other Separation Arrangements
Mr. Fyrwald
Details regarding Mr. Fyrwald’s letter agreement dated January 11, 2024, are included in this proxy statement under the heading “Offer Letters or Employment Arrangements” following the Summary Compensation Table. Mr. Fyrwald also received a one-time grant of inducement awards in the form of PSUs and RSUs.
•	Pursuant to his letter agreement, Mr. Fyrwald is a participant in the ESP and is entitled to the benefits set forth above, with the following modifications:
○
Clause (ii) of the definition of “Good Reason” in shall also include a material diminution in reporting responsibilities and removal from or failure to renominate Mr. Fyrwald to the Board of Directors at any time; provided, that such removal does not include (i) removal as result of a failed shareholder vote or (ii) removal from the Board of Directors for Cause.

86	IFF | 2025 PROXY STATEMENT

Executive Compensation
○
Upon termination without Cause or for Good Reason, Mr. Fyrwald will be entitled to receipt of (i) any unpaid annual bonus earned based on actual performance for the year preceding the year in which Mr. Fyrwald’s termination occurs and (ii) any vested performance share units earned based on actual performance, if Mr. Fyrwald’s termination occurs following the completion of the performance segment in which such performance share units vested but prior to the settlement of such performance share units.

○	Any amendment or termination of the ESP materially adverse to Mr. Fyrwald shall be disregarded to the extent becoming effective prior to the third anniversary of the Commencement Date.
○
Upon a termination without Cause, with Good Reason or due to disability or death, the RSU portion of Mr. Fyrwald’s inducement award will continue to vest in full on its existing vesting schedule, subject to continued compliance with the restrictive covenants in Mr. Fyrwald’s Security Agreement.

○
Upon a termination without Cause, with Good Reason or due to disability or death, the PSU portion of Mr. Fyrwald’s inducement award will accelerate on a pro-rated basis based upon actual performance through the date of termination.

Mr. Clyburn
Details regarding Mr. Clyburn’s letter agreement are included in this proxy statement under the heading “Offer Letters or Employment Arrangements” following the Summary Compensation Table. For purposes of the “Potential Payments Upon Termination or Change in Control” section set forth below in respect of Mr. Clyburn, “Cause” and “Good Reason” are defined as set forth in Mr. Clyburn’s letter agreement.
Under the terms of a separation and transition agreement, dated January 11, 2024 (the “Clyburn Separation and Transition Agreement”), Mr. Clyburn’s departure was a qualifying event for purposes of the ESP. Per the terms and conditions of the ESP, Mr. Clyburn is entitled to a total of $3,586,632 in severance payments and benefits consisting of (i) a cash separation payment of $3,575,000 paid in a lump sum and (ii) 24 months of benefits continuation with a value of $11,632; and (iii) a vacation payment of $18,750 paid in lump sum in 2024, constituting accrued and unused vacation days. With respect to his outstanding restricted share unit, stock appreciation rights and performance share unit awards, a pro rata portion of such awards will continue to vest (with performance share units remaining subject to achievement of actual performance at the end of the applicable performance period). In addition, pursuant to their existing terms and conditions, the sign-on equity awards granted to Mr. Clyburn on March 1, 2022 will continue to vest in full (with performance share units remaining subject to achievement of actual performance at the end of the applicable performance period). Mr. Clyburn was also provided with a modification to his sign on equity award to provide for an extension to the exercise period of the SSARs portion of his sign on equity award to allow him to sell to cover the withholding taxes owed upon exercise. Pursuant to the Clyburn Separation and Transition Agreement, the SSARs that have vested as of Mr. Clyburn’s separation date will remain exercisable until the earlier of (i) the expiration of the original seven-year term of such SSARs and (ii) 30 days following the day Mr. Clyburn ceases to possess material non-public information with respect to the Company, as determined by the Company in its sole discretion. Beginning April 1, 2024, Mr. Clyburn provided advisory services in a consulting role through December 31, 2024 and received a consulting fee of $1,000,000.
Mr. Richter
Details regarding Mr. Richter’s offer letter dated September 15, 2021, are included in this proxy statement under the heading “Offer Letters or Employment Arrangements” following the Summary Compensation Table. Mr. Richter announced his retirement from the Company, effective on December 31, 2024. Mr. Richter’s retirement qualified as a “normal retirement” under the terms and conditions of the 2021
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Executive Compensation
A&R SAIP, pursuant to which (i) Mr. Richter’s outstanding unvested RSUs remained outstanding and will vest upon the existing vesting schedule, (ii) all outstanding unvested PSUs will prorate and remain outstanding and vest according to actual performance upon the existing vesting schedule and (iii) all of Mr. Richter’s outstanding unvested SSARs will remain outstanding and vest upon the existing vesting schedule. Mr. Richter’s retirement did not qualify for severance under the ESP.
Mr. Arora
Details regarding Mr. Arora’s offer letter dated May 16, 2023, are included in this proxy statement under the heading “Offer Letters or Employment Arrangements” following the Summary Compensation Table. Pursuant to his letter agreement, Mr. Arora received a cash payment in the amount of $550,000 which he would be required to repay in the event that he voluntarily terminates his employment with the Company without Good Reason or is terminated by the Company for Cause, in either case prior to June 19, 2025. Mr. Arora also received a one-time equity grant of RSUs with an aggregate grant date value of $2,300,000, which deviates from our form of RSU award in agreement in that upon an involuntary termination without Cause, termination for Good Reason, death or disability all outstanding unvested RSUs will accelerate and vest in full.
Potential Payments upon Termination or Change in Control
With respect to Messrs. Fyrwald, Arora, and Herriott, as well as Ms. Johnson, the following table shows the estimated payments and value of benefits that we would provide to such NEOs if the triggering events described in the heading of the table had occurred on December 31, 2024. Mr. Richter, who retired effective December 31, 2024, the narrative above describes the actual payments and value of benefits provided to Mr. Richter in connection with his termination of employment.
Other than as set forth in “Compensation Discussion and Analysis — Other Separation Agreements,” we do not provide any additional benefits to our NEOs upon a voluntary resignation or termination for Cause. Certain assumptions made for purposes of presenting this information and certain amounts not reflected in the table are explained below or in the footnotes to the table.
With respect to the information in the following table, the per-share market price of our common stock is assumed to be $84.55, the actual closing price per share on the last trading day of 2024. In preparing the estimates in this table, we have assumed that any CiC would also constitute a “change in ownership and control” for purposes of the golden parachute excise tax rules. All amounts included in the table are stated in the aggregate, even if the payments will be made on a monthly basis. Except as noted in footnote 7 of the table below, these amounts do not include payments and benefits to the extent that they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. The salary, AIP award and PSU award otherwise payable to each NEO through December 31, 2024, is included in the Summary Compensation Table.
In addition to the amounts set forth in the table below, in the event of a CiC and absent a subsequent deferral election, the aggregate balance held in our DCP for each of our NEOs who participate in that plan would be automatically accelerated and settled within five business days of the CiC. As of December 31, 2024, two of the NEOs reported below had a DCP balance.
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Executive Compensation
Potential Payments upon Termination or Change in Control

	Involuntary Termination Not for Cause or for Good Reason Prior to or More Than 2 Years After a CiC	Termination Due to Death (1)	Separation Due to Retirement or Disability Prior to or More Than 2 Years After a CiC(2)	Involuntary Termination Not for Cause or for Good Reason Within 2 Years After a CiC	Separation Due to Retirement or Disability Within 2 Years After a CiC(2)
J. Erik Fyrwald
Salary	$2,000,000	$—	$—	$3,000,000 (3)	$—
AIP	4,000,000 (4)	—	—	6,000,000 (5)	—
Equity(6)	8,504,964	15,094,712	—	15,094,712	15,094,712
Benefits Continuation(7)	41,838		—	41,838	—
Executive Death Benefit(8)	—	1,950,000	—	—	—
Total	$14,546,802	$17,044,712	$—	$24,136,550	$15,094,712
Yuvraj Arora
Salary	$1,050,600	$—	$—	$1,400,800	$—
AIP	945,540 (4)	—	—	1,260,720 (5)	—
Equity(6)	3,357,402	4,537,178	—	4,537,178	4,537,178
Benefits Continuation(7)	47,468			47,468
Executive Death Benefit(8)	—	1,350,800	—	—	—
Total	$5,401,010	$5,887,978	$—	$7,246,166	$4,537,178
Simon Herriott
Salary	$1,019,700	$—	$—	$1,359,600	$—
AIP	917,730 (4)	—	—	1,223,640 (5)	—
Equity(6)	1,536,780	2,677,022	—	2,677,022	2,677,022
Benefits Continuation(7)	32,432	—	—	32,432	—
Executive Death Benefit(8)	—	1,309,600	—	—	—
Total	$3,506,642	$3,986,622	$—	$5,292,694	$2,677,022
Jennifer Johnson
Salary	$977,212	$—	$—	$1,302,950	$—
AIP	781,770 (4)	—	—	1,042,360 (5)	—
Equity(6)	1,393,170	2,448,258	—	2,448,258	2,448,258
Benefits Continuation(7)	—	—	—	—	—
Executive Death Benefit(8)	—	1,252,950	—	—	—
Total	$3,152,152	$3,701,208	$—	$4,793,568	$2,448,258

(1)
The amounts in this column represent payments made in the event of the death of the executive either prior to, within two years or more than two years after a CiC, assuming a termination date of December 31, 2024. With respect to amounts shown in the AIP row, if the death of an executive occurred within two years of a CiC, this amount may change as it is the prorated amount of the executive’s target bonus in the year of termination.

(2)	Pursuant to the terms of the ESP, an executive who elects to retire after attaining age 62 is entitled to the benefits in this column (less any disability insurance proceeds).
(3)
Pursuant to the terms of our ESP, if severance payments are deemed to trigger the excise tax imposed by IRC Section 4999, the executive would receive the greater net after-tax benefit of either (i) receipt of full severance payments and executive pays the excise tax or (ii) a reduction to cash severance to the “safe harbor” level so as not to trigger the excise tax. In Mr. Herriott’s and Ms. Johnson’s cases, the reduction to cash severance to the “safe harbor” level results in the greater net after tax benefit. For Messrs. Fyrwald and Arora, payment of the excise tax would result in the greater benefit.

(4)
This amount represents (i) for Mr. Fyrwald, 2.0x of the target annual incentive under the AIP for 2024 and (ii) for Messrs. Herriott and Arora and Ms. Johnson, 1.5x the executive’s target annual incentive under the AIP for 2024. This amount does not take into account any actual AIP amounts paid for 2024, which are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

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Executive Compensation
(5)
This amount represents (i) for Mr. Fyrwald, 3.0x of the target annual incentive under the AIP for 2024 and (ii) for Messrs. Herriott and Arora and Ms. Johnson, 2.0x the executive’s target annual incentive under the AIP for 2024. This amount does not take into account any actual AIP amounts paid for 2024, which are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(6)
For termination due to involuntary termination not for cause or by the executive for good reason absent a CiC, this amount represents the value of equity that would continue to vest on a prorated basis. For termination due to death or disability more than two years prior to a CiC, the amounts in this row represent the aggregate value of equity that would immediately vest upon occurrence of the termination event. For termination events within two years after a CiC, the amounts in this row represent the aggregate equity value that would become immediately vested as a direct result of the CiC before the stated vesting date specified in the applicable equity award document. The calculation of these amounts does not discount the value of awards based on the portion of the vesting period elapsed at the date of the CiC.

Grant Type	Treatment
Mr. Fyrwald sign-on award RSUs	Full continued vesting
Mr. Fyrwald sign-on PSUs	Pro-rata accelerated vesting based on actual performance through termination date; 0% of target is used in above table based on performance through 12/31/24.
Mr. Arora sign-on award	Full accelerated vesting
Annual equity awards and all other sign-on awards	Pro-rata continued vesting

(7)
Amounts in this row are the costs to provide benefits continuation, including medical and dental. The amounts for medical and dental benefits are the COBRA costs for the covered period based on assumptions used for financial reporting purposes. Ms. Johnson did not participant in the IFF medical plans in 2024; therefore, there are no COBRA costs to report.

(8)
The amounts in this row are the amounts that would be payable under our Executive Death Benefit Plan upon the death of the NEO. Our Executive Death Benefit Plan provides participants, including each of the NEOs, with a pre-retirement death benefit equal to twice the participant’s annual base salary less $50,000 (the death benefit provided by our basic group term life insurance plan).

Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of our CEO, Mr. Fyrwald, in 2024.
We selected December 31, 2024 as the date for identifying the median employee. On that date, our employee population consisted of approximately 22,400 individuals working at our parent company and consolidated subsidiaries. Approximately 5,400 employees were located in the U.S. and 17,000 were located outside the U.S.
We identified our median employee by calculating the amount of base pay paid to all of our employees (other than the CEO). We did not include annual incentive compensation or equity-based awards for our employees. We did not make any cost of living adjustments, but did annualize the compensation of any employees hired during 2024.
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Executive Compensation
As permitted by the pay ratio rules, we excluded employees from India, totaling 1,095 employees (or approximately 4.9% of our global workforce). Based on this methodology, the median employee was a full-time, non-exempt employee in our South Brunswick, New Jersey location in the U.S. We calculated the 2024 total annual compensation of such employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K). Under this calculation, the median employee’s annual total compensation was $63,704.
Mr. Fyrwald’s 2024 annualized total compensation of $24,248,498 includes one-time sign-on awards, which he received upon his appointment in February 2024. These one-time sign-on awards are discussed in the Compensation Discussion & Analysis.
The ratio of annual total compensation of our CEO to our median employee for fiscal 2024 was 381 to 1. Excluding the CEO one-time sign-on awards and benefits provided for relocation, the ratio of our CEO to median employee for fiscal year 2024 would be 231 to 1.
IFF | 2025 PROXY STATEMENT	91

Executive Compensation
Pay versus Performance (“PvP”)
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last four completed calendar years. In determining the “Compensation Actually Paid” (“CAP”) to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table (“SCT”) in previous years, as the SEC’s valuation methods for this section differ from those required in the SCT. The PvP table below summarizes compensation values both previously reported in our SCT, as well as the adjusted values required in this section for the 2020, 2021, 2022, 2023 and 2024 calendar years. Note that for our NEOs other than our Chief Executive Officer (the “CEO”), compensation is reported as an average. The Human Capital & Compensation Committee does not utilize CAP as the basis for making compensation decisions, and it evaluates performance for purposes of incentive payouts using a more comprehensive set of metrics than required by the SEC for purposes of this disclosure.

Year	Summary Compensation Table Total for Mr. Fyrwald(1)($)	Summary Compensation Table Total for Mr. Clyburn(1)($)	Summary Compensation Table Total for Mr. Fibig(1)($)	Compensation Actually Paid to Mr. Fyrwald(1)($)	Compensation Actually Paid to Mr. Clyburn(1)($)	Compensation Actually Paid to Mr. Fibig(1)($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2024	24,154,267	5,080,283		25,111,718	339,713
2023		10,747,653			2,413,620
2022		19,271,654	11,800,037		15,327,178	8,911,848
2021			9,767,380			12,525,503
2020			7,731,147			4,403,472

Year	Average Summary Compensation Table Total for Non-CEO NEOs ($)(2)(3)(4)(5)	Average Compensation Actually Paid to Non-CEO NEOs ($)(2)(3)(4)(5)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) ($ in Millions)(7)	Currency Neutral Sales Growth (%)(8)
			Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(6)
(a)	(h)	(i)	(j)	(k)	(l)	(m)
2024	3,593,925	3,320,758	75	126	243	1.1%
2023	3,333,676	2,283,835	71	127	(2,567)	(1.4)%
2022	5,369,203	3,743,462	88	110	(1,871)	9.3%
2021	3,148,004	3,170,578	123	151	270	7.8%
2020	2,060,046	1,286,913	87	117	363	—%

(1)
Mr. Fyrwald joined as our CEO on February 6, 2024. Mr. Clyburn ceased serving as our CEO and as a director of the Board as of February 6, 2024 and departed the company on March 31, 2024. Mr. Clyburn joined as our CEO and as a director of the Board on February 14, 2022. Mr. Andreas Fibig ceased serving as our CEO and as a director and Chair of the Board as of February 14, 2022 and departed the company on March 14, 2022.

(2)	Non-CEO NEOs for 2024 were: Mr. Glenn Richter, Mr. Yuvraj Arora, Mr. Simon Herriott and Ms. Jennifer Johnson.
(3)	Non-CEO NEOs for 2023 were: Mr. Glenn Richter, Mr. Yuvraj Arora, Mr. Simon Herriott and Ms. Jennifer Johnson.
(4)
Non-CEO NEOs for 2022 were: Mr. Glenn Richter, Mr. Nicolas Mirzayantz (Former President, Nourish), Ms. Deborah Borg (EVP, Chief People & Culture Officer), Mr. Ralf Finzel (EVP, Global Operations Officer) and Mr. Francisco Fortanet (Former EVP, Global Operations Officer).

(5)
Non-CEO NEOs for 2021 were: Mr. Glenn Richter, Mr. Nicolas Mirzayantz, Mr. Francisco Fortanet, Dr. Susana Suarez Gonzalez (Former EVP, Chief Human Resources, Communication and DE&I Officer), Mr. Rustom Jilla (Former CFO), Ms. Kathy Fortmann (Former President, Nourish) and Ms. Anne Chwat (Former General Counsel).

92	IFF | 2025 PROXY STATEMENT

Executive Compensation
(6)	Non-CEO NEOs for 2020 were: Mr. Nicolas Mirzayantz, Mr. Rustom Jilla, Ms. Anne Chwat, Mr. Matthias Hanei (Former Division CEO, Taste) and Mr. Richard O’Leary (Former CFO).
(7)	The Peer Group used for this calculation was the S&P 500 Specialty Chemicals Index which is also reported on Form 10-K in the Performance Graph.
(8)
Net Income (Loss) reflected represents GAAP Net Income (Loss) as reported on Form 10-K in the Results of Operations Statement. The 2024 Net income of $243 million reflects a $64 million impairment of goodwill in the Pharma Solutions Disposal Group reporting unit. Excluding all one-time adjustments for 2024, the Adjusted Net Income was $307 million.

(9)
Currency Neutral Sales Growth is the company-selected performance measure, per the requirements of Item 402(v) of Regulation S-K and is discussed and reported in “Compensation Discussion and Analysis - 2024 Direct Compensation.”

Mr. Fyrwald’s Compensation
To determine the amounts in column (e) in the PvP table, the following amounts were deducted from and added to (as applicable) Mr. Fyrwald’s total compensation as reported in the SCT, in accordance with Item 402(v) of Regulation S-K.

Year	SCT Total for Mr. Fyrwald($)	SCT Reported Equity Award Value for Mr. Fyrwald($)	Equity Award Adjustments for Mr. Fyrwald($)(1)	SCT Reported Change in the Actuarial Present Value of Pension Benefits for Mr. Fyrwald($)	Pension Benefit Adjustments for Mr. Fyrwald($)	Compensation Actually Paid to Mr. Fyrwald($)
2024	24,154,267	(19,182,546)	20,139,997	—	—	25,111,718

(1)	Represents the year-over-year change in the fair value of equity awards to Mr. Fyrwald as summarized below:

Year	Year End Fair Value of Unvested Equity Awards Granted in the Year($)	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments($)
2024	20,139,997	—	—	—	—	—	20,139,997

In the table above, the unvested equity values are computed in accordance with the methodology used for financial reporting purposes, and for unvested awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the year.
IFF | 2025 PROXY STATEMENT	93

Executive Compensation
Mr. Clyburn’s Compensation
To determine the amounts in column (f) in the PvP table, the following amounts were deducted from and added to (as applicable) Mr. Clyburn’s total compensation as reported in the SCT, in accordance with Item 402(v) of Regulation S-K.

Year	SCT Total for Mr. Clyburn($)	SCT Reported Equity Award Value for Mr. Clyburn($)	Equity Award Adjustments for Mr. Clyburn($)(1)	SCT Reported Change in the Actuarial Present Value of Pension Benefits for Mr. Clyburn($)	Pension Benefit Adjustments for Mr. Clyburn($)	Compensation Actually Paid to Mr. Clyburn($)
2024	5,080,283	(102,461)	(4,638,109)	—	—	339,713
2023	10,747,653	(8,249,977)	(84,056)	—	—	2,413,620
2022	19,271,654	(16,511,105)	12,566,629	—	—	15,327,178

(1)	Represents the year-over-year change in the fair value of equity awards to Mr. Clyburn as summarized below:

Year	Year End Fair Value of Unvested Equity Awards Granted in the Year($)	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments($)
2024	—	(243,404)	—	(811,269)	(3,583,436)	—	(4,638,109)
2023	5,726,355	(4,755,629)	—	(51,800)	(1,002,982)	—	(84,056)
2022	12,566,629	—	—	—	—	—	12,566,629

In the table above, the unvested equity values are computed in accordance with the methodology used for financial reporting purposes, and for unvested awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the year.
Mr. Fibig’s Compensation
To determine the amounts in column (g) in the PvP table, the following amounts were deducted from and added to (as applicable) Mr. Fibig’s total compensation as reported in the SCT, in accordance with Item 402(v) of Regulation S-K.

Year	SCT Total for Mr. Fibig($)	SCT Reported Equity Award Value for Mr. Fibig($)	Equity Award Adjustments for Mr. Fibig($)(1)	SCT Reported Change in the Actuarial Present Value of Pension Benefits for Mr. Fibig($)	Pension Benefit Adjustments for Mr. Fibig($)	Compensation Actually Paid to Mr. Fibig($)
2024	—	—	—	—	—	—
2023	—	—	—	—	—	—
2022	11,800,037	—	(2,888,189)	—	—	8,911,848
2021	9,767,380	(5,723,445)	8,481,568	—	—	12,525,503
2020	7,731,147	(5,031,869)	1,704,194	—	—	4,403,472

94	IFF | 2025 PROXY STATEMENT

Executive Compensation
(1)	Represents the year-over-year change in the fair value of equity awards to Mr. Fibig as summarized below:

Year	Year End Fair Value of Unvested Equity Awards Granted in the Year($)	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments($)
2024	—	—	—	—	—	—	—
2023	—	—	—	—	—	—	—
2022	—	—	—	(2,888,189)	—	—	(2,888,189)
2021	5,856,147	2,598,655	320,729	642,604	(1,132,404)	195,837	8,481,568
2020	3,862,811	(1,093,545)	—	(471,361)	(771,141)	177,430	1,704,194

In the table above, the unvested equity values are computed in accordance with the methodology used for financial reporting purposes, and for unvested awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the year.
Average Non-CEO NEO Compensation
To determine the amounts in column (i) in the PvP table, the following amounts were deducted from and added to (as applicable) our Non-CEO NEO’s average total compensation as reported in the SCT, in accordance with Item 402(v) of Regulation S-K.

Year	Average SCT Total for Non-CEO NEOs($)	Average SCT Reported Equity Award Value for Non-CEO NEOs($)	Average Equity Award Adjustments for Non-CEO NEOs ($)(1)	SCT Reported Average Change in the Actuarial Present Value of Pension Benefits for Non-CEO NEOs($)	Average Pension Benefit Adjustments for Non-CEO NEOs($)(2)	Average Compensation Actually Paid to Non-CEO NEOs($)
2024	3,593,925	(1,675,005)	1,401,837	—	—	3,320,758
2023	3,333,676	(2,199,978)	1,150,137	—	—	2,283,835
2022	5,369,203	(3,085,500)	1,459,759	—	—	3,743,462
2021	3,148,004	(1,514,851)	1,539,657	(2,232)	—	3,170,578
2020	2,060,046	(1,056,088)	349,261	(66,306)	—	1,286,913

(1)	Represents the average of the year-over-year change in the fair value of equity awards to our Non-CEO NEO’s as summarized below.
(2)	There is no service cost or prior service cost adjustment for pension benefits as the pension plan benefits applicable to NEOs were frozen for additional accruals as of December 31, 2007.
IFF | 2025 PROXY STATEMENT	95

Executive Compensation

Year	Year End Fair Value of Unvested Equity Awards Granted in the Year($)	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments($)
2024	1,515,496	(163,396)	—	108,657	(61,319)	2,399	1,401,837
2023	1,776,137	(396,888)	—	(120,477)	(114,628)	5,993	1,150,137
2022	2,192,872	(220,228)	91,429	(337,314)	(282,833)	15,833	1,459,759
2021	1,199,240	198,103	64,492	199,759	(137,688)	15,752	1,539,657
2020	733,010	(154,763)	—	(150,632)	(110,451)	32,097	349,261

In the table above, the unvested equity values are computed in accordance with the methodology used for financial reporting purposes, and for unvested awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the year.
Company-Selected Measure and Other Financial Performance Measures
The following financial performance measures are used to link compensation actually paid to NEOs for the most recently completed fiscal years to company performance.

Measure	Description
Company-Selected Measure	Currency Neutral Sales Growth
Measure 2	EBITDA
Measure 3	Relative TSR
Measure 4	ROIC Improvement

Relationship of Compensation Actually Paid to Performance Measures
The following charts describe the relationship of Compensation Actually Paid to the performance measures listed in the PvP Tables above.
96	IFF | 2025 PROXY STATEMENT

Executive Compensation
Compensation Actually Paid (“CAP”) vs. IFF 5-year Cumulative TSR vs. Peer Group 5-year Cumulative TSR

Compensation Actually Paid (“CAP”) vs. Net-Income vs. Adjusted Net-Income

Adjusted Net Income is included in the chart above as supplemental information as it excludes one-time events that have low correlation to compensation actually paid. For 2024, the primary driver of the difference in adjusted net income and net income of $243 million is driven by a $64 million impairment of goodwill in the Pharma Solutions Disposal Group reflected in the adjusted net income for 2024.
IFF | 2025 PROXY STATEMENT	97

Executive Compensation
Compensation Actually Paid (CAP) vs. Company Selected Measure (CSM): Currency Neutral Sales Growth

98	IFF | 2025 PROXY STATEMENT

Information About The Meeting
What am I voting on?
At the 2025 Annual Meeting you will be asked to vote on the following proposals. Our Board recommendation for each of these proposals is set forth below.

Proposal		Board Recommendation
1.	To elect 10 members of the Board of Directors, each to hold office for a one-year term expiring at the 2026 Annual Meeting of Shareholders.	FOR each Director Nominee
2.	To ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the 2025 fiscal year.	FOR
3.	To approve, on an advisory basis, the compensation of our named executive officers in 2024, which we refer to as “Say on Pay.”	FOR

We also will consider other business that properly comes before the meeting in accordance with New York law and our By-Laws.
Who can vote?
Holders of our common stock at the close of business on March 7, 2025, are entitled to vote their shares at the 2025 Annual Meeting. As of March 7, 2025, there were 255,735,006 shares of common stock issued, outstanding and entitled to vote. Each share of common stock issued and outstanding is entitled to one vote.
What constitutes a quorum, and why is a quorum required?
We are required to have a quorum of shareholders present to conduct business at the meeting. The presence at the meeting, online or by proxy, of the holders of a majority of the 255,735,006 shares entitled to vote on the record date (127,867,503 shares) will constitute a quorum, permitting us to conduct the business of the meeting. Abstentions and withhold votes are counted as present for purposes of determining a quorum. Shares of common stock for which we have received executed proxies will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal.
What is the difference between a “shareholder of record” and a “street name” holder / “beneficial owner”?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a “shareholder of record” or a “registered shareholder” of those shares. In this case, your Notice of Internet Availability of Proxy Materials (“Notice”) has been sent to you directly by us.
If your shares are held in a stock brokerage account or by a bank, trust or other nominee or custodian (each, a “Broker”), including shares you may own as a participant in one of our 401(k) plans, you are considered the “beneficial owner” of those shares, which are held in “street name.” A Notice has been forwarded to you by or on behalf of your Broker, who is considered the shareholder of record of those shares. As the beneficial owner (or street name holder), you have the right to direct your Broker how to vote your shares by following the instructions for voting set forth in the Notice.
IFF | 2025 PROXY STATEMENT	99

Information About The Meeting
How do I vote?
If you are a shareholder of record, you may vote:
•	via the Internet;
•	by phone;
•	by mail; or
•	during the 2025 Annual Meeting by visiting www.virtualshareholdermeeting.com/IFF2025.
Detailed instructions for Internet and phone voting are set forth in the proxy card and the Notice.
If your shares are held in one of our 401(k) plans, your proxy will serve as a voting instruction for the trustee of the 401(k) plan, who will vote your shares as you instruct. To allow sufficient time for the trustee to vote, your voting instructions must be received by 11:59 P.M. Eastern Time on April 30, 2025. If the trustee does not receive your instructions by that date, the trustee will vote the shares you hold through the 401(k) plan in the same proportion as those shares in the 401(k) plan for which voting instructions were received.
If you are a beneficial owner/street name holder, you must follow the voting procedures of your Broker.
What are the requirements to elect the director nominees and to approve each of the proposals in this proxy statement?

Management Proposals		Vote Required
1.	Election of Directors	Majority of Votes Cast
2.	Ratification of Independent Registered Public Accounting Firm	Majority of Votes Cast
3.	Say on Pay	Majority of Votes Cast

Management Proposals
Proposal 1
Under our By-Laws, in an uncontested election of directors, as the one we have this year, a majority of votes cast is required in order for a director to be elected, which means that a nominee must receive a greater number of votes “FOR” his or her election than votes “AGAINST” in order to be elected. Abstentions are not counted as votes “FOR” or “AGAINST” a director nominee.
Proposal 2
The votes cast “FOR” must exceed the votes cast “AGAINST” the ratification of PwC as our independent registered public accounting firm for the 2025 fiscal year. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal and will have no effect on the outcome of this proposal.
Proposal 3
Proposal 3 is an advisory vote. This means that while we ask shareholders to approve a resolution regarding Say on Pay, it is not an action that requires shareholder approval. If a majority of votes are cast “FOR” the Say on Pay proposal, we will consider the proposal to be approved. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal and will have no effect on the outcome of this proposal.
100	IFF | 2025 PROXY STATEMENT

Information About The Meeting
What if I am a beneficial owner and I do not give the nominee voting instructions?
If you are a beneficial owner (i.e., your shares are held in “street name”), the Broker is bound by the rules of the NYSE regarding whether or not it can exercise discretionary voting power for any particular proposal if the Broker has not received voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. A broker non-vote occurs when a Broker returns a proxy but does not vote on a particular proposal because the Broker does not have discretionary authority to vote on the proposal and has not received specific voting instructions for the proposal from the beneficial owner of the shares. Broker non-votes are considered to be present at the meeting for purposes of determining the presence of a quorum but are not counted as votes cast.
The table below sets forth, for each proposal on the ballot, whether a Broker can exercise discretion and vote your shares absent your instructions and, if not, the impact of such broker non-vote on the approval of the proposal.

Proposal		Can Brokers Vote Absent Instructions?	Impact of Broker Non-Vote
1.	Election of Directors	No	None
2.	Ratification of Independent Registered Public Accounting Firm	Yes	Counted
3.	Say on Pay	No	None

What if I sign and return my proxy without making any selections?
If you sign and return your proxy card without making any selections, your shares will be voted “FOR” each of the director nominees and “FOR” Proposals 2 and 3. If other matters properly come before the meeting, the proxy holders will have the authority to vote on those matters for you at their discretion. If your shares are held in “street name”, see the question above on how to vote your shares.
How do I change my vote?
If you are a shareholder of record, you may revoke your proxy by giving written notice of revocation to our Corporate Secretary before the 2025 Annual Meeting, by delivering a later-dated proxy (either by mail, phone or over the Internet), or by voting online at the 2025 Annual Meeting.
If your shares are a beneficial owner (i.e., your shares are held in “street name”), you may change your vote by following your Broker’s procedures for revoking or changing your proxy.
What shares are covered by my proxy card?
Your proxy card reflects all shares owned by you at the close of business on March 7, 2025. For participants in our 401(k) plans, shares held in your account as of that date are included in your proxy.
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, it means that you hold shares in more than one account. To ensure that all of your shares are voted, you should sign and return each proxy card. Alternatively, if you vote by phone or via the Internet, you will need to vote separately for each proxy card or voting instruction form you receive.
Who can attend the 2025 Annual Meeting?
Only shareholders and our invited guests are permitted to attend the 2025 Annual Meeting.
IFF | 2025 PROXY STATEMENT	101

Information About The Meeting
Even if you plan to attend the 2025 Annual Meeting, we strongly urge you to vote in advance by proxy by voting via the Internet or by phone by following the instructions provided on the enclosed proxy card or by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided. TO FACILITATE THE TIMELY RECEIPT OF YOUR PROXY, WE ENCOURAGE YOU TO VOTE BY INTERNET OR PHONE TODAY.
To gain admittance to our virtual 2025 Annual Meeting, please visit www.virtualshareholdermeeting.com/IFF2025 and enter the 16 digit Control Number that we have provided to you.
What do I need to do to attend the virtual 2025 Annual Meeting?
A summary of the information you need to attend the virtual 2025 Annual Meeting is provided below:
•	Any Shareholder can attend the 2025 Annual Meeting.
•	We encourage you to access the 2025 Annual Meeting online 15 minutes prior to its start time.
•	Shareholders may vote electronically and submit questions online while attending the 2025 Annual Meeting.
•	You will need the 16 digit Control Number that we have provided to you in order to join the virtual 2025 Annual Meeting.
•	Instructions on how to attend and participate in the virtual 2025 Annual Meeting, including how to demonstrate proof of stock ownership, are available at www.virtualshareholdermeeting.com/IFF2025.
•	The Rules of Conduct, proxy materials and shareholder list will be available on the meeting site.
Why a virtual meeting?
We have decided to hold the 2025 Annual Meeting entirely virtually as permitted under New York State law, conducted via a live audio-only webcast, in order to provide expanded access, improved communication and cost savings for our shareholders. We believe that hosting a virtual meeting will enable greater shareholder attendance and participation from any location around the world.
What if I have technical difficulties or trouble accessing the virtual 2025 Annual Meeting website?
We will have technicians ready to assist you with any technical difficulties you may have in accessing the virtual 2025 Annual Meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page.
If I plan to attend the 2025 Annual Meeting, should I still vote by proxy?
Yes. Casting your vote in advance does not affect your right to attend the 2025 Annual Meeting. If you send in your proxy card and also attend the meeting (by visiting www.virtualshareholdermeeting.com/IFF2025), you do not need to vote again at the meeting unless you want to change your vote. Online ballots will be available at the virtual 2025 Annual Meeting at www.virtualshareholdermeeting.com/IFF2025 for shareholders of record.
102	IFF | 2025 PROXY STATEMENT

Other Matters
Proxy Solicitation Costs
We will pay the entire cost of soliciting proxies by the Company. In addition to solicitation by mail, proxies may be solicited on our behalf by directors, officers or employees in person, by phone, by facsimile or by electronic mail. We have retained Innisfree M&A Incorporated to assist in proxy solicitation for $25,000 plus expenses. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending proxy materials to the beneficial owners of our common stock.
Shareholder Proposals for the 2026 Annual Meeting
On December 13, 2022, the Board approved and adopted new Amended and Restated By-Laws to, among other things, align our By-Laws with the universal proxy rules adopted by the SEC.
In order for a shareholder proposal under Rule 14a-8 to be considered for inclusion in our proxy materials for next year’s annual meeting of shareholders, the Secretary of our Company must receive the written proposal no later than November 18, 2025. The proposal must meet the requirements under Rule 14a-8 to be valid.
Under Article I, Section 3 of our By-Laws, in order for a shareholder to submit a proposal or to nominate any director at next year’s annual meeting of shareholders, the shareholder must give written notice to the Secretary of our Company not less than 90 days nor more than 120 days prior to the anniversary date of this year’s annual meeting of shareholders provided next year’s annual meeting is called for on a date that is within 30 days before or after such anniversary date. Assuming that next year’s annual meeting is held on schedule, we must receive written notice between January 1, 2026 and January 31, 2026 of an intention to introduce a nomination or other item of business at that meeting that meets all of the requirements contained in our By-Laws.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than IFF nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and as described under Article I, Section 3 and 4 of our By-Laws between January 1, 2026 and January 31, 2026.
As of the date of this proxy statement, we do not know of any matters to be presented at the 2025 Annual Meeting other than those described in this proxy statement. If any other matters should properly come before the meeting, proxies in the enclosed form will be voted on those matters in accordance with the judgment of the person or persons voting the proxies, unless otherwise specified.
Shareholder Communications
Shareholders and other parties interested in communicating directly with the non-executive Chair, the non-management directors as a group or all directors as a group may do so by writing to the non-executive Chair or the non-management directors or the Board, in each case, c/o Corporate Secretary, International Flavors & Fragrances Inc., 521 West 57th Street, New York, NY 10019. All communications should include the name, address, phone number and email address (if any) of the person submitting the communication and indicate whether the person is a shareholder of our Company.
The Board has approved a process for handling correspondence received by our Company on behalf of the non-executive Chair, the non-management directors as a group or all directors as a group. Under that process, the General Counsel reviews all such correspondence and forwards to the appropriate Board
IFF | 2025 PROXY STATEMENT	103

Other Matters
member, correspondence that is relevant to (i) the functions of the Board or committees thereof or (ii) other significant matters involving our Company. The General Counsel may screen frivolous or unlawful communications and commercial advertisements.
Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal auditor and handled in accordance with procedures established by the Audit Committee with respect to such matters.
Electronic Delivery
This year we again have elected to take advantage of the SEC's rule that allows us to furnish proxy materials to you online. We believe electronic delivery will expedite shareholders' receipt of materials, while lowering costs and reducing the environmental impact of our 2025 Annual Meeting by reducing printing and mailing of full sets of materials. We mailed the Notice containing instructions on how to access our proxy statement and annual report online on or about March 19, 2025. If you would like to receive a paper copy of the proxy materials, the Notice contains instructions on how to receive a paper copy.
Householding
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our proxy materials, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the proxy materials for your household, please contact Broadridge Financial Solutions, by calling 1-800-542-1061, or by forwarding a written request addressed to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.
If you participate in householding and wish to receive a separate copy of the proxy materials, or if you do not wish to participate in householding and prefer to receive separate copies of the proxy materials in the future, please contact Broadridge Financial Solutions as indicated above. Beneficial shareholders can request information about householding from their nominee.
Available Information
We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2024 Annual Report on Form 10-K filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the Investor—Financials & Filings—SEC Filings link on our website, www.iff.com. A request for a copy of such report should be directed to International Flavors & Fragrances Inc., 521 West 57th Street, New York, NY 10019, Attention: Investor Relations. A copy of any exhibit to the Form 10-K for the year ended December 31, 2024 will be forwarded following receipt of a written request to Investor Relations.
104	IFF | 2025 PROXY STATEMENT

Exhibit A — GAAP to Non-GAAP Reconciliations
This proxy statement includes certain non-GAAP financial measures, including: (1) adjusted operating EBITDA and adjusted diluted EPS, which exclude depreciation & amortization, interest expense, other expense, net, restructuring and other charges, impairment of goodwill, acquisition, divestiture and integration related costs, strategic initiatives costs, regulatory costs and other costs that are not related to recurring operations and (2) adjusted EPS ex amortization, which excludes items impacting comparability and the amortization of acquisition related intangible assets. These non-GAAP measures are intended to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP.

DOLLARS IN MILLIONS	Year Ended December 31, 2024
Income Before Taxes (GAAP)	$278
Depreciation & Amortization	1,015
Interest Expense	305
Other Expense, net	182
Restructuring and Other Charges (a)	29
Impairment of Goodwill (b)	64
(Gains) losses on business disposals (d)	(346)
Loss on Assets Classified as Held for Sale (e)	347
Acquisition, Divestiture and Integration Costs (c)	228
Strategic Initiatives Costs (g)	33
Regulatory Costs (h)	73
Other (i)	(3)
Adjusted Operating EBITDA (Non-GAAP)	$2,205

IFF | 2025 PROXY STATEMENT	105

Exhibit A– GAAP to Non-GAAP Reconciliations

	Year Ended December 31, 2024
DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS	Income before taxes	Provision for income taxes (j)	Net (loss) income attributable to IFF (k)	Diluted EPS
Adjusted Net Income/Diluted EPS
Reported (GAAP)	$278	$31	$243	$0.95
Restructuring and Other Charges (a)	29	7	22	0.09
Impairment of Goodwill (b)	64	—	64	0.25
Acquisition, Divestiture and Integration Costs (c)	225	30	195	0.76
Gains on Business Disposals (d)	(346)	(24)	(322)	(1.26)
Loss on Assets Classified as Held for Sale (e)	347	71	276	1.08
Pension Settlement Losses (f)	129	45	84	0.33
Strategic Initiatives Costs (g)	33	8	25	0.10
Regulatory Costs (h)	73	13	60	0.23
Other (i)	(3)	(2)	(1)	—
Adjusted (Non-GAAP)	$ 829	$179	$ 646	$2.53

DOLLARS AND SHARE AMOUNTS IN MILLIONS	Year Ended December 31, 2024
Numerator
Adjusted (Non-GAAP) Net Income	$646
Amortization of Acquisition related Intangible Assets	610
Tax Impact on Amortization of Acquisition related Intangible Assets (j)	150
Amortization of Acquisition related Intangible Assets, net of tax (l)	460
Adjusted (Non-GAAP) Net Income ex. Amortization	$1,106
Denominator
Weighted average shares assuming dilution (diluted)	256
Adjusted (Non-GAAP) EPS ex. Amortization	$4.31

(a)	Represents costs primarily related to the IFF Productivity Program.
(b)	Represents costs related to the impairment of goodwill related to the Pharma Solutions disposal group.
(c)
Primarily represents costs related to the Company’s actual and planned acquisitions and divestitures and integration related activities primarily for N&B. These costs primarily consisted of external consulting fees, professional and legal fees and salaries of individuals who are fully dedicated to such efforts. Business divestiture and integration costs were approximately $220 million and $5 million, respectively.

(d)	Represents gains recognized as part of the sale of the Cosmetic Ingredients business and losses recognized as part of the sale of the F&E UK business.
(e)	Represents the losses recognized on assets classified as held for sale of the Pharma Solutions disposal group and portion of the Savory Solutions business in Turkey.
(f)	Represents a settlement loss of $130 million that was recognized upon termination of the International Flavors & Fragrances Inc. Pension Plan.
(g)
Represents costs related to the Company’s strategic assessment and business portfolio optimization efforts and reorganizing the Global Shared Services Centers, primarily consulting fees. Also includes strategic initiatives related to the Company’s business unit re-organization efforts.

106	IFF | 2025 PROXY STATEMENT

Exhibit A– GAAP to Non-GAAP Reconciliations
(h)	Represents costs primarily related to legal fees incurred for the ongoing investigations of the fragrance businesses.
(i)	Represents costs related to the Company’s entity realignment project to optimize the structure of holding companies, primarily consulting fees, and gains from sale of assets.
(j)
The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.

(k)	Reported net income is decreased by income attributable to non-controlling interest of $4 million and adjusted net income is decreased by income attributable to non-controlling interest of $4 million.
(l)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.
IFF | 2025 PROXY STATEMENT	107

International Flavors & Fragrances Inc.

Global Headquarters
521 West 57th Street | New York, NY 10019 | 212.765.5500
www.iff.com

MIX
Paper from responsible sources
FSC® C132107
www.fsc.org

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.ProxyVote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 30, 2025. Have your proxy card in hand when you access the website and follow the instructions.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IFF2025**

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone phone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 30, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes submitted through the mail must be received prior to May 1, 2025.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V63730-P22155 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

The Board of Directors recommends you vote "FOR" all listed nominees and "FOR" Proposals 2 and 3.

Nominees:	For	Against	Abstain
1a. Kathryn J. Boor	☐	☐	☐
1b. Mark J. Costa	☐	☐	☐
1c. John F. Ferraro	☐	☐	☐
1d. J. Erik Fyrwald	☐	☐	☐
1e. Vincent J. Intrieri	☐	☐	☐
1f. Cynthia T. Jamison	☐	☐	☐
1g. Mehmood Khan	☐	☐	☐
1h. Kevin O'Byrne	☐	☐	☐
1i. Margarita Paláu-Hernández	☐	☐	☐
1j. Dawn C. Willoughby	☐	☐	☐

NOTE: Proxies, when properly executed, will be voted as directed, or if no direction is given, will be voted as the Board of Directors recommends. The proxies will vote in their discretion upon any and all other matters which may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as joint tenants, all parties in the joint tenancy must sign. If signer is a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V63731-P22155

INTERNATIONAL FLAVORS & FRAGRANCES INC.

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS MAY 1, 2025

The undersigned hereby appoint(s) each of Mr. J. Erik Fyrwald, Mr. Michael DeVeau and Ms. Jennifer Johnson as the attorney and proxy of the undersigned, each acting singly, with full power of substitution, to vote the number of shares of stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of International Flavors & Fragrances Inc. to be held via live webcast at www.virtualshareholdermeeting.com/IFF2025 on Thursday, May 1, 2025 at 10:00 A.M. Eastern Time, and any adjournment(s) or postponement(s) thereof (the "Meeting").

IF YOU ARE A SHAREHOLDER OF RECORD, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR, "FOR" PROPOSALS 2 AND 3, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. VOTING INSTRUCTIONS MUST BE RECEIVED BY 11:59 P.M. EASTERN TIME ON APRIL 30, 2025.

If you are a participant in the International Flavors & Fragrances Inc. Retirement Investment Fund Plans (the "401(k) Plans"), this proxy covers all shares for which the undersigned has the right to give voting instructions to the trustee of the 401(k) Plans. This proxy, when properly executed, will be voted as directed by the undersigned on the reverse side. Shares in the 401(k) Plans for which voting instructions are not received by 11:59 P.M. Eastern Time on April 30, 2025,or if no choice is specified, will be voted by the trustee in the same proportion as the shares for which voting instructions are received from other participants in the applicable 401(k) Plan.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE